                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (RULE 14C-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Check the appropriate box:

     [X] Preliminary information statement  [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14c-5(d)(2))

     [ ] Definitive information statement
                           BEST UNIVERSAL LOCK CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

     [ ] No fee required.
     [X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:

         Series A Common Stock, no par value per share
         Series B Common Stock, no par value per share
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies: 86,469 shares of Series A Common Stock and 300,000 shares of Series B Common Stock
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee calculation assumes the purchase of 58,396 shares of Series A Common Stock at $120.69, the purchase of 28,073 shares of Series A Common Stock with an average bid and ask price of $37 per share (as of November 28, 1997) in exchange for new common stock of the surviving corporation, and the pruchase of 300,000 shares of Series B Common Stock with a book value of $103.25 per share (as of September 30, 1997) in exchange for new common stock of the surviving corporation.

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction: $ 39,061,514.24*
--------------------------------------------------------------------------------
     *   For purposes of calculating the filing fee only.
     (5) Total fee paid: $ 7,812.30
--------------------------------------------------------------------------------
     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------
     (3) Filing party:
--------------------------------------------------------------------------------
     (4) Date filed:
--------------------------------------------------------------------------------

                              FRANK E. BEST, INC.
                            BEST UNIVERSAL LOCK CO.
                             BEST LOCK CORPORATION
                             8900 KEYSTONE CROSSING
                          INDIANAPOLIS, INDIANA 46240

                               December   , 1997

     The attached Information Statement, Notice of Action Taken Without a Meeting and Notice of Appraisal Rights (collectively, the "Information Statement") is being furnished to holders of common stock of each of Frank E. Best, Inc. ("FEB"), Best Universal Lock Co. ("BUL") and Best Lock Corporation ("BLC") in connection with the proposed mergers (the "Mergers") of Webco One, Inc. ("W1") with and into FEB, Webco Two, Inc. ("W2") with and into BUL and Webco Three, Inc. ("W3") with and into BLC, pursuant to an Agreement and Plan of Merger, dated as of December 1, 1997, by and among FEB, BUL, BLC, W1, W2, W3 and Walter E. Best Company, Inc. ("Webco"), a copy of which is attached as Annex A to the Information Statement (the "Merger Agreement"). FEB, BUL and BLC are collectively referred to as the "Companies" and individually as a "Company." W1, W2 and W3 are wholly owned subsidiaries of Webco. Russell C. Best, president, chief executive officer and a director of each of FEB, BUL and BLC, owns all of the outstanding voting shares of Webco. Mr. Best, directly or indirectly, controls approximately 56%, 84% and 81% of the outstanding shares of the common stock entitled to vote of FEB, BUL and BLC, respectively. As a result of the Mergers, the Companies will be wholly owned, directly and indirectly, by Mr. Best and Webco.

     Pursuant to the Merger Agreement, each outstanding share of common stock of each of the Companies, other than shares of common stock as to which dissenters' rights of appraisal are duly asserted and perfected under Delaware law, will be converted as follows: (i) each share of FEB common stock, $1.00 par value, will be converted into the right to receive one-one hundred fifteen thousand eight hundred and ninth (1/115,809) of a fully paid and nonassessable share of FEB common stock, $.01 par value, (ii) each share of BUL Series A common stock, no par value, will be converted into the right to receive one-twenty-seven thousand two hundred seventy-second (1/27,272) of a fully paid and nonassessable share of BUL common stock, $.01 par value, (iii) each share of BUL Series B common stock, no par value, will be converted into the right to receive one-twenty-seven thousand eight hundred sixty-fifth (1/27,865) of a fully paid and nonassessable share of BUL common stock, $.01 par value, and (iv) each share of BLC common stock, no par value, will be converted into the right to receive one-fifteen thousand nine hundred twenty-sixth (1/15,926) of a share of BLC common stock, $.01 par value.

     HOWEVER, THE COMPANIES DO NOT ANTICIPATE THAT ANY STOCKHOLDER OTHER THAN MR. BEST, WEBCO AND THE COMPANIES WILL, PURSUANT TO THE MERGERS, BE ENTITLED TO RECEIVE A WHOLE SHARE OF ANY COMMON STOCK OF ANY OF THE SURVIVING CORPORATIONS. NO FRACTIONAL SHARES WILL BE ISSUED, BUT STOCKHOLDERS (OTHER THAN WEBCO AND THE COMPANIES) ENTITLED TO A FRACTIONAL SHARE WILL RECEIVE A CASH PAYMENT IN LIEU THEREOF. THEREFORE, PURSUANT TO THE MERGERS, EACH STOCKHOLDER OF THE COMPANIES AS OF THE EFFECTIVE TIME OF THE MERGERS, OTHER THAN WEBCO AND THE COMPANIES, WILL BE ENTITLED TO RECEIVE THE FOLLOWING APPLICABLE CASH AMOUNT IN FULL PAYMENT FOR, AND IN CANCELLATION OF, THE STOCKHOLDER'S RESPECTIVE SHARES OF COMMON STOCK OF THE RESPECTIVE COMPANIES:

     (i)   $53.55 per share for each share of FEB common stock, $1.00 par value;

     (ii) $120.69 per share for each share of BUL Series A common stock, no par value;

     (iii) $118.12 per share for each share of BUL Series B common stock, no par value; and

     (iv) $525.43 per share for each share of BLC common stock, no par value.

     The Boards of Directors of each of FEB, BUL and BLC (collectively, the "Boards") have unanimously determined that the Merger Agreement and the Mergers are fair to the respective stockholders of each of FEB, BUL and BLC. In arriving at their recommendations, the Boards, assisted by Piper Jaffray Inc. ("Piper Jaffray"), financial advisors to each of the Companies, considered a number of factors described in the Information Statement, including, among other things, the opinions of Piper Jaffray that the cash consideration to be received pursuant to the Mergers by the stockholders of each of the Companies (other than the Affiliated Stockholders (as defined in the Information Statement)), in the amounts set forth above, is fair to such stockholders from a financial point of view. The full text of such opinions, which, in addition to the opinions expressed, set forth generally, among other things, the procedures followed, the assumptions made, matters considered and limitations on review undertaken in connection with such opinions, are attached as Annex B to the Information Statement. Stockholders are urged to read the opinions in their entirety.

     NOTICE TO PARTICIPANTS IN THE BEST LOCK CORPORATION STOCK BONUS PLAN:
Participants in the Best Lock Corporation Stock Bonus Plan will be provided certain rights in connection with the Mergers with respect to their Stock Bonus Plan accounts. If you are a participant in the Stock Bonus Plan, we refer you to the section in the Information Statement entitled "SPECIAL FACTORS -- Stock Bonus Plan Participants" for more information as to these rights.

     The Companies are not seeking the consent, authorization or proxy of their respective stockholders to approve the Mergers because the Mergers have been approved by the requisite number of stockholders entitled to vote thereon by written consent without a meeting in accordance with the provisions of Section 228 of the Delaware General Corporation Law (the "DGCL").

     The Information Statement constitutes the notice of action taken without a meeting required by Section 228(d) of the DGCL and notice of entitlement to appraisal rights required by Section 262(d) of the DGCL.

     The Mergers will become effective when certificates of merger are filed with the Secretary of the State of Delaware or such later time as is agreed by the parties and specified in such certificates (the "Effective Time"). The Companies and Webco currently anticipate that the Effective Time for the Mergers
will occur on or about                     , 1997. No further notice of the
occurrence of the Effective Time will be given until after the Effective Time.

WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT AND YOU ARE REQUESTED NOT TO SEND TO US A PROXY OR WRITTEN CONSENT.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE DO NOT SEND TO US YOUR STOCK CERTIFICATES AT THIS TIME. ONCE THE MERGERS BECOME EFFECTIVE, YOU WILL BE ADVISED OF THE PROCEDURE FOR SURRENDERING YOUR CERTIFICATES FOR THE MERGER CONSIDERATION.

                                          Sincerely,

                                          /s/ RUSSELL C. BEST

                                          Russell C. Best,
                                          Chief Executive Officer and President
                                          Frank E. Best, Inc.
                                          Best Universal Lock Co.
                                          Best Lock Corporation

                              FRANK E. BEST, INC.
                            BEST UNIVERSAL LOCK CO.
                             BEST LOCK CORPORATION
                             8900 KEYSTONE CROSSING
                          INDIANAPOLIS, INDIANA 46240

                             INFORMATION STATEMENT,
                    NOTICE OF ACTION TAKEN WITHOUT A MEETING
                                      AND
                           NOTICE OF APPRAISAL RIGHTS

                               TABLE OF CONTENTS

INTRODUCTION................................................    1
AVAILABLE INFORMATION.......................................    3
SUMMARY.....................................................    4
  The Companies, Webco and the Merger Subs..................    4
     Frank E. Best, Inc.....................................    4
     Best Universal Lock Co.................................    4
     Best Lock Corporation..................................    4
     Webco and the Merger Subs..............................    4
  The Mergers...............................................    5
     General................................................    5
     Effective Time.........................................    5
     Conditions to Consummation of the Mergers..............    6
     Background of the Mergers..............................    6
     Financial Advisor; Determination of Values; Fairness
      Opinions..............................................    6
     Determinations of the Boards; Fairness of the
      Mergers...............................................    7
     Potential Conflicts of Interest........................    7
     Purpose and Structure of the Mergers...................    7
     Plans for the Companies After the Mergers..............    7
     Interests of Certain Persons in the Mergers............    7
     Federal Income Tax Consequences........................    7
  Source and Amount of Funds................................    8
  Stockholders Rights of Appraisal..........................    8
  Market Prices and Dividends...............................    8
SPECIAL FACTORS.............................................   12
  Background of the Mergers.................................   12
  Financial Advisor; Determination of Values; Fairness
     Opinions...............................................   13
     Comparable Public Company Analysis.....................   15
     Comparable Acquisitions Transactions Analysis..........   15
     Discounted Cash Flow Analyses of BLC...................   16
     Deemed Sale Model......................................   16
     Long-Term Dividend Model...............................   16
     Historical Stock Price Analyses........................   17
     Premiums in Selected Minority Interest Transactions....   17
     Other Factors..........................................   17
     Compensation...........................................   18
  Determinations of the Boards; Fairness of the Mergers.....   18
     Reasons for the Boards' Determination..................   18
  Purpose and Structure of the Mergers......................   20
  Certain Effects of the Mergers............................   20
     FEB, BUL, BLC and Webco................................   20
     Stockholders...........................................   21
  Plans for the Companies after the Mergers.................   21
  Interests of Certain Persons in the Mergers...............   21
     General................................................   21
     Employment Agreements..................................   22
     Indemnification........................................   22
  Stock Bonus Plan Participants.............................   22
  Certain Federal Income Tax Consequences to Stockholders...   22
  Accounting Treatment of the Mergers.......................   23
SOURCE AND AMOUNT OF FUNDS..................................   23

STOCKHOLDERS' RIGHTS OF APPRAISAL...........................   24
THE MERGER AGREEMENT........................................   27
  Effective Time............................................   27
  Merger Consideration; Conversion of Shares................   27
  Procedure for Payment.....................................   27
  Dissenters Rights.........................................   28
  Certain Representations and Warranties....................   28
     The Companies..........................................   28
     Webco..................................................   28
  Conduct of Business Pending the Closing...................   29
  Certain Other Covenants...................................   29
     Further Action; Reasonable Efforts.....................   29
     Action by Written Consent; Information Statement.......   29
     Publicity..............................................   29
     Indemnification........................................   29
  Conditions to Consummation of the Mergers.................   29
  Termination...............................................   30
  Miscellaneous.............................................   30
     Fees and Expenses......................................   30
     Amendment; Waiver; Termination.........................   30
REGULATORY MATTERS..........................................   30
CERTAIN INFORMATION CONCERNING THE COMPANIES................   30
     Frank E. Best, Inc. ...................................   30
     Best Universal Lock Co. ...............................   31
     Best Lock Corporation..................................   31
CERTAIN INFORMATION CONCERNING WEBCO AND THE MERGER SUBS....   32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   32
FEES AND EXPENSES...........................................   33
MARKET PRICES AND DIVIDENDS.................................   34
  Market Prices.............................................   34
  Dividends.................................................   35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   36
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   38
INDEX TO FINANCIAL STATEMENTS...............................  F-1

                                  INTRODUCTION

     This Information Statement, Notice of Action Taken Without a Meeting and Notice of Appraisal Rights (collectively, the "Information Statement") is being furnished to holders of record ("stockholders") as of the close of business on
       , 1997 (the "Record Date") of each of the following: (i) the common stock, par value $1.00 per share ("FEB Common Stock"), of Frank E. Best, Inc., a Delaware corporation ("FEB"), (ii) the Series A common stock, no par value ("BULA Common Stock"), of Best Universal Lock Co., a Delaware corporation ("BUL"), (iii) the Series B common stock, no par value ("BULB Common Stock" and, together with the BULA Common Stock, "BUL Common Stock"), of BUL and (iv) the common stock, no par value ("BLC Common Stock"), of Best Lock Corporation, a Delaware corporation ("BLC"). This Information Statement is being furnished in connection with the proposed mergers (the "Mergers") of (a) Webco One, Inc., a Delaware corporation ("W1"), with and into FEB, (b) Webco Two, Inc., a Delaware corporation ("W2"), with and into BUL and (c) Webco Three, Inc., a Delaware corporation ("W3"), with and into BLC, all pursuant to the Agreement and Plan of Merger, dated as of December 1, 1997, by and among FEB, BUL, BLC, W1, W2, W3 and Walter E. Best Company, Inc., an Indiana corporation ("Webco"), a copy of which is attached hereto as Annex A (the "Merger Agreement"). FEB, BUL and BLC are collectively referred to as the "Companies" and individually as a "Company." W1, W2 and W3 are collectively referred to as the "Merger Subs." The Merger Subs are wholly owned subsidiaries of Webco and were formed for the purpose of effecting the Mergers. Russell C. Best, president, chief executive officer and chairman of the board of directors of each of the Companies ("Mr. Best"), owns all of the voting shares of Webco. Mr. Best, directly and through Webco, owns approximately 56% of the outstanding shares of FEB Common Stock entitled to vote. FEB owns approximately 84% of the outstanding shares of BUL Common Stock entitled to vote. BUL owns approximately 79% of the outstanding shares of BLC Common Stock entitled to vote. The aggregate percentage of shares entitled to vote of FEB Common Stock owned by Mr. Best and Webco is greater than the percentage of outstanding FEB Common Stock owned by Mr. Best and Webco and the aggregate percentage of shares entitled to vote of BUL Common Stock owned by FEB and Mr. Best is greater than the percentage of outstanding BUL Common Stock owned by FEB and Mr. Best. See "SPECIAL FACTORS -- Interests of Certain Persons in the Mergers," "CERTAIN INFORMATION CONCERNING THE COMPANIES" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." As a result of the Mergers, the Companies will be wholly owned, directly and indirectly, by Mr. Best and Webco. This Information Statement is first being mailed to stockholders on or about
December   , 1997.

     Pursuant to the Merger Agreement, each outstanding share of common stock of each of the Companies, other than shares of common stock as to which dissenters' rights of appraisal have been duly asserted and perfected under Delaware law, will be converted into the right to receive the Merger Consideration, as described below.

     The "Merger Consideration" will be equal to (i) with respect to each share of FEB Common Stock held, the right to receive one-one hundred fifteen thousand eight hundred and ninth (1/115,809) of a fully paid and nonassessable share of FEB common stock, $.01 par value ("New FEB Common Stock"), (ii) with respect to each share of BULA common stock held, the right to receive one-twenty seven thousand two hundred seventy-second (1/27,272) of a fully paid and nonassessable share of BUL common stock, $.01 par value ("New BUL Common Stock"), (iii) with respect to each share of BULB common stock held, the right to receive one-twenty seven thousand eight hundred sixty-fifth (1/27,865) of a fully paid and nonassessable share of New BUL Common Stock, and (iv) with respect to each share of BLC common stock held, the right to receive one-fifteen thousand nine hundred twenty-sixth (1/15,926) of a fully paid and nonassessable share of BLC common stock, $.01 par value ("New BLC Common Stock" and, together with New FEB Common Stock and New BUL Common Stock, "New Common Stock").

     HOWEVER, THE COMPANIES DO NOT ANTICIPATE THAT ANY STOCKHOLDER OTHER THAN MR. BEST, WEBCO AND THE COMPANIES (THE "AFFILIATED STOCKHOLDERS") WILL HAVE ENOUGH SHARES OF FEB COMMON STOCK, BUL COMMON STOCK OR BLC COMMON STOCK TO RECEIVE A WHOLE SHARE OF ANY NEW COMMON STOCK IN CONNECTION WITH THE MERGERS. NO FRACTIONAL SHARES WILL BE ISSUED, BUT STOCKHOLDERS (OTHER THAN WEBCO AND THE COMPANIES) ENTITLED TO A FRACTIONAL SHARE WILL RECEIVE A CASH PAYMENT IN LIEU THEREOF. THEREFORE, PURSUANT TO THE MERGERS, EACH STOCKHOLDER AS OF THE EFFECTIVE TIME OF THE MERGERS, OTHER THAN WEBCO OR ANY OF THE COMPANIES, WILL BE ENTITLED TO RECEIVE THE FOLLOWING APPLICABLE CASH AMOUNT IN FULL PAYMENT FOR, AND CANCELLATION OF, THE STOCKHOLDER'S RESPECTIVE SHARES OF COMMON STOCK OF THE RESPECTIVE COMPANIES: (A) $53.55 PER SHARE OF FEB COMMON STOCK, (B) $120.69 PER SHARE OF BULA COMMON STOCK, (C) $118.12 PER SHARE OF BULB

                                                        (continued on next page)

          The date of this Information Statement is December   , 1997.

COMMON STOCK OR (D) $525.43 PER SHARE OF BLC COMMON STOCK. STOCKHOLDERS WILL RECEIVE THE MERGER CONSIDERATION IN THE FORM OF CASH, WITHOUT INTEREST, UPON SURRENDER OF THE CERTIFICATE(S) FORMERLY REPRESENTING THE SHARES OF COMMON STOCK. See "THE MERGER AGREEMENT--Procedure for Payment."

     The boards of directors of each of the Companies, consisting of Russell C. Best and Mariea Best, the wife of Mr. Best (collectively, the "Boards"), have unanimously determined that the Merger Agreement and the Mergers are fair to stockholders of each of the Companies. In arriving at their recommendations, the Boards, assisted by Piper Jaffray Inc. ("Piper Jaffray"), financial advisors to each of the Companies, considered a number of factors described in this Information Statement, including, among other things, the opinions of Piper Jaffray that the cash consideration to be received pursuant to the Mergers by the stockholders of each of the Companies (other than the Affiliated Stockholders), in the amounts set forth above, is fair to such stockholders from a financial point of view. The full text of such opinions, which, in addition to the opinions expressed, set forth, among other things, the procedures followed, the assumptions made, matters considered and limitations on review undertaken in connection with such opinions, are attached hereto as Annex B. Stockholders are urged to read the opinions in their entirety.

     NOTICE TO PARTICIPANTS IN THE BEST LOCK CORPORATION STOCK BONUS PLAN:
Participants in the Best Lock Corporation Stock Bonus Plan will be provided certain rights in connection with the Mergers with respect to their Stock Bonus Plan accounts. If you are a participant in the Stock Bonus Plan, see "SPECIAL FACTORS -- Stock Bonus Plan Participants" for more information as to these rights.

     The Companies are not seeking the consent, authorization or proxy of their respective stockholders to approve the Mergers because the Mergers have been approved by the stockholders of each of the Companies by written consent without a meeting in accordance with the provisions of Section 228 of the Delaware General Corporation Law (the "DGCL"). See "THE MERGER AGREEMENT -- Certain Other Covenants -- Action by Written Consent; Information Statement."

     This Information Statement constitutes the notice of action taken without a meeting required by Section 228(d) of the DGCL and notice of appraisal rights required by Section 262(d) of the DGCL.

     The Mergers will become effective when certificates of merger are filed with the Secretary of State of the State of Delaware or such later time as is agreed by the parties and specified in such certificates (the "Effective Time"). The Companies, the Merger Subs and Webco currently anticipate that the Effective
Time for the Mergers will occur on or about        , 1997. No further notice of
the occurrence of the Effective Time will be given until after the Effective
Time.

     As of                , 1997, the date of the written consent and the Record
Date for determining stockholders of each of the Companies entitled to receive this Information Statement, there were outstanding 598,710 shares of FEB Common Stock held by 544 record holders, 86,469 shares of BULA Common Stock held by 700 record holders, 300,000 shares of BULB Common Stock held by one record holder
(FEB) and 120,642 shares of BLC Common Stock held by 186 record holders. Each share of Common Stock of a Company entitles the holder thereof to one vote with respect to that Company. However, under the DGCL, BLC, as an indirect subsidiary of FEB and a direct subsidiary of BUL, is not entitled to vote the 296,318 or 28,073 shares of FEB Common Stock or BULA Common Stock, respectively, held by it. The term "Common Stock" as used in this Information Statement means any or all of the FEB Common Stock, BULA Common Stock, BULB Common Stock, or BLC Common Stock, as the context may require.

PLEASE DO NOT SEND TO US YOUR STOCK CERTIFICATES AT THIS TIME. ONCE THE MERGERS BECOME EFFECTIVE, YOU WILL BE ADVISED OF THE PROCEDURE FOR SURRENDERING YOUR CERTIFICATES FOR THE MERGER CONSIDERATION.

WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT, AND YOU ARE REQUESTED NOT TO SEND TO US A PROXY OR WRITTEN CONSENT.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             AVAILABLE INFORMATION

     FEB, BUL and BLC are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). This Information Statement includes information required to be disclosed by the Commission pursuant to Rule 13e-3 under the Exchange Act which governs, among other things, transactions by certain issuers or their affiliates which have a reasonable likelihood or a purpose of, among other things, causing any class of equity securities of an issuer which is subject to Section 12(g) or Section 15(d) of the Exchange Act to be held of record by fewer than 300 persons. Webco, the Merger Subs and the Companies have also filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with the Commission relating to the Mergers described in this Information Statement. As permitted by the rules and regulations of the Commission, this Information Statement omits certain exhibits contained in the Schedule 13E-3.

     All such reports, schedules and other information filed with the Commission contain detailed financial and other information relating to FEB, BUL and BLC and may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional office in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at prescribed rates. Written requests for such material should be addressed to the Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxies, information statements and other information regarding registrants who file electronically with the Commission.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS INFORMATION STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY OF THE COMPANIES OR ANY OTHER PERSON. ALL INFORMATION CONTAINED IN THIS INFORMATION STATEMENT RELATING TO ANY OF THE COMPANIES HAS BEEN SUPPLIED BY THE COMPANIES, AND ALL INFORMATION CONTAINED IN THIS INFORMATION STATEMENT RELATING TO THEIR AFFILIATES HAS BEEN SUPPLIED BY WEBCO.

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Information Statement. This Summary is not intended to be a complete description of the matters covered in this Information Statement and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Information Statement, including the Annexes hereto.

                    THE COMPANIES, WEBCO AND THE MERGER SUBS

THE COMPANIES

     FRANK E. BEST, INC. FEB is a holding company with no business operations of its own. FEB's only material asset is its ownership of 100% of the outstanding BULB Common Stock, which is equal to approximately 78% of the total outstanding shares of capital stock of BUL and which corresponds to approximately 84% of the outstanding BUL Common Stock entitled to vote. FEB was organized in 1920 as a corporation under the laws of the State of Washington and was reincorporated in 1995 under the laws of the State of Delaware.

     BEST UNIVERSAL LOCK CO. BUL is a holding company with no business operations of its own. BUL's only material asset is its ownership of approximately 79% of the outstanding shares of BLC Common Stock. BUL was organized in 1923 as a corporation under the laws of the State of Washington and was reincorporated in 1995 under the laws of the State of Delaware.

     BEST LOCK CORPORATION. BLC's principal business is the manufacture, sourcing, distribution and sale of access control products, which primarily includes locks, lock components and adaptions. BLC was organized in 1928 as a Delaware corporation. BLC's mechanical locking system is built around a proprietary removable key-controlled core and housing utilizing the tumbler system. In connection with the sale of BLC's system of locks, BLC sets up and maintains for its customers a masterkey plan for proper control and security of the locking system. BLC provides these locking systems primarily for commercial end-users, including institutional, industrial and government facilities. Additionally, BLC has supplemented its product offerings to end-users with other access control and auxiliary products, such as service equipment, training programs, key control policy and record keeping.

     BLC's mechanical locks, lock components and adaptions are manufactured or assembled in its plant located in Indianapolis, Indiana and sold through sales representatives throughout the United States, Canada (through BLC's wholly owned Canadian subsidiary, Best Universal Locks Limited) and other countries. BLC's sales representatives are independent representatives, maintaining separate inventories, or corporate-owned sales offices, and sell directly to end-users. BLC does not manufacture all of the access control products it sells, but purchases a number of such items from other manufacturers. BLC is not exclusively represented by any regional hardware house, as are a number of the other large lock manufacturers, but its products are sold through many regional hardware houses as a modification of their regular lines.

     BLC had a total staff as of December 31, 1996 of approximately 448 production and maintenance employees and 714 office, sales and executive employees.

     BLC also owns 296,318 and 28,073 shares of FEB Common Stock and BUL Common Stock, respectively, which are not entitled to vote under Delaware law by reason of FEB's indirect, and BUL's direct, ownership of a majority of the BLC Common Stock.

     The executive offices and telephone numbers of the Companies are: 8900 Keystone Crossing, Indianapolis, Indiana 46240 and (317) 817-0000.

WEBCO AND THE MERGER SUBS.

     Walter E. Best Company, Inc. ("Webco") is a holding company with no business of its own. Russell Best owns all of the outstanding voting stock of Webco. Mr. Best and his wife beneficially own all of the outstanding non-voting stock of Webco. Webco's only material assets are its ownership of approximately 9.05% of the outstanding shares of FEB Common Stock (which represents approximately 18% of the outstanding FEB Common Stock entitled to vote) and 100% of the outstanding shares of each of the Merger Subs. The Merger Subs were recently incorporated and organized for the purpose of acquiring all of the FEB Common Stock, BUL Common Stock and BLC Common Stock owned by stockholders other than Mr. Best, Webco and the Companies (the "Unaffiliated Stockholders") pursuant to the Mergers. The Merger Subs have not conducted any business to date except in conjunction with the transactions contemplated by the Merger Agreement.

                                  THE MERGERS

     GENERAL. Pursuant to the Merger Agreement, W1, W2 and W3, will merge with and into FEB, BUL and BLC, respectively, and the separate corporate existences of each of the Merger Subs will cease. The Companies, as the surviving corporations in the Mergers (the "Surviving Corporations"), will be wholly owned, directly and indirectly, by Mr. Best and Webco. Immediately following consummation of the Mergers, each of the Surviving Corporations will be merged with and into Webco. See "SPECIAL FACTORS -- Certain Effects of the Mergers."

     As a result of the Mergers, each outstanding share of FEB Common Stock, BUL Common Stock and BLC Common Stock, other than shares of Common Stock as to which dissenters' rights have been duly asserted and perfected under the DGCL, will be converted into the right to receive the Merger Consideration, as described below.

     The "Merger Consideration" will be equal to (i) with respect to each share of FEB Common Stock held, the right to receive one-one hundred fifteen thousand eight hundred and ninth (1/115,809) of a fully paid and nonassessable share of New FEB Common Stock, (ii) with respect to each share of BULA Common Stock held, the right to receive one-twenty-seven thousand two hundred seventy-second (1/27,272) of a fully paid and nonassessable share of New BUL Common Stock,
(iii) with respect to each share of BULB Common Stock held, the right to receive one-twenty-seven thousand eight hundred sixty-fifth (1/27,865) of a fully paid and nonassessable share of New BUL Common Stock and (iv) with respect to each share of BLC Common Stock held, the right to receive one-fifteen thousand nine hundred twenty-sixth (1/15,926) of a fully paid and nonassessable share of New BLC Common Stock.

     HOWEVER, THE COMPANIES DO NOT ANTICIPATE THAT ANY STOCKHOLDER OTHER THAN MR. BEST, WEBCO AND THE COMPANIES WILL HAVE ENOUGH SHARES OF FEB COMMON STOCK, BUL COMMON STOCK OR BLC COMMON STOCK TO RECEIVE A WHOLE SHARE OF NEW COMMON STOCK IN CONNECTION WITH THE MERGERS. NO FRACTIONAL SHARES WILL BE ISSUED, BUT STOCKHOLDERS (OTHER THAN WEBCO AND THE COMPANIES) ENTITLED TO A FRACTIONAL SHARE WILL RECEIVE A CASH PAYMENT IN LIEU THEREOF. THEREFORE, PURSUANT TO THE MERGERS EACH STOCKHOLDER OF FEB, BUL AND BLC AS OF THE EFFECTIVE TIME OTHER THAN WEBCO OR ANY OF THE COMPANIES, WILL BE ENTITLED TO RECEIVE THE FOLLOWING APPLICABLE AMOUNT IN FULL PAYMENT FOR, AND IN CANCELLATION OF, THE STOCKHOLDER'S RESPECTIVE SHARES OF COMMON STOCK OF THE RESPECTIVE COMPANIES: (A) $53.55 PER SHARE OF FEB COMMON STOCK, (B) $120.69 PER SHARE OF BULA COMMON STOCK, (C) $118.12 PER SHARE OF BULB COMMON STOCK OR (D) $525.43 PER SHARE OF BLC COMMON STOCK HELD BY SUCH STOCKHOLDER. STOCKHOLDERS WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION IN THE FORM OF CASH, WITHOUT INTEREST, UPON SURRENDER OF THE CERTIFICATE(S) FORMERLY REPRESENTING THE SHARES OF COMMON STOCK. See "THE MERGER AGREEMENT -- Procedure for Payment."

     EFFECTIVE TIME. The Mergers will become effective when certificates of mergers are filed with the Secretary of State of the State of Delaware or such later time as is agreed to by the parties and specified in such certificates (the "Effective Time"). Webco and the Companies currently anticipate that the
Effective Time will occur on or about                     , 1997. No further
notice of the occurrence of the Effective

Time will be given until after the Effective Time. See "THE MERGER AGREEMENT -- Effective Time" and "-- Conditions to Consummation of the Mergers."

     CONDITIONS TO CONSUMMATION OF THE MERGERS. The obligations of Webco, the Merger Subs and the Companies to consummate the Mergers are subject to approval and adoption of the Merger Agreement by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock of each of the Companies entitled to vote. Each of the Companies has already received a written consent by the requisite number of stockholders entitled to vote thereon. In addition, the obligations of Webco and the Merger Subs to effect the Mergers are further subject to certain conditions (any or all of which may be waived by Webco and the Merger Subs to the extent permitted by applicable law), including: (i) the absence of any statute, rule, regulation, order, decree or injunction that prohibits consummation of the Mergers; (ii) the representations and warranties of each of the parties will be true and correct in all material respects at and as of the Closing Date; and (iii) certain assurances of the satisfaction of conditions precedent to the initial funding of the Credit Facility (as defined). See "THE MERGER AGREEMENT -- Conditions to Consummation of the Mergers."

     BACKGROUND OF THE MERGERS. The Boards of Directors of each of the Companies have increasingly recognized that (a) significant financial and operational constraints have prevented and are likely to continue to prevent the stockholders of each of the Companies from enjoying the benefits which usually flow from being stockholders of a public company; (b) none of the Companies has ever developed or is likely to develop in the foreseeable future any significant trading market for shares of its Common Stock; (c) the Companies have incurred and will continue to incur substantial costs as a result of each of their status as a public company under the Exchange Act; (d) the multi-tiered corporate structure makes it difficult for the public equity markets to evaluate the Companies' net asset values and future prospects; and (e) the Companies' status as public companies has placed and will continue to place them at a substantial competitive disadvantage due to the required public disclosure of competitive information that certain of the Companies' competitors currently do not have to disclose.

     The Boards have each determined that it is both appropriate and desirable to convert the Companies to private ownership. Accordingly, Mr. Best prepared a proposal to convert the Companies to private ownership. See "SPECIAL FACTORS -- Background of the Mergers."

     FINANCIAL ADVISOR; DETERMINATION OF VALUES; FAIRNESS OPINIONS. Each of the Boards engaged Piper Jaffray, an investment bank, to act as their financial advisor in evaluating and establishing the appropriate consideration to be paid to the stockholders of each of the Companies. Piper Jaffray presented its recommended range of appropriate values for each of the Companies' Common Stock to the Boards on December 1, 1997. For a discussion of the factors that Piper Jaffray considered in reaching its determination of the recommended range of appropriate values for each of the Companies' Common Stock, see "SPECIAL FACTORS -- Financial Advisor; Determination of Values; Fairness Opinions." The Boards selected as the Merger Consideration for the Companies the highest point of the recommended ranges of appropriate values for the respective Company's Common Stock presented by Piper Jaffray, plus an amount for the Common Stock of the respective Company which corresponds to the per share dividend which the Company likely would have declared and paid in 1997 (in accordance with historical practices) had the Mergers not been effected.

     At the December 1, 1997 meeting of the Boards at which the Merger Agreement was approved by the Boards, Piper Jaffray delivered its oral opinions (which it has subsequently confirmed in writing) to the effect that the consideration to be received pursuant to the Mergers by the holders of shares of Common Stock is fair to such stockholders (other than the Affiliated Stockholders) from a financial point of view. The full text of the opinions of Piper Jaffray, which, in addition to the opinions expressed, set forth, among other things, the procedures followed, the assumptions made, matters considered and limits on review undertaken, are attached hereto as Annex B and are incorporated herein by reference. STOCKHOLDERS ARE URGED TO READ THE OPINIONS OF PIPER JAFFRAY CAREFULLY IN THEIR ENTIRETY. For a discussion of the factors that Piper Jaffray considered in reaching its opinions, see "SPECIAL FACTORS -- Financial Advisor; Determination of Values; Fairness Opinions."

     DETERMINATIONS OF THE BOARDS; FAIRNESS OF THE MERGERS. At a meeting held on December 1, 1997, the Boards, which in each case consist of Mr. Best and his wife, Mariea Best, unanimously determined that the Merger Agreement and the Mergers are fair to the stockholders of each of the Companies. The Boards selected as the Merger Consideration for the Companies the highest point of the recommended ranges of appropriate values for the respective Company's Common Stock presented by Piper Jaffray plus an amount for the Common Stock of the respective Company which corresponds to the per share dividend which the Company likely would have declared and paid in 1997 (in accordance with historical practices) had the Mergers not been effected. For a discussion of the factors that the Boards considered in arriving at their determinations, see "SPECIAL FACTORS -- Determinations of Boards; Fairness of the Mergers."

     POTENTIAL CONFLICTS OF INTEREST. Mr. Best and Mariea Best, his wife, are the only two members of the Boards of Directors of the Companies and Webco. They will continue to be directors of Webco and the Surviving Corporations (which will be merged into Webco) after the consummation of the Mergers. Mr. Best is Chief Executive Officer and President of each of the Companies. Mr. Best beneficially owns, directly or indirectly, as of the date of this Information Statement, in the aggregate 169,971 shares of FEB, 302,128 shares of BUL and 97,243 shares of BLC, representing approximately 56%, 84% and 81% respectively, of the issued and outstanding Common Stock entitled to vote of each of the Companies. See "SPECIAL FACTORS -- Interests of Certain Persons in the Mergers," "CERTAIN INFORMATION CONCERNING THE COMPANIES" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     PURPOSE AND STRUCTURE OF THE MERGERS. Webco and the Merger Subs entered into the Merger Agreement to acquire beneficial ownership of the entire equity interest in each of the Companies because of the recognition of the factors set forth above in "-- Background of the Mergers." Mr. Best believes that it is appropriate to structure a transaction to acquire the interests of the public stockholders in the Companies at a price that reflects the fair value of their interests in the Companies, which price is at a significant premium to the historic trading prices of a share of each Company's Common Stock. The transaction has been structured as a series of simultaneous mergers because it is an efficient means of acquiring the entire public interest in the Companies in a single transaction. Prior to determining to proceed with merger proposals, Mr. Best also considered the following alternatives: cash tender offers (which he rejected because there could be no assurance that it would result in Webco acquiring the entire equity interests in the Companies); and reverse stock splits (which he rejected because they could not be structured as efficiently or in as cost effective a manner as the Mergers). See "SPECIAL FACTORS -- Purpose and Structure of the Mergers."

     PLANS FOR THE COMPANIES AFTER THE MERGERS. Following completion of the Mergers, the Companies will be wholly owned, directly and indirectly, by Mr. Best and Webco and the public will no longer own a minority equity interest in any of the Companies. Immediately thereafter, the Companies will be merged with and into Webco (which will change its name to "Best Lock Corporation") and the business and operations of BLC, the only Company with any material operating assets, will be continued by Webco substantially as they are currently being conducted. For a more detailed discussion of the plans for the Companies following the Mergers, see "SPECIAL FACTORS -- Plans for the Companies After the Mergers."

     INTERESTS OF CERTAIN PERSONS IN THE MERGERS. The members of the Boards have certain interests in the Mergers that are in addition to their interests as stockholders of each of the Companies generally. In particular, the directors of each of the Companies are the only directors and owners of Webco and the Merger Subs. For a discussion of this and other interests of certain persons in the Mergers not shared pro rata by all stockholders of the Companies, see "SPECIAL FACTORS -- Interests of Certain Persons in the Mergers" and "SPECIAL FACTORS -- Fairness of the Mergers."

     FEDERAL INCOME TAX CONSEQUENCES. The receipt of cash by a stockholder pursuant to the Mergers or pursuant to the exercise of stockholders' rights of appraisal will be a taxable event to such stockholder for federal income tax purposes and may also be a taxable event under applicable local, state and foreign tax laws. For a more complete description of certain federal income tax consequences of the Mergers, see "SPECIAL FACTORS -- Certain Federal Income Tax Consequences to Stockholders."

                           SOURCE AND AMOUNT OF FUNDS

     The total amount of funds required to consummate the transactions contemplated by the Merger Agreement and to pay related fees and expenses is estimated to be approximately $28.5 million. The total amount of funds will be paid from cash proceeds from a $50 million credit facility with LaSalle National Bank. See "SOURCE AND AMOUNT OF FUNDS."

                       STOCKHOLDERS' RIGHTS OF APPRAISAL

     The DGCL provides that, as a result of the Mergers, a stockholder of any of the Companies who perfects appraisal rights with respect to such shares will be entitled to receive, in lieu of the Merger Consideration applicable to such shares of Common Stock, payment in cash of the "fair value" of his shares of such Common Stock as determined pursuant to the procedures set forth in Section 262 of the DGCL. For a summary of the procedures applicable to the perfection of appraisal rights, see "STOCKHOLDERS' RIGHTS OF APPRAISAL" and Annex C hereto. Because of the complexity of the procedures for exercising these rights, stockholders who consider exercising such rights should seek the advice of counsel. Stockholders electing to exercise their appraisal rights must strictly comply with Section 262 of the DGCL. Failure to take any step in connection with the exercise of appraisal rights may result in the termination or waiver of such rights. The Board of each of the Companies believes that the cash consideration to be paid to the stockholders of the respective Company is fair. There can be no assurance, however, that if a stockholder of a Company properly perfected his appraisal rights with respect to the Common Stock of such Company under the DGCL, the stockholder would not receive more than or less than the cash consideration applicable to such Company. See "STOCKHOLDERS' RIGHTS OF APPRAISAL."

                          MARKET PRICES AND DIVIDENDS

     The Common Stock of each of the Companies is traded in the National Quotation Bureau, Inc.'s "pink-sheets" in the over-the-counter market. The cash consideration represents a premium of approximately (a) 19%, 289% and 163% to the closing bid price of the FEB Common Stock, BULA Common Stock and BLC Common Stock, respectively, on the day prior to the announcement of the transaction and
(b) 76%, 206% and 231% to the twelve-month average last trading prices of the FEB Common Stock, BULA Common Stock and BLC Common Stock, respectively. On
               , 1997, the last trading day before printing of this Information Statement, the high and low bid price of the Common Stock of each of the
Companies was $   , $   and $   , respectively. For information relating to
market prices of and dividends on the Common Stock of each of the Companies during the current year and the past two years, see "MARKET PRICES AND DIVIDENDS."

                            SELECTED FINANCIAL DATA

                      FRANK E. BEST, INC. AND SUBSIDIARIES
                CONSOLIDATED SUMMARY OF SELECTED FINANCIAL DATA

     The following selected financial data as of and for each of the fiscal years in the five-year period ended December 31, 1996 were derived from audited financial statements of FEB. The financial statements as of and for each of the fiscal years in the five-year period ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data as of and for each of the nine-month periods ended September 30, 1997 and 1996 were derived from the unaudited condensed financial statements of FEB. In the opinion of FEB's management, the selected financial data of FEB as of and for the nine-months ended September 30, 1997 and 1996 include all adjusting entries (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the nine-months ended September 30, 1997 and 1996 should not be regarded as indicative of the results that may be expected for the full year. This information should be read in conjunction with FEB's financial statements, and the notes thereto, contained in the FEB Annual Report on Form 10-K for the year ended December 31, 1996 and the FEB Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997.

                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                            ------------------   ----------------------------------------------------
                                              1997      1996       1996       1995       1994       1993       1992
                                              ----      ----       ----       ----       ----       ----       ----
                                               (UNAUDITED)
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.................................  $102,511   $89,774   $122,359   $117,706   $103,955   $ 98,896   $ 84,865
Net income (loss) before cumulative effect
  of change in accounting principle.......     3,910       891      2,486     (3,255)     1,153        498      1,358
Net income (loss).........................     3,910       891      2,486     (3,255)     1,153        865      1,358
Total assets..............................    69,283    68,275     67,916     67,832     70,961     64,132     62,290
Long-term obligations (excluding deferred
  taxes)..................................    14,783    18,635     18,213     19,067      4,445      4,745      4,552
FEB Common Stock, redeemable under
  Stock Bonus Plan........................        --        --         --         --      2,288         --         --
Earnings (loss) per share of common stock:
  Weighted average shares outstanding.....   269,436   418,458    274,999    427,807    598,710    598,710    598,710
  Net income (loss).......................     14.51      2.13       9.04      (7.61)      1.93       1.45       2.27
Dividends per share.......................        --        --       0.54       0.53       0.52       0.51       0.49
Book value per share......................     79.48     57.79      61.83      54.83      46.86      45.60      44.82

                            SELECTED FINANCIAL DATA

                    BEST UNIVERSAL LOCK CO. AND SUBSIDIARIES
                CONSOLIDATED SUMMARY OF SELECTED FINANCIAL DATA

     The following selected financial data as of and for each of the fiscal years in the five-year period ended December 31, 1996 were derived from audited financial statements of BUL. The financial statements as of and for each of the fiscal years in the five-year period ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data as of and for each of the nine-month periods ended September 30, 1997 and 1996 were derived from the unaudited condensed financial statements of BUL. In the opinion of BUL's management, the selected financial data of BUL as of and for the nine-months ended September 30, 1997 and 1996 include all adjusting entries (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the nine-months ended September 30, 1997 and 1996 should not be regarded as indicative of the results that may be expected for the full year. This information should be read in conjunction with BUL's financial statements, and the notes thereto, contained in the BUL Annual Report on Form 10-K for the year ended December 31, 1996 and the BUL Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997.

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,                   YEARS ENDED DECEMBER 31,
                                             -------------------   --------------------------------------------------
                                               1997       1996       1996       1995       1994      1993      1992
                                               ----       ----       ----       ----       ----      ----      ----
                                                 (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales..................................  $102,511   $ 89,774   $122,359   $117,706   $103,955   $98,896   $84,865
Net income (loss) before cumulative effect
  of change in accounting principle........     4,639      1,006      2,925     (3,738)     1,515       803     1,767
Net income (loss)..........................     4,639      1,006      2,925     (3,738)     1,515     1,276     1,767
Total assets...............................    70,109     69,161     68,787     68,919     71,029    64,179    62,234
Long-term obligations (excluding deferred
  taxes)...................................    14,783     18,635     18,213     19,067      4,445     4,745     4,552
FEB Common Stock, BUL Common Stock and BLC
  Common Stock redeemable under Stock Bonus
  Plan.....................................     3,290      1,845      1,869      1,822      4,087        --        --
Earnings (loss) per share of common stock:
  Series A weighted average shares
    outstanding............................    59,588     60,739     60,589     75,670     86,469    86,469    86,469
  Series A -- Net income (loss)............     12.90       2.79       8.11      (9.95)      3.92      3.30      4.57
  Series B weighted average shares
    outstanding............................   300,000    300,000    300,000    300,000    300,000   300,000   300,000
  Series B -- net income (loss)............     12.90       2.79       8.11      (9.95)      3.92      3.30      4.57
Dividends per share:
  Preferred (7% cumulative)................        --         --         --       7.00       7.00      7.00      7.00
  Series A Common..........................        --         --       1.68       1.67       1.66      1.63      1.61
  Series B Common..........................        --         --       1.11       1.10       1.09      1.06      1.04
Book value per share.......................    103.25      87.62      91.07      84.91      93.82     91.29     89.35

                            SELECTED FINANCIAL DATA

                     BEST LOCK CORPORATION AND SUBSIDIARIES
                CONSOLIDATED SUMMARY OF SELECTED FINANCIAL DATA

     The following selected financial data as of and for each of the fiscal years in the five-year period ended December 31, 1996 were derived from audited financial statements of BLC. The financial statements as of and for each of the fiscal years in the five-year period ended December 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data as of and for each of the nine-month periods ended September 30, 1997 and 1996 were derived from the unaudited condensed financial statements of BLC. In the opinion of BLC's management, the selected financial data of BLC as of and for the nine-months ended September 30, 1997 and 1996 include all adjusting entries (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the nine-months ended September 30, 1997 and 1996 should not be regarded as indicative of the results that may be expected for the full year. This information should be read in conjunction with BLC's financial statements, and the notes thereto, contained in the BLC Annual Report on Form 10-K for the year ended December 31, 1996 and the BLC Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997.

                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                            ------------------   ----------------------------------------------------
                                              1997      1996       1996       1995       1994       1993       1992
                                              ----      ----       ----       ----       ----       ----       ----
                                               (UNAUDITED)
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.................................  $102,511   $89,774   $122,359   $117,706   $103,955   $ 98,896   $ 84,865
Net income (loss) before cumulative effect
  of change in accounting principle.......     5,402     1,325      3,455     (4,204)     2,208      1,150      2,458
Net income (loss).........................     5,402     1,325      3,455     (4,204)     2,208      1,800      2,458
Total assets..............................    70,258    69,317     68,883     69,017     71,003     64,217     62,260
Long-term obligations (excluding deferred
  taxes)..................................    14,783    18,635     18,213     19,067      4,445      4,745      4,552
BLC Common Stock, BUL Common Stock and FEB
  Common Stock redeemable
  under Stock Bonus Plan..................     8,827     6,007      6,083      5,932      8,939         --         --
Earnings (loss) per share of common stock:
  Weighted average shares outstanding.....   120,649   121,654    121,517    124,144    131,235    131,239    131,239
  Net income (loss) before cumulative
    effect of change in accounting
    principle.............................     44.77     10.89      28.43     (33.88)     16.83       8.76      18.73
    Cumulative effect of SFAS 109
      "Accounting for Income Taxes".......        --        --         --         --         --       4.95         --
    Net income (loss).....................     44.77     10.89      28.43     (33.88)     16.83      13.71      18.73
Dividends per share.......................        --        --       5.42       5.41       5.40       5.00       4.90
Book value per share......................    405.90    352.54     363.84     342.27     380.75     370.01     362.01

                                SPECIAL FACTORS

THE DISCUSSION IN THIS INFORMATION STATEMENT OF THE MERGERS AND THE DESCRIPTION OF THE PRINCIPAL TERMS THEREOF ARE SUBJECT TO AND QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS ANNEX A TO THIS INFORMATION STATEMENT AND WHICH IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY AND TO CONSIDER IT CAREFULLY.

BACKGROUND OF THE MERGERS

     FEB is a holding company with no operating assets. Its principal assets are its substantial equity interests in a public company, BUL. BUL also is a holding company with no assets other than a substantial equity interest in another public company, BLC. The Boards of Directors of the Companies believe that this multi-tiered corporate structure makes it difficult for the public equity market to evaluate the Companies' net asset values and future prospects. In addition, each of the Boards has recognized that there is not now, and for several years there has not been, a market (other than de minimis or infrequent trading) in the Common Stock of each of the Companies. In the Companies' view, these factors have contributed to the historical trading prices of shares of Common Stock being substantially below the fair value of each Company's Common Stock.

     Mr. Best acquired voting control of the Companies in May, 1994. Since that time, the Boards have recognized that (a) significant financial and operational constraints have prevented and are likely to continue to prevent the stockholders of each of the Companies from enjoying the benefits which usually flow from being stockholders of a public company; (b) none of the Companies has ever developed or is likely to develop in the foreseeable future any significant trading market for shares of its Common Stock; (c) the Companies have incurred and will continue to incur substantial costs as a result of each of their status as a public company under the Exchange Act; (d) the multi-tiered corporate structure makes it difficult for the public equity market to evaluate the Companies' net asset values and future prospects; and (e) the Companies' status as public companies has placed and will continue to place them at a substantial competitive disadvantage due to the required public disclosure of competitive information that certain of the Companies' competitors currently do not have to disclose. Accordingly, Mr. Best prepared a proposal to convert the Companies to private ownership.

     In light of the overlapping equity ownership between Mr. Best, Webco and the Companies and the fact that Mr. and Mrs. Best are the only directors of the Companies and Webco, the Boards decided to engage an independent financial advisor to assist the Boards in evaluating and establishing the appropriate value to be paid to the public stockholders of the Companies. On or about May 8, 1997, the Boards of each of the Companies retained Piper Jaffray to act as their financial advisor. Specifically, Piper Jaffray was engaged to (i) assist each Board in evaluating and establishing the ranges of appropriate consideration to be paid to stockholders in the Mergers and (ii) at the request of the Boards, render written opinions as to whether the consideration to be paid to stockholders ("Unaffiliated Stockholders") who are not Affiliated Stockholders in the Mergers is fair, from a financial point of view, to the Company's Unaffiliated Stockholders. In late August, 1997, representatives of the Companies and Mr. Best advanced a general proposal pursuant to which newly formed subsidiaries of Webco would merge into the Companies.

     The proposal was structured as a series of simultaneous mergers because it is an efficient means of acquiring the entire public interest in each of the Companies in a single transaction. Prior to determining to proceed with a merger proposal, Mr. Best also considered the following alternatives: cash tender offers (which he rejected because there could be no assurance that it would result in Webco acquiring the entire equity interests in the Companies) and reverse stock splits (which he rejected because they could not be structured as efficiently or in as cost effective a manner as the Mergers). Mr. Best did not solicit other offers or engage Piper Jaffray to solicit other offers for any of the Companies because Mr. Best was not willing to sell any of his interests in any of the Companies to a third party.

     During the course of the following months, including at meetings on May 15, June 10, June 11 and August 4, 1997, representatives of Piper Jaffray met with Mr. Best, Mrs. Best, representatives of the Companies, Arthur Andersen LLP (the Companies' tax advisors) ("Arthur Andersen") and Jenner & Block (the Companies' legal advisors), to analyze the complex structure of the Companies, the proposed transaction and alternative transactions. The emphasis of such analysis focused on determining the value of BLC (which is the only operating company), since both BUL and FEB derive value only from their ownership, direct and indirect, of BLC. The financial and tax analysis was further complicated by the extensive interlocking ownership of the Companies.

     On August 12, 1997 Piper Jaffray presented its preliminary results as to the range of appropriate values of BLC and subsequently BUL and FEB. As a result of numerous lengthy discussions with the Boards and their tax and legal counsel, at the meeting and subsequently telephonically, Piper Jaffray further refined its financial models and projections. Piper Jaffray met with the Boards and the Companies' tax and legal counsel again on August 22, 1997 to present its revised analysis of the proposed ranges of appropriate values.

     The Boards and their advisors held additional discussions with Piper Jaffray during the months of September, October and November regarding the proposed transaction and variations thereof. As a result of the discussions, Piper Jaffray further revised its analysis and, at a meeting on December 1, 1997, Piper Jaffray delivered its presentation to the Boards as to the appropriate range of values for the Common Stock of each of the Companies. At that meeting, the Boards selected the highest point of the ranges that Piper Jaffray presented as constituting appropriate values of the respective Company's Common Stock. The Boards then added to the consideration to be paid to the stockholders of the Companies the amount of the per share dividend which the respective Company likely would have declared and paid in 1997 (in accordance with historical practices) had the Mergers not been effected. The additional amount was $.55, $1.69, $1.12 and $5.43 with respect to the FEB Common Stock, the BULA Common Stock, the BULB Common Stock and the BLC Common Stock, respectively. The Boards were advised by Piper Jaffray that, in Piper Jaffray's view, as of the date of such meeting, the cash consideration to be received by the stockholders of each of the Companies in the Mergers was fair from a financial point of view to the holders of FEB Common Stock, BULA Common Stock and BLC Common Stock (other than the Affiliated Stockholders). After further discussions and deliberation, a motion determining the Mergers and the Merger Agreement to be fair to each of the Companies' stockholders and to approve the Mergers and the Merger Agreement was made and carried unanimously by the Boards.

     Piper Jaffray's oral opinions delivered to the Boards were subsequently confirmed in written opinions, dated December 1, 1997, stating that as of such date and based upon the factors and assumptions set forth in such opinions, the cash consideration to be received by holders of shares of FEB Common Stock, BUL Common Stock and BLC Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such stockholders (other than the Affiliated Stockholders).

FINANCIAL ADVISOR; DETERMINATION OF VALUES; FAIRNESS OPINIONS

     As stated above, Piper Jaffray was engaged to act as financial advisor to each of the Boards on or about May 8, 1997 in connection with evaluating and establishing the consideration to be paid to the stockholders of each of the Companies (other than the Affiliated Stockholders). This engagement was confirmed in a letter dated May 16, 1997. No limitations were imposed by the Companies or their Boards of Directors with respect to the investigations made or the procedures followed by it in rendering its opinions. Piper Jaffray presented ranges of values that it determined were appropriate for the Companies' Common Stock to the Boards on December 1, 1997. The Boards subsequently selected as the cash consideration to be paid to the stockholders of the Companies the highest point of the ranges for the respective Company presented by Piper Jaffray, plus an amount for the Common Stock of the respective Company which corresponds to the per share dividend which the Company likely would have declared and paid (in accordance with historical practices) had the Mergers not been effected. On December 1, 1997, Piper Jaffray rendered its oral and written opinions to the Boards (the "Piper Jaffray Opinions"), that, as of such date and based upon the assumptions noted therein, matters considered and limits of review in connection with such opinions, the cash consideration to be received pursuant to the Mergers by the stockholders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such stockholders (other than Affiliated Stockholders).

     THE FULL TEXT OF THE PIPER JAFFRAY OPINIONS, DATED DECEMBER 1, 1997, WHICH IN ADDITION TO THE OPINIONS EXPRESSED, SET FORTH, AMONG OTHER THINGS, PROCEDURES FOLLOWED, CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED, QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY PIPER JAFFRAY, ARE ATTACHED AS ANNEX B TO THIS INFORMATION STATEMENT AND ARE INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE PIPER JAFFRAY OPINIONS SET FORTH IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINIONS AND STOCKHOLDERS ARE URGED TO READ THESE OPINIONS IN THEIR ENTIRETY. THE PIPER JAFFRAY OPINIONS WERE PROVIDED TO EACH OF THE BOARDS FOR ITS INFORMATION AND ARE DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CASH CONSIDERATION TO BE RECEIVED PURSUANT TO THE MERGERS BY THE HOLDERS (OTHER THAN AFFILIATED STOCKHOLDERS) OF THE SHARES OF EACH COMPANY'S COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER ANY STOCKHOLDER SHOULD EXERCISE APPRAISAL RIGHTS IN RESPECT OF THE MERGERS OR OTHERWISE ACT IN RESPECT OF THE MERGER AGREEMENT AND THE MERGERS. THE PIPER JAFFRAY OPINIONS ARE BASED UPON MARKET, ECONOMIC, FINANCIAL AND OTHER CONDITIONS AS THEY EXISTED AND COULD BE EVALUATED AS OF THE DATE OF THE PIPER JAFFRAY OPINIONS.

     In evaluating and establishing the ranges of appropriate values of the Companies' Common Stock and subsequently rendering its opinion, Piper Jaffray, among other things: (1) reviewed the final draft of the Merger Agreement; (2) reviewed publicly available business and financial information relating to the Companies that Piper Jaffray deemed relevant, including the Companies' annual reports on Form 10-K for the years ended December 31, 1992 through 1996 and the Companies' quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; (3) reviewed certain information relating to the business of BLC, including earnings, cash flow and liabilities, prospects for BLC and financial forecasts for the years ending December 31, 1997 through 2001 ("Financial Forecasts"), furnished to Piper Jaffray by management of BLC;
(4) visited the headquarters of the Companies and conducted discussions with members of senior management of the Companies concerning the matters described in 2 and 3 above, and other matters concerning the financial condition and business of the Companies that Piper Jaffray deemed relevant; (5) reviewed the historical prices and trading activity for the FEB Common Stock, the BULA Common Stock and the BLC Common Stock; (6) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions which Piper Jaffray deemed relevant; (7) reviewed premiums paid in certain minority interest, going-private transactions that Piper Jaffray deemed relevant; (8) compared certain financial data of BLC with certain financial and securities data of companies deemed similar to BLC or representative of the business sector in which BLC operates; (9) performed discounted cash flow analysis on the Financial Forecasts; (10) consulted with Arthur Andersen, the Companies' outside tax advisor, as to the assumptions concerning taxes set forth below and the application thereof in Piper Jaffray's analyses; and (11) reviewed such other financial data, performed such other analyses and considered such other information as Piper Jaffray deemed necessary and appropriate under the circumstances. Piper Jaffray limited its review and comparisons in "Comparable Public Company Analysis", "Comparable Acquisition Transaction Analyses" and "Discounted Cash Flow Analysis" below to BLC alone, as BLC is the sole operating company amongst the Companies. BLC is thus also the sole source of revenues and income for the Companies; FEB and BUL receive all cash flow through dividends originating from BLC.

     Piper Jaffray also incorporated in its analysis the ownership among the Companies of each other's shares, which materially impacted the corporate tax consequences of the dividends and distributions evaluated below under "Long Term Dividend Model" and "Deemed Sale Model". For purposes of the analyses and conclusions regarding the Mergers, Piper Jaffray assumed, and the Companies and Arthur Andersen, the Companies' tax advisor, have informed Piper Jaffray that:
(i) the effective tax rates, including the effect of the

"dividends received" deduction, utilized in the Long-Term Dividend Model (as set forth below) were reasonable and appropriately applied, (ii) the effective tax rates utilized in the Deemed Sale Model (as set forth below) were reasonable and appropriately applied, and (iii) the tax structure assumed in the Deemed Sale Model is a structure that independent boards of directors seeking to maximize the value received by the stockholders of the Companies in an arms-length sale of the equity interests in the Companies, and an arms-length buyer in such circumstances, would consider appropriate.

     In evaluating and establishing the ranges of appropriate values of the Companies' Common Stock, and preparing its opinions, Piper Jaffray relied on the accuracy and completeness of all information supplied or otherwise made available to it by the Companies. Piper Jaffray did not independently verify such information or undertake an independent appraisal of the assets or liabilities of any of the Companies. With respect to the financial forecasts of the Companies furnished to it by the Companies, Piper Jaffray assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of the management of the Companies as to the expected future financial performance of the Companies. With respect to tax matters, Piper Jaffray relied upon the advice and conclusions of the Companies and their tax advisor as noted above.

     The following is a summary of the analyses performed by Piper Jaffray in connection with its evaluation and establishment of the ranges of appropriate values of the Companies' Common Stock, and with the preparation of the Piper Jaffray Opinions.

     COMPARABLE PUBLIC COMPANY ANALYSIS. Using publicly available information (including estimates by Institutional Broker Estimate Service), Piper Jaffray compared certain financial and operational information and ratios (described below) for BLC with corresponding financial and operating information and ratios for a group of publicly traded companies that Piper Jaffray deemed to be those most similar to BLC. The comparable public companies were Armstrong World Industries, Inc., The Eastern Company, Ingersoll-Rand Co., Knape & Vogt Mfg. Co., Masco Corp. and The Stanley Works (collectively, the "Public Comparables"). Piper Jaffray reviewed the last trading prices on November 4, 1997 of each of the Public Comparables as a multiple of (a) five year average net income; (b) three year average net income; (c) latest twelve months ("LTM") net income; (d) estimated net income for each of the calendar years 1997 and 1998; (e) book value; and (f) LTM and three year average cash flow (defined as net income plus depreciation). Piper Jaffray also reviewed the dividend yield and payout ratios for each of the Public Comparables and enterprise value (defined as equity value plus the liquidation value of preferred stock, the principal amount of debt and minority interests less cash and marketable securities) as a multiple of (a) LTM revenues, (b) LTM operating income and (c) LTM EBITDA (latest twelve months earnings before interest, taxes, depreciation and amortization). The following multiples were derived from such calculations: (1) for share prices as a multiple of five year average net income, a range of 19.9x to 35.1x and a median of 24.0x; (2) for share prices as a multiple of three year average net income, a range of 15.4x to 32.1x and a median of 22.9x; (3) for share prices as a multiple of LTM net income, a range of 12.2x to 33.5x and a median of 19.5x; (4) for share prices as a multiple of 1997 estimated net income, a range of 12.9x to 20.5x and a median of 16.4x; (5) for share prices as a multiple of 1998 estimated net income, a range of 11.4x to 18.0x and a median of 16.1x; (6) for share prices as a multiple of book value, a range of 1.8x to 6.2x and a median of 4.2x; (7) for share prices as a multiple of LTM cash flow, a range of 7.4x to 20.4x and a median of 10.5x; (8) for share prices as a multiple of three year average cash flow, a range of 8.3x to 22.6x and a median of 12.2x; (9) for enterprise value as a multiple of LTM revenues, a range of 0.9x to 2.4x and a median of 1.3x; (10) for enterprise value as a multiple of LTM operating income, a range of 8.9x to 17.4x and a median of 10.8x; (11) for enterprise value as a multiple of LTM EBITDA, a range of 6.2x to 14.4x and a median of 7.7x; and (12) for dividend yield and payout ratios, a range of 2% to 4% for dividend yield and a range of 23% to 57% for payout ratio and a median of 43%. The comparable public company analysis yielded a valuation range for BLC's equity on a control basis of approximately $74 to $78 million.

     COMPARABLE ACQUISITIONS TRANSACTIONS ANALYSIS. Using publicly available information, Piper Jaffray reviewed eight transactions announced since January 1, 1994 that have closed involving the acquisition of manufacturing companies which, in Piper Jaffray's judgment, were comparable to BLC. The comparable acquisitions were the acquisition of Eljer Industries by Zurn Industries, effective January 27, 1997; the acquisition of Medalist Industries, Inc. by Illinois Tools Works Inc., effective May 31, 1996; the acquisition of Larizza Industries Inc. by Collins & Aikman Corp., effective January 3, 1996; the acquisition of Elco Industries by Textron, effective October 20, 1995; the acquisition of American Consumer Products, Inc. by Vista 2000 Inc., effective September 29, 1995; the acquisition of RB&W Corp. by Park-Ohio Industries Inc., effective March 31, 1995; the acquisition of Bettis Corp. by Shareholders of Galveston Houston, effective May 20, 1994; and the acquisition of Mark Controls Corp. by Crane Co., effective April 27, 1994 (the "Comparable Acquisitions"). The Comparable Acquisitions were used to derive estimates of valuations of BLC's equity value.

     With respect to each of the Comparable Acquisitions, Piper Jaffray compared the enterprise value as a multiple of the LTM revenues and LTM operating income and the equity value as a multiple of LTM net income and book value of each acquired company. For the Comparable Acquisitions, the following multiples were derived: (1) for enterprise value as a multiple of LTM revenues, a range of 0.4x to 1.4x and a median of 0.7x; (2) for enterprise value as a multiple of LTM operating income, a range of 4.1x to 22.1x and a median of 11.5x; (3) for equity value as a multiple of LTM net income, a range of 6.4x to 39.9x and a median of 18.0x; and (4) for equity value as a multiple of LTM book value, a range of 0.8x to 9.9x and a median of 2.9x.

     Utilizing this methodology, Piper Jaffray derived an estimated valuation range of approximately $60 to $65 million for the equity value of BLC.

     No company utilized in the comparable public company analysis and the comparable transactions analysis was identical to BLC. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning historical performance, projected financial results, competitive position and industry trends. These factors were used to adjust the value of BLC versus the Public Comparables and the Comparable Acquisitions.

     DISCOUNTED CASH FLOW ANALYSES OF BLC. Using a discounted cash flow analysis, Piper Jaffray calculated a range of equity values for BLC, based on the net present value of implied future cash flows of BLC and a terminal value assuming BLC is sold in 2001 at a multiple of operating income. Piper Jaffray analyzed and used internal financial planning data prepared by management of BLC for 1997 through 2001. Piper Jaffray calculated the range of net present values for BLC based on a range of discount rates of 13% to 17% and a range of terminal value multiples of forecasted 2001 operating income of 5.0x to 7.0x. This analysis yielded a range of estimated equity values from $41.6 million to $68.9 million with a median of $54.4 million.

     DEEMED SALE MODEL. Based upon the ranges of values of BLC estimated through the discounted cash flow, comparable acquisitions and comparable company analyses, Piper Jaffray estimated the financial consequences of a deemed sale of BLC, and distribution of the proceeds thereof to the holders of Common Stock of BLC, BUL and FEB, assuming a sale of shares of stock of BLC, and distribution of such BLC sale proceeds by BUL and FEB to their respective holders. Using equity values of $56.0 million, $58.0 million and $60.0 million for BLC (which Piper Jaffray deemed the appropriate range of possible values for BLC after considering the results of the comparable company, comparable transactions and discounted cash flow analyses), Piper Jaffray's calculations, inclusive of the tax consequences of the tax structures described above, resulted in the following ranges of appropriate values: (1) for BLC Common Stock, $476 to $510 per share; (2) for BULA Common Stock, $84 to $90 per share; (3) for BULB Common Stock, $84 to $90 per share and (4) for FEB Common Stock, $25 to $27 per share.

     LONG-TERM DIVIDEND MODEL. Piper Jaffray also calculated the present value to holders of the Common Stock of future dividends that could be made by BLC based upon the operating plan for BLC for the years 1997-2001 prepared by the Companies' management, if all net cash flow were distributed annually to holders of the Common Stock of BLC, BUL and FEB, after giving effect (both in the periods from 1997-2001 and after 2001) to (i) taxation of the dividends at the corporate level, i.e., taxes imposed on dividends received by each of the Companies, inclusive of the tax consequences of the tax structures, described above, (ii) administrative expenses at each of BUL and FEB and (iii) the BULA Common Stock dividend preference by calculating the present value of the preferential dividend to which such shares are entitled. After

2001, a normalized dividend capacity was calculated based upon BLC's long-term growth outlook established by management of BLC. A perpetuity value of future dividends was calculated using a 10% growth rate. The present value of the future dividends was calculated using discount rates of 17%, 19% and 21% based on estimated required rates of returns for like equity investments.

     Based upon such analyses, the following ranges of appropriate values of the Common Stock were derived: BLC Common Stock, $447 to $520 per share; BULA Common Stock, $103 to $120 per share; BULB Common Stock, $101 to $117 per share; and FEB Common Stock, $46 to $53 per share.

     HISTORICAL STOCK PRICE ANALYSES. Piper Jaffray reviewed the trading performance of the Common Stock of each of the Companies for the period from April 21, 1995 to November 28, 1997 for BLC and August 5, 1994 to November 28, 1997 for BUL and FEB. Piper Jaffray determined that the cash consideration represents premiums (or discounts) to the last trading price one day and four weeks prior to the announcement date and the twelve-month average trading prices for each of the Companies as set forth below.

                                                          FEB             BUL             BLC
                                                      COMMON STOCK   SERIES A STOCK   COMMON STOCK
                                                      ------------   --------------   ------------
Twelve-Month Average Premium........................  $   23.09/76%    $81.31/206%    $366.59/231%
Four-Week Premium (discount)........................   (14.45)/(21)     74.69/162      283.43/117
One-Day Premium.....................................         .43/1      67.69/128      269.13/105

     BULB Common Stock is not publicly traded.

     PREMIUMS IN SELECTED MINORITY INTEREST TRANSACTIONS. Piper Jaffray reviewed certain publicly available information regarding certain transactions involving the purchase of a minority interest announced between January 1, 1991 and November 28, 1997. The comparable minority interest, going-private transactions were the acquisition of Acordia Inc. by Anthem Inc., effective July 15, 1997; the acquisition of Mafco Consolidated Group by Mafco Holdings Inc., effective July 9, 1997; the acquisition of Central Tractor Farm & Country by JW Childs Equity Partners LP, effective March 27, 1997; the acquisition of WCI Steel Inc. by Renco Group Inc., effective November 27, 1996; the acquisition of SyStemix Inc. by Novartis AG, effective February 16, 1997; the acquisition of Great American Management & Investment Inc. by Equity Holdings, Chicago, IL, effective April 26, 1996; the acquisition of SCOR US Corp by SCOR, effective December 21, 1995; the acquisition of Ropak Corp. by LinPac Mouldings Ltd., effective June 16, 1995; the acquisition of United Medical Corp. by Investor Group, effective May 13, 1993; the acquisition of Country Lake Foods Inc. by Land O'Lakes Inc., effective November 13, 1991; and the acquisition of Medical Management of America by Investor Group, effective May 17, 1991 (the "Minority Interest Comparables"). For each of the Minority Interest Comparables, Piper Jaffray (1) compared the per share acquisition price and the per share pre-announcement trading price and (2) calculated the premium over the pre-announcement trading price represented by the acquisition price. Premiums paid in the Minority Interest Comparables showed a mean of 24.9% and a median of 17.6% one day prior to the announcement date, a mean of 38.5% and a median of 38.6% four weeks prior to the announcement date and a mean of 46.9% and a median of 32.3% for the average price during the twelve months prior to the announcement date. The cash consideration represented premiums over the last trading price for the shares of Common Stock on November 28, 1997 as follows: FEB Common Stock, 1%; BULA Common Stock, 128%; and BLC Common Stock, 105%.

     OTHER FACTORS. Arriving at a range of appropriate values for a company's common stock and the preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at a range of appropriate values of the Companies' Common Stock and delivering its opinions, Piper Jaffray did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Piper Jaffray believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. No limitations were imposed by the Companies upon Piper Jaffray with respect to investigations made or procedures followed by Piper Jaffray in arriving at ranges of appropriate values of the Companies' Common Stock and rendering the Piper Jaffray Opinions.

     In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Companies. Any estimates contained in the analyses performed by Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses do not purport to be appraisals or to reflect the prices at which such businesses might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described below, the Piper Jaffray Opinions and the analyses provided by Piper Jaffray to the Companies were among several factors taken into consideration by the Companies in making their determinations to effect the Mergers. Consequently, the Piper Jaffray analyses described above should not be viewed as determinative of the decision of the Companies to effect the Mergers.

     Piper Jaffray is a nationally recognized investment banking firm and, as a customary part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, and valuations for corporate and other purposes. Piper Jaffray was selected because of its expertise, reputation and familiarity with transactions similar to the Mergers.

     COMPENSATION. Pursuant to a letter agreement dated May 16, 1997, as amended on October 1, 1997, the Companies jointly and severally agreed to pay to Piper Jaffray (i) a retainer fee of $75,000, and (ii) an additional fee of $325,000 which was paid upon the delivery to the Companies of the Piper Jaffray Opinions. In addition, the Companies agreed to reimburse Piper Jaffray for its reasonable expenses (including certain fees and disbursements of its legal counsel) and to indemnify Piper Jaffray and certain related parties from and against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade the equity securities of the Companies for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

DETERMINATIONS OF THE BOARDS; FAIRNESS OF THE MERGERS

     As discussed under "-- Background of the Mergers," the Boards determined the Merger Agreement and the Mergers to be fair to the stockholders of each of the Companies. In reaching this conclusion, the Boards considered a number of factors, including, among other things, the Piper Jaffray Opinions, that, as of such date and subject to the assumptions and limitations therein, the cash consideration to be received by holders of the Common Stock of each of the Companies pursuant to the Merger Agreement is fair from a financial point of view to such stockholders (other than the Affiliated Stockholders and the Dissenting Stockholders). The full text of such opinions, which set forth, among other things, the opinions expressed, procedures followed, matters considered and limitations on review undertaken in connection with such opinions, are attached as Annex B to this Information Statement. Stockholders are urged to read the opinions in their entirety.

     REASONS FOR THE BOARDS' DETERMINATION. In reaching their recommendation, the Boards considered the following material factors:

          (a) The analysis and subsequent presentation and opinions of Piper Jaffray, which included, among other things, analyses of the value of the Companies' Common Stock and comparisons with similar companies and similar transactions, and which indicated that the cash consideration to be received pursuant to the Merger by the holders of shares of Common Stock of each of the Companies is fair to such stockholders (other than the Affiliated Stockholders) from a financial point of view (such opinions of Piper Jaffray were given subject to certain limitations, qualifications and assumptions specified therein; see "-- Financial Advisor; Determination of Values; Fairness Opinions"). In connection with their consideration of the Piper Jaffray Opinions, as part of their determination with respect to the fairness of the cash consideration to be received by holders of Common Stock pursuant to the Merger Agreement, the Boards adopted the conclusions, and the analyses underlying such conclusions, of Piper Jaffray, based upon their view as to the reasonableness of such analyses.

          (b) The belief of each of the Boards that Piper Jaffray's analysis supports the Boards' determination that the consideration to be received by holders of Common Stock pursuant to the Merger Agreement is fair because the aggregate value of the cash consideration exceeds the range of appropriate values calculated by Piper Jaffray in its various analyses.

          (c) The Companies' businesses, condition and prospects, and the current and historical trading prices for the Companies shares. The Boards believe that the Companies' stockholders were unlikely to realize the full value of their shares under the current holding company structure given the historic discount in the trading price for the Common Stock.

          (d) The terms of the proposed Mergers, including, among other things, the consideration to be paid to holders of Common Stock, including premiums of approximately (a) 19%, 289% and 163% to the closing bid price of the Common Stock of each of FEB, BUL and BLC, respectively, to the day prior to the announcement of the transaction based on bid prices of $45, $31 and $200 per share of FEB Common Stock, BULA Common Stock and BLC Common Stock, respectively and (b) 76%, 206% and 231% to the twelve-month average last trading prices of the FEB Common Stock, BULA Common Stock and BLC Common Stock, respectively. The Boards determined that these terms provide full value for stockholders because stockholders receive a premium over the current and historical market price and net book value.

          (e) The availability of a statutory right of appraisal under Section 262 of the DGCL. See "STOCKHOLDERS' RIGHTS OF APPRAISAL."

     The foregoing discussion of the information and factors considered by the Boards is not intended to be exhaustive. In view of the wide variety of the factors considered in connection with its evaluation of the proposed Mergers, the Boards did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Boards viewed their position and recommendation as being based on the totality of the information presented and considered by them.

     Because the consent of a majority of stockholders of each of the Companies has already been obtained, there will not be a vote of the stockholders of any of the Companies and none of the directors and executive officers of the Companies or Webco is making a recommendation to stockholders of the Companies regarding the Mergers.

     FAIRNESS OF THE MERGERS TO UNAFFILIATED STOCKHOLDERS. The Boards believe that the Mergers are fair to the Unaffiliated Stockholders for all of the reasons set forth above.

     Piper Jaffray presented the Boards with recommended ranges of appropriate values of the Companies' Common Stock. See "-- Financial Advisor; Determination of Values; Fairness Opinions." The Merger Consideration selected equals the highest price of the range of values presented by Piper Jaffray for the respective Company, plus the amount of the dividend the respective Company likely would have declared and paid in 1997 (based on historical practices) to its respective stockholders had the Mergers not taken place. The Piper Jaffray Opinions considered the fairness of the cash consideration to be received pursuant to the Merger by holders of the Common Stock (other than Affiliated Stockholders). Webco will not receive the Merger Consideration. The Board of each Company unanimously determined that the Merger Agreement and the Mergers are fair to the Company's stockholders.

     In light of the foregoing, the Boards did not consider it necessary to, and the Boards believe the proposed transaction is fair despite the fact they did not, (i) retain an unaffiliated representative to act solely on behalf of Unaffiliated Stockholders for purposes of negotiating the terms of the Mergers and the Merger Agreement or (ii) structure the Mergers to require the approval of a majority of the Unaffiliated Stockholders of any of the Companies.

PURPOSE AND STRUCTURE OF THE MERGERS

     The parties entered into the Merger Agreement in order that Webco and Mr. Best may acquire beneficial ownership of the entire equity interests in each of the Companies. The Boards of Directors of each of the Companies have increasingly recognized that (a) significant financial and operational constraints have prevented and are likely to continue to prevent the Companies' stockholders from enjoying the benefits which usually flow from being stockholders of a public company; (b) the Companies have never developed and are not likely to develop in the foreseeable future any significant trading market for their shares of Common Stock; (c) the Companies have incurred and will continue to incur substantial costs as a result of each of their status as public companies under the Exchange Act; (d) the multi-tiered corporate structure makes it difficult for the public equity market to evaluate the Companies' net asset values and future prospects; and (e) the Companies' status as public companies has placed and will continue to place them at a substantial competitive disadvantage due to the required public disclosure of competitive information that certain of the Companies' competitors currently do not have to disclose.

     The Boards have each determined that it is both appropriate and desirable to convert the Companies to private ownership. Accordingly, Mr. Best prepared a proposal to convert the Companies to private ownership.

     The acquisition of the shares of Common Stock of each of the Companies from holders of such shares has been structured as a series of simultaneous mergers in order to transfer ownership of the remaining publicly held equity interests in the Companies to Webco and Mr. Best in one transaction and at the same time provide cash to the Unaffiliated Stockholders at a premium to historic trading prices. See "MARKET PRICES AND DIVIDENDS" and "SOURCE AND AMOUNT OF FUNDS."

     The Mergers have been structured as a merger of each of the Merger Subs with and into the Companies with the Companies being the Surviving Corporations. The transaction has been structured as a series of simultaneous mergers because it is an efficient means of acquiring the entire public interests in the Companies in a single transaction and because a merger provides flexibility with respect to certain financial, operational and tax planning considerations. Prior to determining to proceed with a merger proposal, Mr. Best also considered the following alternatives: cash tender offers (which he rejected because there could be no assurance that it would result in Webco acquiring the entire equity interests in each of the Companies), and reverse stock splits (which he rejected because they could not be structured as efficiently or in as cost effective manner as the Mergers).

     After the Mergers, the Surviving Corporations will be wholly owned, directly and indirectly, by Mr. Best and Webco. Immediately following the consummation of the Merger, each of the Surviving Corporations will be merged with and into Webco.

     For additional information concerning the purpose of the Mergers, see "-- Background of the Mergers," "-- Determinations of the Boards; Fairness of the Mergers" and "-- Plans for the Companies After the Mergers."

CERTAIN EFFECTS OF THE MERGERS

     FEB, BUL, BLC AND WEBCO. At the Effective Time, (i) each of W1, W2 and W3 will merge with and into FEB, BUL and BLC, respectively, and the separate corporate existence of each of the Merger Subs will cease, (ii) the Companies will be wholly owned, directly and indirectly, by Mr. Best and Webco, (iii) all the rights, privileges, immunities, powers and franchises of the Companies and the Merger Subs will vest in the Surviving Corporations and (iv) all obligations, duties, debts and liabilities of the Companies and the Merger Subs will be the obligations, duties, debts and liabilities of the Surviving Corporations. The Certificate of Incorporation of each of the Companies, as in effect immediately prior to the Effective Time, will be amended to read in their entireties as Exhibits A-1, A-2 and A-3 to the Merger Agreement which is attached hereto as Annex A. The By-laws of each of the Merger Subs, as in effect immediately prior to the Effective Time, will be the By-laws of each respective Surviving Corporation. The directors and officers of each of the Companies immediately prior to the Effective Time will be, from and after the Effective Time, the directors and officers of each respective Surviving Corporation. After the Mergers, the Surviving Corporations will be wholly owned, directly and indirectly, by Mr. Best and Webco. Immediately following the consummation of the Merger, each of the Surviving Corporations will be merged with and into Webco.

     STOCKHOLDERS. As a result of the Mergers, the Common Stock of each of the Companies will no longer be publicly traded and the Surviving Corporations will be wholly owned, directly and indirectly, by Mr. Best and Webco. Following the Mergers, persons who were stockholders of any of the Companies immediately prior to the Mergers will no longer have an opportunity to continue their interests in any of the Companies as ongoing corporations and therefore will not share in their future earnings and potential growth. Trading in the shares of Common Stock of each of the Companies will cease immediately following the Effective Time. Registration of the Common Stock of each of the Companies under the Exchange Act also will be terminated, as will the ongoing disclosure requirements thereunder.

     Stockholders who properly perfect their statutory appraisal rights under and in accordance with Section 262 of the DGCL will have the right to seek appraisal of their Common Stock of each of the Companies owned by them. See "STOCKHOLDERS' RIGHTS OF APPRAISAL."

PLANS FOR THE COMPANIES AFTER THE MERGERS

     Following completion of the Mergers, the Companies will be wholly owned, directly and indirectly, by Mr. Best and Webco and the public will no longer own a minority equity interest in any of the Companies. Immediately following the Mergers, each of the Companies will be merged with and into Webco, with Webco surviving (the "Subsequent Merger"), and Webco will be renamed "Best Lock Corporation." Accordingly, the business and operations of the Companies will be continued by Webco substantially as they have been and are currently being conducted. It is anticipated that the directors and officers of BLC will ultimately be the directors and officers of Webco.

     As a result of the Subsequent Merger, Mr. Best will be the sole voting stockholder of the combined businesses of the Companies. Accordingly, Mr. Best will be able to direct and control the policies of the Companies and any of their subsidiaries, including with respect to any extraordinary corporate transaction such as a merger (including the Subsequent Merger), reorganization or liquidation involving the Companies or any of their subsidiaries, a sale or transfer of a material amount of assets of the Companies or any of their subsidiaries, a change in the capitalization or other changes in the Companies' corporate structure or business or the composition of the Boards or management, without taking into account the current public minority equity interest.

     However, except as described in this Information Statement (including the Subsequent Merger), Mr. Best and Webco do not have any present plans or proposals that relate to a sale or transfer of a material amount of assets of the Companies or any of their subsidiaries, a change in the capitalization or other changes in the Companies' corporate structure or business or the composition of the Boards or management.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

     GENERAL. In considering the Merger Agreement and the transactions contemplated thereby, stockholders of each of the Companies should be aware that certain members of the Companies' management and the Boards have certain interests in the Mergers that may present them with actual or potential conflicts of interests with respect to the Mergers.

     Mr. Best and his wife, Mariea Best, are the only two members of the Board of Directors of each of FEB, BUL, BLC, the Merger Subs and Webco. In addition, the Bests are the beneficial owners of all the capital stock of Webco which owns, directly and indirectly, all of the capital stock of each of the Merger Subs.

     In February 1995, Mr. Best, Webco and BLC formed Best Lock Partnership, an Indiana general partnership ("BLP"), to acquire 204,053 and 8,787 shares of FEB Common Stock and BUL Common Stock, respectively, from various members of the Best family. BLP was dissolved in August, 1997 and, in connection therewith, the FEB Common Stock and BUL Common Stock held by BLP was distributed to Mr. Best, Webco and BLC in accordance with the terms of the BLP partnership agreement. In connection with the dissolution of BLP, Webco purchased 23,000 shares of FEB Common Stock from BLC for aggregate consideration of $1,233,030.

     EMPLOYMENT AGREEMENTS. Russell C. Best is a party to an employment agreement with BLC. The terms of his employment agreement will not be affected by the Mergers and his agreement ultimately will be assumed by Webco. Mr. Best serves on the Board of each of the Companies, Webco and each of the Merger Subs.

     INDEMNIFICATION. Pursuant to the Merger Agreement, Webco as the ultimate surviving corporation will indemnify, defend and hold harmless the present directors and officers of each of the Companies and their subsidiaries against all losses, claims, damages, liabilities, fees and expenses arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted under Delaware law as in effect at the date hereof. See "THE MERGER AGREEMENT -- Certain Other Covenants -- Directors' and Officers' Indemnification."

STOCK BONUS PLAN PARTICIPANTS

     As part of the transaction but conditioned upon the consummation of the Mergers, the Best Lock Corporation Stock Bonus Plan (the "Stock Bonus Plan") will be terminated. The Stock Bonus Plan participants will be provided the right to dissent from the Mergers and assert appraisal rights for the BLC Corporation Stock and BULA Common Stock allocated to their Stock Bonus Plan accounts by
notifying NBD Bank, N.A., the Stock Bonus Plan trustee, on or before          ,
1997. The Stock Bonus Plan trustee will assert appraisal rights on behalf of those participants who give timely notice of such request. It is likely that the costs associated with the assertion of appraisal rights will be borne on a pro rata basis by those participants asserting their appraisal rights. See "STOCKHOLDERS' RIGHTS OF APPRAISAL."

     If the Mergers are consummated, the participants in the Stock Bonus Plan will be entitled to have allocated to their respective accounts under the Stock Bonus Plan, the same Merger Consideration, or cash in lieu thereof, for the shares of BLC Common Stock and BULA Common Stock allocated to them under the Stock Bonus Plan that the other stockholders of BLC and BUL will receive for their shares of Common Stock. The Companies engaged Piper Jaffray, an independent valuation company, to opine as to the fairness of the Merger Consideration. For more information on the determination of the Merger Consideration, see "SPECIAL FACTORS -- Financial Advisor, Determination of Values; Fairness Opinions."

     As soon as practicable after the transaction, BLC will request a favorable determination from the Internal Revenue Service relating to termination of the Stock Bonus Plan. Upon receipt of a favorable Internal Revenue Service ruling and consistent with applicable tax laws and the provisions set forth in the Stock Bonus Plan, participants will then be provided the right to have their Stock Bonus Plan accounts distributed directly to them or transferred to the Best Lock Corporation Retirement Savings Plan (the "401(k) Plan").

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS

     In general, under the Internal Revenue Code of 1986, as amended (the "Code"), the receipt of cash by a stockholder pursuant to the series of simultaneous mergers or pursuant to the exercise of stockholders' rights of appraisal will be a taxable event for federal income tax purposes. Generally, a stockholder will recognize capital gain or loss equal to the difference between
(i) the amount of cash received and (ii) such stockholder's tax basis in the Common Stock surrendered in exchange therefor. To the extent an individual stockholder has held the Common Stock of any of the Companies for one year or less at the Effective Time, any such capital gain generally will be subject to U.S. federal income tax at such stockholder's ordinary income tax rates. To the extent an individual stockholder has held the Common Stock of any of the Companies for more than one year but less than 18 months at the Effective Time, any such capital gain generally will be subject to U.S. federal income tax at a rate of 28%. To the extent an individual stockholder has held the Common Stock of any of the Companies for more than 18 months at the Effective Time, any such capital gain will increase the stockholder's adjusted net capital gain. An individual stockholder's adjusted net capital gain generally will be subject to U.S. federal income tax at a rate of 20% (except with respect to any portion of such adjusted net capital gain which would be taxed at a rate below 28% in the absence of Section 1(h) of the Code, which portion generally will be subject to U.S. federal income tax at a rate of 10%). Because the application of the capital gain and loss rules enacted as part of the Taxpayer Relief Act of 1997 depend on the particular circumstances of each stockholder, each stockholder should consult with his or her own tax advisor with respect to the particular tax consequences of the Mergers to him, her or it. Such gain or loss must be calculated separately for each block of shares of Common Stock (e.g., shares acquired at the same price in a single transaction) held by the stockholder. Stockholders will not be entitled to use the installment method to report any gain with respect to the exchange of the Common Stock because the Common Stock is publicly traded.

     The preceding discussion describes the material federal income tax consequences to the Unaffiliated Stockholders of the Mergers, and does not address any potentially applicable local, state or foreign tax laws. The discussion assumes that stockholders hold their shares of Common Stock as capital assets within the meaning of Section 1221 of the Code. Moreover, the preceding discussion does not discuss all aspects of federal income taxation that may be relevant to a stockholder and it may not apply to (i) Common Stock acquired upon exercise of incentive stock options, non-qualified stock options or otherwise as compensation; (ii) certain tax-exempt stockholders; (iii) stockholders that are subject to special tax provisions, such as banks and insurance companies; and (iv) certain nonresident aliens and foreign corporations.

     A stockholder may be subject to information reporting and to backup withholding at a rate of 31% of all amounts paid to the stockholder, unless such stockholder provides a correct taxpayer identification number or proof of an applicable exemption to the Companies, and otherwise complies with applicable requirements under the Code.

     THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS INFORMATION STATEMENT. EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE MERGERS (INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

ACCOUNTING TREATMENT OF THE MERGERS

     The Mergers will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Webco in connection with the Mergers will be allocated to the Companies identifiable assets and liabilities based on their fair market values, with any excess being treated as goodwill.

                           SOURCE AND AMOUNT OF FUNDS

     The total amount of funds required to consummate the transactions contemplated by the Merger Agreement and to pay related fees and expenses is estimated to be approximately $28.5 million which includes (i) approximately $27.3 million to pay the Merger Consideration and (ii) approximately $1.2 million to pay related fees and expenses. The total amount of funds will be paid from cash proceeds from a $50 million credit facility with LaSalle National Bank (the "Credit Facility"). The Credit Facility will have term and revolving loan components as well as a letter of credit facility and will be secured by substantially all of the assets of the Companies (which, as a result of the Merger and the Subsequent Mergers, will be owned by Webco). The various components of the Credit Facility will bear interest at floating spreads over prime and LIBOR market rates. Webco plans to repay the Credit Facility out of its cash flow from operations. Webco's ability to draw down funds under the Credit Facility are subject to certain conditions, including, without limitation, the execution and delivery of certain documentation (including documents granting security interests in substantially all of the assets of Webco (which, at that time, will consist of the assets of the Companies)), the receipt of certain consents, waivers and approvals and the receipt of certain opinions of the Companies' and Webco's legal and tax advisors.

                       STOCKHOLDERS' RIGHTS OF APPRAISAL

     Pursuant to Section 262 of the DGCL, any holder of Common Stock of any of the Companies who does not wish to accept the consideration to be paid pursuant to the Merger Agreement with respect to one or more of the Companies may dissent from any of the Mergers and elect to have the fair value of such stockholder's shares (the "Dissenting Shares") of Common Stock of any of the Companies (exclusive of any element of value arising from the accomplishment or expectation of the Mergers) judicially determined and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of Section 262. The Boards of each of the Companies believes that the Merger Consideration to be received by the stockholders of the respective Company is fair. There can be no assurance, however, that if a stockholder properly perfected his appraisal rights under the DGCL, he would receive more or less than the applicable cash consideration to be paid in the applicable Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Annex C to this Information Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of Common Stock of any of the Companies as to which appraisal rights are asserted. If you wish to exercise appraisal rights but are not a record holder of Common Stock of the Company or Companies beneficially owned by you for which appraisal is sought, you must make arrangements to have the record owner of such shares act for you in seeking appraisal. See "SPECIAL FACTORS -- Stock Bonus Plan Participants."

     Under Section 262, where a proposed merger is approved by written consent of stockholders, the corporation must notify each of its stockholders that appraisal rights are available, and must include in such notice a copy of
Section 262. This Information Statement constitutes such notice to stockholders of the Company. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully Annex C to this Information Statement because failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the Common Stock, the Company believes that stockholders who consider exercising such rights should seek the advice of counsel.

     Any holder of Common Stock of any of the Companies wishing to exercise the right to dissent from any of the Mergers and demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

          (i) Such stockholder must deliver to the applicable Company a written demand for appraisal of such stockholder's shares within 20 days after the date of mailing of this notice of appraisal rights, which demand will be sufficient if it reasonably informs the applicable Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares;

          (ii) Such stockholder must continuously hold such shares from the date of making the demand through the Effective Time. Accordingly, a stockholder who is the record holder of shares of Common Stock on the date the written demand for appraisal is made but who thereafter transfers such shares prior to the Effective Time will lose any right to appraisal in respect of such shares; and

          (iii) Persons holding Common Stock in more than one of the Companies should send a separate demand for each of the Mergers from which they are dissenting.

     A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on such stock certificates, should specify the stockholder's name and mailing address, the Merger from which the stockholder is dissenting, the number of shares of Common Stock of the applicable Company owned and that such stockholder intends thereby to demand appraisal of such stockholder's Common Stock of such Company. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners of a Company may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for one or more beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     A stockholder who elects to exercise appraisal rights should mail or deliver a written demand with respect to each Merger in which such stockholder desires to demand appraisal to: Best Lock Corporation, 8900 Keystone Crossing, Indianapolis, Indiana 46240, Attention: General Counsel. Written demand for appraisal pursuant to Section 262 must be received by the applicable Company no
later than                     , which is the 20th day after the date of mailing
of this notice.

     Prior to, or within ten days after the Effective Time, each Company must send notice of the Effective Time to its stockholders. If such notice is sent more than 20 days after the sending of this notice, such second notice will be sent only to those stockholders who have demanded appraisal for their shares of Common Stock.

     Within 120 days after the Effective Time, but not thereafter, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Common Stock of a Company held by all dissenting stockholders. None of Companies presently intend to file such a petition, and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporations will file such a petition or that the Surviving Corporations will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section
262. Inasmuch as none of the Companies has any obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder's previous written demand for appraisal. In any event, at any time within 60 days after the Effective Time (or at any time thereafter with the written consent of any of the Companies), any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the consideration provided in the Merger Agreement, provided that no appraisal in the Chancery Court shall be dismissed as to any stockholder with approval of the Court, and such approval shall be conditioned on such terms as the Court deems just.

     Within 120 days after the Effective Time, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the applicable Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the applicable Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The applicable Surviving Corporation must mail such statement to the stockholder within 10 days of receipt of such request.

     If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the applicable Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE CONSIDERATION THEY WOULD RECEIVE

PURSUANT TO THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES.

     In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of values, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., decided October 21, 1996, the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, that are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on the factual circumstances, may or may not be a stockholder's exclusive remedy in connection with transactions such as the Merger.

     Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote the shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions, if any, declared by a Board as payable to holders of record of shares as of a record date prior to the Effective Time).

     At any time within 60 days after the Effective Time, any stockholder who has demanded appraisal rights will have the right to withdraw such demand for appraisal and to accept the terms offered in the applicable Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the applicable Surviving Corporation. If no petition for appraisal with respect to the applicable Merger is filed with the Delaware Court of Chancery within 120 days after the Effective Time, all holders of shares of Common Stock of such Company will be entitled to receive the Merger Consideration. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the applicable Surviving Corporation a written withdrawal of such stockholder's demand for appraisal and acceptance of the Mergers, except that (i) any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the applicable Surviving Corporation and (ii) no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If (i) the applicable Surviving Corporation does not approve a stockholder's request to withdraw a demand for appraisal when such approval is required or (ii) the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, and interest, if any, thereon as determined by the Delaware Court of Chancery.

FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL WILL RESULT IN THE LOSS OF A STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

                              THE MERGER AGREEMENT

THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT NOT SUMMARIZED ELSEWHERE IN THIS INFORMATION STATEMENT. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A TO THIS INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY AND TO CONSIDER IT CAREFULLY.

EFFECTIVE TIME

     The Mergers will become effective, and the Effective Time will occur, upon the filing of Certificates of Merger with the Secretary of State of the State of Delaware as required by the DGCL or such later time as is agreed to by the parties and specified in such certificates. Such filings will be made on or as promptly as practicable following the closing date under the Merger Agreement, which will take place not later than the second business day after the satisfaction or waiver of all of the conditions set forth in the Merger Agreement, or such other time as agreed by the Companies and Webco, (the "Closing Date"). There can be no assurance as to when the Mergers will be consummated. If the Mergers have not been consummated on or prior to January 31, 1998, the Merger Agreement may be terminated by any of the Companies, the Merger Subs or Webco See "-- Conditions to Consummation of the Mergers" and "-- Termination."

MERGER CONSIDERATION; CONVERSION OF SHARES

     At the Effective Time, each share of Common Stock of each of the Companies (other than shares as to which dissenters' rights have been duly asserted and perfected under the DGCL, treasury shares and shares held by Webco, which will be cancelled) will be converted into the right to receive the Merger Consideration. However, the Companies do not anticipate that any stockholder other than Mr. Best, Webco and the Companies will have enough shares of FEB Common Stock, BUL Common Stock or BLC Common Stock to receive a whole share of any New Common Stock. No fractional shares will be issued, but stockholders (other than Webco and the Companies) entitled to a fractional share will receive a cash payment in lieu thereof. Therefore, pursuant to the Mergers, each stockholder of FEB, BUL and BLC as of the Effective Time, other than Webco or any of the Companies, will be entitled to receive the following applicable amount in full payment for, and in cancellation of, the stockholder's respective shares of Common Stock of the respective Company: (a) $53.55 per share of FEB Common Stock, (b) $120.69 per share of BULA Common Stock, (c) $118.12 per share of BULB Common Stock or (d) $525.43 per share of BLC Common Stock held by such stockholder. Stockholders will receive the Merger Consideration in the form of cash, without interest, upon surrender of the certificate formerly representing shares of Common Stock. See "-- Procedure for Payment." Based on the conversion ratio of BULB Common Stock and the number of shares held by FEB, the sole holder of BULB Common Stock, FEB will receive only whole shares of New BUL Common Stock in the Mergers. All such shares of Common Stock, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate.

PROCEDURE FOR PAYMENT

     Prior to the Effective Time, Webco will designate an agent (the "Paying Agent") to receive the funds, as needed, to effect the payment of the Merger Consideration. Promptly after the Effective Time, the Paying Agent will mail to each record holder of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Common Stock of each of the Companies (the "Certificates"), whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate to the Paying Agent for cancellation, together with such letter of transmittal, duly executed, the holder of such Certificate will receive in exchange therefor the cash consideration for each share of Common Stock of each of the Companies formerly represented by such Certificate, to be mailed within three business days of receipt thereof, and the Certificate so surrendered shall forthwith be canceled.

STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS.

     If payment of the cash consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment will have paid any transfer and other taxes required by reason of the payment of the cash consideration to a person other than the registered holder of the Certificate surrendered or will have established to the satisfaction of the applicable Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered, each Certificate (other than Certificates representing Common Stock held by those stockholders who perfect their appraisal rights pursuant to the DGCL) will be deemed at any time after the Effective Time to represent only the right to receive the cash consideration.

     In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash consideration deliverable in respect thereof, provided that the person to whom the Merger Consideration is paid will, as a condition precedent to the payment thereof, give the applicable Surviving Corporation a bond in such sum as it may direct or otherwise indemnify such Surviving Corporation in a manner satisfactory to it against any claim that may be made against such Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

DISSENTER'S RIGHTS

     The Merger Agreement provides that Common Stock of each of the Companies outstanding immediately prior to the Effective Time and held by a stockholder who has delivered a written demand for appraisal in accordance with Section 262 of the DGCL will not be converted into the right to receive the Merger Consideration unless and until such stockholder fails to perfect or effectively withdraws or otherwise loses the right to appraisal under the DGCL. See "STOCKHOLDERS' RIGHTS OF APPRAISAL." The Merger Agreement further provides that, if after the Effective Time, any such stockholder fails to perfect or effectively withdraws or loses the right to appraisal, such dissenting shares will be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such stockholder is entitled, without interest or dividends thereon.

CERTAIN REPRESENTATIONS AND WARRANTIES

     THE COMPANIES. Pursuant to the Merger Agreement, each of the Companies has made representations and warranties regarding, among other things, (i) such Company's organization, existence and qualification to do business and similar corporate matters, (ii) such Company's capitalization, (iii) such Company's authority to enter into and perform its obligations under the Merger Agreement,
(iv) the absence of conflict of the Merger Agreement and the transactions contemplated thereby with such Companies certificate of incorporation, by-laws, certain agreements and applicable laws and (v) certain regulatory consents and approvals.

     WEBCO. Pursuant to the Merger Agreement, Webco and each of the Merger Subs have made representations and warranties regarding, among other things, (i) Webco's and each of the Merger Subs' organization and existence and similar corporate matters, (ii) the capitalization of each of the Merger Subs, (iii) Webco's and each of the Merger Subs' authority to enter into and perform its respective obligations under the Merger Agreement, (iv) the absence of conflict of the Merger Agreement and the transactions contemplated thereby with Webco's and each of the Merger Subs' certificate of incorporation, by-laws, certain agreements and applicable laws and (v) certain regulatory consents and approvals.

CONDUCT OF BUSINESS PENDING THE CLOSING

     The Merger Agreement provides that except as expressly contemplated by the Merger Agreement or as agreed to in writing by Webco, after the date of the Merger Agreement and prior to the Effective Time, the business of each of the Companies will be conducted only in the ordinary and usual course. In particular, none of the Companies will directly or indirectly, (i) sell, transfer or pledge or agree to sell, transfer or pledge any of the shares of Common Stock of any of the Companies or capital stock of any subsidiaries beneficially owned by it; (ii) amend its Certificate of Incorporation or By-laws; (iii) split, combine or reclassify the outstanding shares of its Common Stock; (iv) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock.

CERTAIN OTHER COVENANTS

     FURTHER ACTION; REASONABLE EFFORTS. Pursuant to the Merger Agreement, each of the parties has also agreed to use its reasonable efforts to take all actions necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including using reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties, to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings. In addition, each of the Companies, the Merger Subs and Webco will use their respective reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

     ACTION BY WRITTEN CONSENT; INFORMATION STATEMENT. Each of the Companies and Webco has agreed to execute a written consent, or cause a written consent to be executed with respect to all of the shares of Common Stock of each of the Companies and the Merger Subs owned by it in favor of the approval and adoption of the Merger Agreement and to provide each of the Companies with all information concerning Webco and the Merger Subs necessary or reasonably appropriate to be included in this Information Statement.

     PUBLICITY. The Merger Agreement also provides that no party to the Merger Agreement will issue or cause the publication of any press release or other announcement with respect to the Mergers, the Merger Agreement or the other transactions contemplated thereby without the prior consultation of the other parties, except as may be required by law if all reasonable efforts have been made to consult with the other parties.

     INDEMNIFICATION. Pursuant to the Merger Agreement, Webco, as the ultimate surviving corporation after the Subsequent Merger, will indemnify, defend and hold harmless the present directors and officers of each of the Companies against all losses, claims, damages, liabilities, fees and expenses arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted under Delaware law as in effect at the date of the Merger Agreement.

CONDITIONS TO CONSUMMATION OF THE MERGERS

     The Merger Agreement provides that the obligation of each party to the Merger Agreement to effect the Mergers is subject to approval and adoption of the Merger Agreement by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock of each of the Companies entitled to vote. In addition, the obligations of Webco and the Merger Subs to effect the Mergers are further subject to the satisfaction on or prior to the Closing Date of the following conditions (any or all of which may be waived by Webco and the Merger Subs to the extent permitted by applicable law): (i) no statute, rule, regulation, order, decree or injunction will have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits the consummation of the Mergers and will be in effect; (ii) the representations and warranties of each of the parties to the Merger Agreement will be true and correct in all material respects at and as of the Closing Date; and (iii) the consummation of the Credit Facility by Webco and reasonable assurances, in Webco's determination, of its ability to receive funds pursuant thereto.

TERMINATION

     The Merger Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a) by the mutual consent of the Companies, the Merger Subs and Webco; or

          (b) by the Companies, on the one hand, or Webco on the other hand, if:
     (i) the Mergers have not been consummated on or prior to January 31, 1998; provided, however, such right will not be available to any party whose failure to fulfill any obligation has been the cause of, or resulted in, the failure of the Mergers to occur on or prior to such date, (ii) the stockholders of any of the Companies fail to approve the Merger Agreement; provided, however, such right will not be available to any party whose failure to fulfill any obligation has been the cause of, or resulted in, the failure of stockholders to approve the Merger Agreement or (iii) any Governmental Entity has issued a statute, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the Mergers and such statute, order, decree, regulation or other action will have become final and non-appealable. See "-- Miscellaneous -- Amendment; Waiver; Termination."

     Upon termination, the Merger Agreement will become null and void, without liability on the part of any party thereto, except as set forth below. See "-- Miscellaneous; Fees and Expenses." Nothing will relieve any party, however, from any liability or obligation with respect to any willful breach of the Merger Agreement.

MISCELLANEOUS

     FEES AND EXPENSES. The Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the consummation of the transactions contemplated thereby will be paid by the party incurring such expenses.

     AMENDMENT; WAIVER; TERMINATION. The Merger Agreement may be amended by the parties thereto at any time before or after approval by the stockholders of the Companies of the matters presented in connection with the Mergers, but after any such approval no amendment may be made without the approval of such stockholders if such approval is required by law or if such amendment changes the Merger Consideration or alters or changes any of the other terms or conditions of the Merger Agreement if such alteration or change would adversely affect the rights of stockholders unaffiliated with Webco.

     At any time prior to the Effective Time, the parties to the Merger Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained therein or in any document, certificate or writing delivered pursuant thereto or (iii) waive compliance with any of the agreements or conditions of the other parties thereto contained therein.

                               REGULATORY MATTERS

     Neither the Companies, the Merger Subs nor Webco are aware of any governmental consents or approvals that are required prior to the parties' consummation of the Mergers. It is presently contemplated that if such governmental consents and approvals are required, such consents and approvals will be sought. There can be no assurance that any such consents and approvals will be obtained.

                  CERTAIN INFORMATION CONCERNING THE COMPANIES

     FRANK E. BEST, INC. FEB is a holding company with no business operations of its own. FEB's only material asset is its ownership of 100% of the outstanding BULB Common Stock, which is equal to approximately 78% of the total outstanding shares of capital stock of BUL and which corresponds to approximately 84% of the outstanding BUL Common Stock entitled to vote. FEB was organized in 1920 as a corporation under the laws of the State of Washington and was reincorporated in 1995 under the laws of the State of Delaware.

     BEST UNIVERSAL LOCK CO. BUL is a holding company with no business operations of its own. BUL's only material asset is its ownership of approximately 79% of the outstanding shares of BLC Common Stock. BUL was organized in 1923 as a corporation under the laws of the State of Washington and was reincorporated in 1995 under the laws of the State of Delaware.

     BEST LOCK CORPORATION. BLC's principal business is the manufacture, sourcing, distribution and sale of access control products, which primarily includes locks, lock components and adaptions. BLC was organized in 1928 as a Delaware corporation. BLC's mechanical locking system is built around a proprietary removable key-controlled core and housing utilizing the tumbler system. In connection with the sale of BLC's system of locks, BLC sets up and maintains for its customers a masterkey plan for proper control and security of the locking system. BLC provides these locking systems primarily for commercial end-users, including institutional, industrial and government facilities. Additionally, BLC has supplemented its product offerings to end-users with other access control and auxiliary products, such as service equipment, training programs, key control policy and record keeping.

     BLC's mechanical locks, lock components and adaptions are manufactured or assembled in its plant located in Indianapolis, Indiana and sold through sales representatives throughout the United States, Canada (through BLC's wholly owned Canadian subsidiary, Best Universal Lock Limited) and other countries. BLC's sales representatives are independent representatives, maintaining separate inventories, or corporate-owned sales offices, both selling directly to end-users. BLC does not manufacture all of the access control products it sells, but purchases a number of such items from other manufacturers. BLC is not exclusively represented by any regional hardware house, as are a number of the other large lock manufacturers, but its products are sold through many regional hardware houses as a modification of their regular lines.

     BLC's percentage of total sales revenue of classes of similar products for each of the three last fiscal years is as follows:

                   NAME OF CLASS                       1996    1995    1994
---------------------------------------------------    ----    ----    ----
Door Security Products.............................     71%     68%     67%
All Others.........................................     29      32      33

     BLC has a substantial number of patent rights relating to the locking art and other mechanical fields, and has engaged in substantial experimental and developmental work in connection with such patent rights. The first patent rights acquired by BLC were related to the Best Universal removable core. A number of the early patent rights licensed or otherwise acquired have expired. In addition, BLC has a number of registered trademarks regarding the use of the word 'Best' in association with security products which are considered important and valuable assets of BLC.

     BLC had a backlog of orders as of the following dates which are believed to be firm: November 25, 1997: $4,208,319; November 25, 1996: $6,305,016. It is
expected that 100% of the backlog on November 25, 1997 will be filled within the following twelve month period.

     The business of BLC is highly competitive. The principal methods of competition are in the areas of price, product performance, delivery and service. There are 10 to 15 major lock manufacturing companies in the United States, some of which have substantially greater sales and resources than BLC. These companies manufacture and sell a wide variety of locks and locking hardware or other access control products. The major companies also sell masterkeyed systems of locks in competition with BLC's lock systems.

     Due to the fact that BLC has been engaged in business for more than 65 years and has specialized in the sale of masterkeyed systems of locks, it believes that it is a significant factor in this specialized field. Since industry statistics are not available, BLC is not able to state its relative standing in the overall lock market or in the more specialized masterkeyed system of locks market.

     BLC expended approximately $769,000, $3,055,000 and $3,050,000 on research activities relating to the development of new products or the improvement of existing products in the years ending December 31, 1996, 1995 and 1994, respectively.

     BLC does not believe there will be any material effect that compliance with Federal, state or local provisions regarding the discharge of materials into the environment, or otherwise relating to the protection of the environment, will have upon the capital expenditures, earnings and competitive position of the BLC or its subsidiary.

     BLC estimates it will voluntarily invest approximately $336,802 during its current and succeeding fiscal year to continue to enhance the Company's overall environmental standards. This amount includes capital expenditures ($78,000) and operating expenses of environmental protection facilities.

     BLC is engaged, through its wholly owned Canadian subsidiary, Best Universal Locks Limited, in sales in Canada. There are other foreign sales throughout the world. The total of all such foreign sales amounted to approximately 6%, 6% and 7% of BLC's total sales during 1996, 1995 and 1994, respectively. The risk and profitability of such business does not differ substantially from domestic sales.

     Manufacturing facilities and engineering and executive offices of BLC are located in multipurpose brick and masonry buildings containing a total of approximately 215,000 square feet of manufacturing space, 30,000 square feet of warehouse space and 57,000 square feet of office space at 6161 East 75th Street, Indianapolis, Indiana. The buildings were built specifically for BLC's use in four major phases in 1958, 1965, 1977 and 1989. BLC is using the majority of the floor space in the premises. The production facilities located on the premises include stamping, drilling, broaching, automatic screw machines and all other equipment used by BLC in its manufacturing business. BLC also maintains an engineering department, masterkey department, general accounting, marketing and executive offices in the office portion of the buildings. These buildings are located on an approximately 50 acre tract of real estate owned in fee simple by BLC.

     BLC and its totally-held subsidiary also occupy corporate sales distribution offices, six of which are owned in fee simple and 24 of which are leased. All properties, both owned and leased, together with the related machinery and equipment contained therein, are considered to be well maintained, in good operating condition and suitable and adequate for present and foreseeable future needs.

     BLC also owns 296,318 and 28,073 shares of FEB Common Stock and BUL Common Stock, respectively, which are not entitled to vote under Delaware law by reason of FEB's indirect, and BUL's direct, ownership of a majority of the BLC Common Stock.

     BLC had a total staff as of December 31, 1996 of approximately 448 production and maintenance employees and 714 office, sales and executive employees.

            CERTAIN INFORMATION CONCERNING WEBCO AND THE MERGER SUBS

     Webco is a holding company with no business operations of its own. Webco's only material assets are its ownership of approximately 9.05% of the outstanding shares of FEB Common Stock (which represents approximately 18% of the outstanding FEB Common Stock entitled to vote) and 100% of the outstanding shares of the Merger Subs. The Merger Subs were recently incorporated and organized for the purpose of Webco's acquisition of the Companies pursuant to the Mergers. The Merger Subs have not conducted any business to date except in conjunction with the transactions contemplated by the Merger Agreement. The principal business address and telephone number of Webco and the Merger Subs are c/o Best Lock Corporation, 8900 Keystone Crossing, Indianapolis, Indiana 46240 and (317) 817-0000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1995, BLC purchased from the State of Washington 17,759 shares of BUL Common Stock for $882,786 and 65,114 shares of FEB Common Stock for $1,471,821, which shares had escheated to the State of Washington. The purchase price for such shares was determined pursuant to a bidding procedure established by the State of Washington. In December 1995, in order to provide the Stock Bonus Plan with additional liquidity in connection with the introduction of an early retirement program at BLC, BLC purchased 77,935 shares of FEB Common Stock for $2,348,182 from the Stock Bonus Plan. The purchase price for such shares was based on a valuation performed by an independent third party.

     In February 1995, Mr. Best, Webco and BLC formed Best Lock Partnership, an Indiana general partnership ("BLP"), to acquire 204,053 and 8,787 shares of FEB Common Stock and BUL Common Stock, respectively, from various members of the Best family. BLP was dissolved in August, 1997 and, in connection therewith, the FEB Common Stock and BUL Common Stock held by BLP was distributed to Mr. Best, Webco and BLC in accordance with the terms of the BLP partnership agreement. In connection with the dissolution of BLP, Webco purchased 23,000 shares of FEB Common Stock from BLC for aggregate consideration of $1,233,030.

     Pursuant to the terms of Mr. Best's employment agreement with BLC, Mr. Best borrowed $3.4 million from BLC, in May 1994 payable in 30 equal annual installments of $279,519, including interest at 7.2% per annum. As of November 30, 1997, $3,313,799 was outstanding on the loan.

                               FEES AND EXPENSES

     Estimated fees and expenses incurred or to be incurred by the Companies in connection with the Mergers are approximately as follows:

Investment banking fees and expenses........................  $  450,000
Legal fees and expenses.....................................  $  360,000
SEC filing fee..............................................  $   20,288
Accounting fees.............................................  $  300,000
Printing and mailing fees...................................  $   50,000
Miscellaneous expenses......................................  $   19,712
                                                              ----------
     Total..................................................  $1,200,000
                                                              ==========

                          MARKET PRICES AND DIVIDENDS

MARKET PRICES

     For the periods indicated below, the following tables sets forth the high and low bid prices of each of the Companies' Common Stock as reported in the National Quotation Bureau Inc.'s "pink sheets" for the over-the counter market, rounded to the nearest 1/4th of a dollar. The table represents prices between dealers that do not include retail mark-up, mark-down, or commissions, nor do they represent actual transactions.

FRANK E. BEST, INC.

                                                                HIGH BID    LOW BID
                                                                --------    -------
FISCAL 1995
Jan. 1 -- Mar. 31...........................................     28.00       24.00
Apr. 1 -- June 30...........................................     28.00       24.25
July 1 -- Sept. 30..........................................     27.00       19.25
Oct. 1 -- Dec. 31...........................................     22.50       19.00
FISCAL 1996
Jan. 1 -- Mar. 31...........................................     22.00       19.00
Apr. 1 -- June 30...........................................     21.75       21.25
July 1 -- Sept. 30..........................................     22.00       17.25
Oct. 1 -- Dec. 31...........................................     20.75       17.25
FISCAL 1997
Jan. 1 -- Mar. 31...........................................     21.50       17.25
Apr. 1 -- June 30...........................................     40.00       17.25
July 1 -- Sept. 30..........................................     47.50       27.00
Oct. 1 -- Dec.   ...........................................     68.00

BEST UNIVERSAL LOCK CO.

                                                                HIGH BID    LOW BID
                                                                --------    -------
FISCAL 1995
Jan. 1 -- Mar. 31...........................................     67.50       62.50
Apr. 1 -- June 30...........................................     63.00       63.00
July 1 -- Sept. 30..........................................     66.00       40.00
Oct. 1 -- Dec. 31...........................................     55.00       30.00
FISCAL 1996
Jan. 1 -- Mar. 31...........................................     38.00       38.00
Apr. 1 -- June 30...........................................     44.00       29.00
July 1 -- Sept. 30..........................................     42.00       29.00
Oct. 1 -- Dec. 31...........................................     43.00       30.50
FISCAL 1997
Jan. 1 -- Mar. 31...........................................     53.00       31.00
Apr. 1 -- June 30...........................................     42.00       32.00
July 1 -- Sept. 30..........................................     48.00       37.00
Oct. 1 -- Dec.   ...........................................     53.00

BEST LOCK CORPORATION

                                                                HIGH BID    LOW BID
                                                                --------    -------
FISCAL 1995
Jan. 1 -- Mar. 31...........................................        N/A        N/A
Apr. 17(1) -- June 30.......................................     380.00     325.00
July 1 -- Sept. 30..........................................     375.00     240.00
Oct. 1 -- Dec. 31...........................................     350.00     220.00
FISCAL 1996
Jan. 1 -- Mar. 31...........................................     290.00     150.00
Apr. 1 -- June 30...........................................     250.00     100.00
July 1 -- Sept. 30..........................................     200.00     100.00
Oct. 1 -- Dec. 31...........................................      95.00      95.00
FISCAL 1997
Jan. 1 -- Mar. 31...........................................     100.00      90.00
Apr. 1 -- June 30...........................................     205.00     100.00
July 1 -- Sept. 30..........................................     300.00     150.00
Oct. 1 -- Dec.   ...........................................     290.00

-------------------------
(1) No market data is available for BLC Common Stock prior to April 17, 1995.

DIVIDENDS

     Dividends have been declared and paid annually on FEB Common Stock in the amounts of $.54 and $.53 per share in 1996 and 1995, respectively. Dividends have been declared and paid annually in the amounts of $1.68 and $1.67 per share on BULA Common Stock and $1.11 and $1.10 per share on BULB Common Stock in 1996 and 1995, respectively. Dividends of $7.00 per share were paid on preferred stock of BUL in 1995, however, it was redeemed on July 1, 1995. Dividends have been declared and paid annually on BLC Common Stock in the amounts of $5.42 and $5.41 per share in 1996 and 1995, respectively. The Companies expected that dividends would have been declared and paid in the future but for the occurrence of the Mergers. Accordingly, each of the Boards determined it was fair to its respective stockholders to add to the amount of consideration to be paid to their stockholders an amount for each of the Companies which corresponds to the per share dividend which each of the Companies likely would have declared and paid in 1997 (in accordance with historical practices). There is no known restriction on any of the Companies' present or future ability to pay such dividends other than the availability of sufficient funds.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial
ownership of the Common Stock of each of the Companies as of December   , 1997
by: (i) each person who is known by the applicable Company to own beneficially more than 5% of the Common Stock of such Company; (ii) each of the Companies' directors; (iii) the Companies' Chief Executive Officer and the most highly compensated executive officers whose compensation exceeded $100,000 in fiscal 1996; and (iv) all directors and executive officers of the Companies as a group.

                                             BENEFICIAL OWNERSHIP(1)             PRO FORMA(10)
                                           ----------------------------    --------------------------
                                           NUMBER OF         PERCENT OF    NUMBER OF       PERCENT OF
            NAME AND ADDRESS                SHARES            CLASS(2)      SHARES          CLASS(2)
            ----------------               ---------         ----------    ---------       ----------
FRANK E. BEST, INC.
  FEB COMMON STOCK
  Russell C. Best (Director and CEO/
     President)(7)......................    169,970(3)          56.2%          3(12)           100%
  Mariea Best (Director)(7).............          1                *          --                --
  Gregg A. Dykstra(7)(8)................          1                *          --                --
  Best Lock Corporation.................    296,318               --(9)        2                --(9)
  All directors and officers as a group
     (2 persons)........................    169,971             56.2           3(12)           100
BEST UNIVERSAL LOCK CO.
  BULA COMMON STOCK
  Russell C. Best (Director and CEO/
     President)(7)......................     29,389(4)          50.3%         12(11)(13)       100%
  Mariea Best (Director)(7).............          1                *          --                --
  Best Lock Corporation.................     28,073               --(9)        1(11)(13)        --(9)
  Gregg A. Dykstra(7)(8)................          1                *          --                --
  All directors and officers as a group
     (2 persons)........................     29,390             50.3          12(11)(13)       100
  BULB COMMON STOCK
  Russell C. Best (Director and CEO/
     President)(7)......................    300,000(5)           100%         12(11)(13)       100%
  All directors and officers as a group
     (2 persons)........................    300,000              100          12(11)(13)       100
BEST LOCK CORPORATION
  BLC COMMON STOCK
  Russell C. Best (Director and CEO/
     President)(7)......................    107,779(6)          89.3%          8(14)           100%
  Mariea Best (Director)(7).............          1                *          --                --
  Greg Dykstra(7)(8)....................         --               --          --                --
  All directors and officers as a group
     (2 persons)........................    107,780             89.3           8(14)           100

-------------------------
  *  Less than 1%.

 (1) Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares of common stock that the person is shown to beneficially own. This table has been prepared in accordance with Rule 13d-3 of the Exchange Act. There are no outstanding warrants or options to purchase shares of Common Stock of any of the Companies.

 (2) Percent of outstanding shares entitled to vote.

 (3) These figures represent Russell C. Best's beneficial ownership by virtue of his power to vote or to direct the voting of 115,809 shares held in his own name and 54,161 shares held by Webco.

 (4) These figures represent Russell C. Best's beneficial ownership by virtue of his power to vote or to direct the voting of 2,127 shares held in his own name and 27,262 shares held by the Best Lock Corporation Stock Bonus Plan.

 (5) These figures represent Russell C. Best's beneficial ownership by virtue of his power to direct the voting of 300,000 shares held by FEB.

 (6) These figures represent Russell C. Best's beneficial ownership by virtue of his power to vote or to direct the voting of 1,686 shares held in his own name, 10,537 shares held by the Best Lock Corporation Stock Bonus Plan and 95,556 shares held by BUL.

 (7) c/o Best Lock Corporation, 8900 Keystone Crossing, Indianapolis, Indiana 46240.

 (8) Gregg A. Dykstra resigned as a Director and Vice President of each of the Companies effective February 17, 1997.

 (9) Pursuant to Section 160(c) of the DGCL, these shares are not entitled to vote.

(10) Assuming consummation of the Mergers.

(11) Represents shares of New BUL Common Stock. BUL will not have more than one series of common stock.

(12) These figures represent Russell C. Best's beneficial ownership by virtue of his power to vote or direct the voting of 1 share held in his own name and 2 shares held by Webco.

(13) These figures represent Russell C. Best's beneficial ownership by virtue of his power to vote or to direct the voting of 10 shares held by FEB and 2 shares held by Webco.

(14) These figures represent Russell C. Best's beneficial ownership by virtue of his power to vote or direct the voting of 6 shares held by BUL and 2 shares held by Webco.

                        MANAGEMENT'S DISCUSSION AND ANALYSIS
                  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Since Frank E. Best, Inc. and Best Universal Lock Co. are non-operating parents of Best Lock Corporation, a discussion of Best Lock Corporation's business is necessary in order to understand the character and development of the total enterprise. As the variations between the financial statements of these three companies are not significant, the discussion and analysis of Best Lock Corporation is representative of all. The following, therefore, is a discussion of the business of Best Lock Corporation.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

ANALYSIS OF RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1996

     Sales for the third quarter of 1997 were $4.8 million higher than the same period of 1996. Higher sales from the distribution division ("BLS") to end users accounted for $3.0 million of the increase, mainly due to higher sales of electronic access control products. Sales from the manufacturing division ("BLM") to independent distributors and Authorized Contract Construction Dealers increased by $1.8 million compared to the same period of 1996.

     The gross margin on sales improved to 54.5% of sales, compared to 45.7% in the prior year. The higher sales from the BLM division in 1997 resulted in increased coverage of fixed costs, contributing to the improved gross margin. Margins were also impacted favorably by $252,000 in the third quarter of 1997 by a change in BLC's method for accounting for vacation benefits. Prior to 1997, vacation was earned in one year and taken in the next. Effective in 1997, vacation will be earned and taken in the same year. Additionally, margins were positively impacted as a result of enhanced scrap reclamation processes in manufacturing, implemented in the third quarter of 1997, which resulted in a $270,000 increase in scrap sales over prior year. A $1.1 million increase in product service expense for the estimated material, labor, and travel costs to replace certain parts in defective locksets was recorded during the third quarter of 1996, while there were no significant increases or adjustments to product service expense during the third quarter of 1997.

     Operating income increased $2.4 million to 15.0% of sales from 9.6% for the same period in 1996, mainly due to the higher sales and improved gross margin percentage. Selling, general and administrative, and engineering expenses increased $3.0 million in the third quarter of 1997 over the third quarter of 1996. Expenditures that significantly increased in the third quarter of 1997 over the prior year were salaries, wages and fringe benefits ($2.2 million), repairs and maintenance ($176,000), rent ($218,000), telephone ($228,000), supplies ($321,000), bad debt ($143,000), depreciation ($200,000) and meals and travel ($177,000). The increased expenditures in salaries, wages and fringe benefits is due to additional headcount, a merit salary increase and bonus expense. These higher expenses were offset by lower professional fees of approximately $389,000. The method for accounting for vacation, described above, lowered selling, general and administrative, and engineering expenses by $368,000 during the third quarter of 1997. This change will result in a one-time benefit to cost of goods sold and selling, general and administrative, and engineering expenses of BLC of approximately $2.2 million for the year.

     The effective tax rate for the third quarter of 1997 was 43.7%, compared with 42.2% for the third quarter of 1996. The increase relates primarily to an increase in state tax expense.

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     Sales for the nine months ended September 30, 1997 increased by $12.7 million, or 14.2% over the prior year. Higher sales from the BLM division to independent distributors and Authorized Contract Construction Dealers accounted for approximately $4.4 million of the increase. The remainder of the increase, approximately $8.3 million, resulted from higher sales from the BLS division to end users.

     The gross margin on sales for the first nine months of 1997 was 50.3% of sales, compared to 45.7% of sales for the first nine months of 1996. The change in the method for accounting for vacation, described above, positively impacted margins by $672,000 during the first nine months of 1997. Also, as noted above, the impact of the scrap reclamation process improvement and the product service expense that affected the margin in 1996 only, contributed to the improved margin for 1997. Higher absorption of fixed costs in the BLM division, due to increased sales, also aided the increased margin percentage.

     Operating income increased to 9.8% of sales in the nine months ended September 30, 1997, from 3.5% of sales in the nine months ended September 30, 1996. The higher sales and improved gross margin were the main reasons for the increase. Selling, general and administrative, and engineering expenses were $3.6 million higher for the nine month period, compared to the prior year, due to higher expenditures for salaries, wages and fringe benefits ($3.0 million), repairs and maintenance ($316,000), telephone ($328,000), depreciation ($476,000), supplies ($229,000), sales commissions ($200,000), bad debt
($188,000), seminars and training ($440,000), meals and travel ($218,000). The increased expenditures in salaries, wages and fringe benefits is due to additional headcount, a merit salary increase and bonus expense. In addition, BLC began leasing personal computers in late 1996 that had previously been purchased. The impact of this change resulted in approximately $331,000 in additional rent expense during the first nine months of 1997. These higher expenses were offset by lower professional fees of approximately $824,000, dues, fees and subscriptions $110,000 and the change in the method for accounting for vacation, described above, which lowered selling, general and administrative, and engineering expenses by $973,000 in the nine months ended September 30, 1997.

     The effective tax rates for the nine months ended September 30, 1997 and 1996 were 43.3% and 46.2%, respectively. This decrease was due to a decrease in foreign tax, as well as a decrease in permanent timing differences.

LIQUIDITY AND CAPITAL RESOURCES

     BLC's liquidity continued to be strong for the first nine months of 1997. Working capital at September 30, 1997 increased by approximately $3.9 million from December 31, 1996 and the current ratio increased to 2.9:1 at September 30, 1997 from 2.5:1 at December 31, 1996. The increase in working capital is mainly due to increased accounts receivable at September 30, 1997 and the change in the method for accounting for vacation, as described previously, which decreased the vacation liability. Cash and cash equivalents increased by $1.6 million from December 31, 1996. Despite the increased working capital needs of the business, BLC was able to invest $2.6 million in capital additions, reduce borrowings by $3.0 million, and reduce the debt to net worth ratio from 55% to 36%. Inventory turns declined slightly to 5.0 in the first nine months of 1997, compared to 5.5 in the first nine months of 1996. Capital spending is projected to total approximately $4.0 million for the year. BLC plans to meet its 1997 and future working capital and capital expenditure requirements through funds from operations and from its bank credit facilities.

RESULTS OF OPERATIONS FOR THE YEARS 1996, 1995 AND 1994

ANALYSIS OF RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1996 COMPARED TO DECEMBER 31, 1995

     Sales grew modestly in 1996, increasing 4.0% over 1995 to a record of $122 million. The majority of the increase was generated from improved sales volumes in the BLS division. A price increase on selected product lines, which became effective late in the third quarter of 1996, also improved sales slightly.

     The gross margin improved significantly over 1995, to 47.7% of sales, compared to 41.0% in the prior year. BLC experienced a number of cost increases in 1995 which were either reduced or not experienced during 1996. These costs were for higher scrap rates (approximately $1.0 million), disposition of obsolete inventory (approximately $2.1 million), and higher salaries, wages, and fringe benefits associated with the manufacture of products ($1.9 million). During 1996, a task force completed a project of decreasing manufacturing costs associated with the production of the 9K lever handle lock. In 1995, BLC experienced approximately $1.8 million in increased material costs associated with the 9K lock, due to a redesign of the product which occurred in late 1994. During the third quarter of 1996, BLC discovered that mortise locksets manufactured since December of 1995 did not meet stated standards and could, in certain situations, cause a security breach. A $1.0 million charge to product service expense was recorded during the third quarter of 1996 as a result.

     Operating expenses decreased by $3.0 million from 1995, the majority which is attributable to the following reasons. Salaries, wages and fringe benefits were $2.9 million lower than 1996, due to the 1995 $3.1 million restructuring charge associated with an early retirement, voluntary and involuntary separation plans for employees in certain job classifications, which was completed in 1996. BLC also made changes to the restructuring plan during 1996, which resulted in a reduction in expense of $800 thousand. Professional fees decreased $1.9 million from 1995, due to costs associated with development and installation of new software for the order processing accounts payable and general ledger functions which were incurred in 1995. These decreases were partially offset by increases in certain other expenses. Depreciation expense associated with non-production assets increased by $500 thousand, mainly due to depreciation on approximately $4.4 million of computer equipment placed into service during 1995, the majority of which is being depreciated over three years. Telephone, rent, seminars and training, and dues, fees, and subscriptions increased $900 thousand over 1995. BLC began leasing personal computers during 1996 which had previously been purchased, and a full year of costs associated with a corporate computer network, which was installed during 1995, were recognized.

     Operating income increased by $13.0 million, to 5.7% of sales, due to the improved margins and lower operating expenses described above. Interest expense increased by $325 thousand in 1996, due to a full year of borrowing against a bank line of credit which was established on February 15, 1995.

     Net income increased by $7.7 million to $3.5 million, or 2.8% of sales in 1996. Income tax expense was 42.8% of the income before tax in 1996, compared to a benefit of 35.9% of the loss before tax in 1995. The increase in the effective tax rate is due to an increase in state tax expense.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO DECEMBER 31, 1994

     Sales for 1995 were $117.7 million, which was a record, and was 13.2% higher than 1994. Improved sales volumes both at the Best Locking Systems Division and at the Best Lock Manufacturing Division, as well as a decrease in the backlog at Best Lock Manufacturing, attributed to the increase in sales. The 1995 gross margin decreased from 47.9% to 41.0% of sales, mainly due to increased material costs. Approximately $1.8 million of the increase in material costs was related to the redesign of BLC's 9K lever handle lock, which occurred in late 1994. BLC did not increase the price of this product to its customers, even though the standard cost per unit increased by approximately 18% due to the redesign. Higher scrap rates in the production of this product were also experienced during 1995, which increased costs by approximately $1.0 million. In addition, BLC disposed of obsolete inventory during the year of approximately $2.1 million. Salaries, wages and fringe benefits associated with the manufacture of products increased by approximately $1.9 million during 1995.

     Selling, general and administrative, and engineering costs were $7.3 million higher than 1994 levels. During the fourth quarter of 1995, BLC announced a restructuring plan with the goal of significantly reducing payroll-related expenses. The provisions of the plan included early retirement as well as voluntary and involuntary separation for employees in certain job classifications, mostly non-production related. BLC recorded a $3.1 million restructuring charge in the fourth quarter of 1995 for costs associated with this plan. Professional fees were $3.0 million higher than 1994, mainly due to assistance required for the development and installation of new software for the order fulfillment, accounts payable, and general ledger functions. This software was put into production during the third quarter of 1995 and the first quarter of 1996. Sales commissions were $485,000 higher than 1994, due to higher sales and a change in commission rates. The remainder of the increase in selling, general and administrative, and engineering expenses was mainly due to higher travel expenses of $366,000.

     Research and development expenditures for 1995 were approximately the same level as 1994, at $3.1 million. BLC began marketing its electronic access security product during the fourth quarter of 1995. Other research and development expenditures related to the development of computer software.

     As a result of the factors described above, operating income decreased by $8.9 million, or 7.6% of sales, to a loss of $6.1 million for 1995. Interest expense increased by $863 thousand, due to borrowings against a bank line of credit. Proceeds from the borrowings were used to finance the purchase of an interest in Best Lock Partnership (a newly-formed partnership created for the purpose of acquiring shares of Best and Universal from Walter E. Best and certain other family members and trusts) and for the payment of severance, vacation and bonus payments to Walter E. Best, Robert W. Best, Richard E. Best, Marshall W. Best and Edwina McLemore in exchange for their resignations. $1.2 million of the proceeds from the borrowings was also used for payment in exchange for covenants not to compete from Walter E. Best, Robert W. Best, Richard E. Best, and Marshall W. Best.

     Other income increased by $748,000 from 1994 to 1995. During 1994, BLC accrued $701,000 of professional fees relating to the settlement of claims arising from a derivative action against it by a director, as well as all claims against the Chief Executive Officer and another officer. These expenses were reflected in other income (expense) in 1994.

     Net income decreased by $6.4 million to a loss of $4.2 million, or 3.6% of sales in 1995. Income tax benefit was 35.9% of the loss before tax in 1995. For 1994, income tax expense was 8.1% of the income before tax, mainly due to the generation of tax credits during 1993 that BLC recognized in 1994.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

     BLC's current ratio was 2.5 at December 31, 1996, compared to 2.0 at December 31, 1995. Current assets increased by $3.9 million during 1996, due to higher receivables. These higher receivables are associated with higher sales during the fourth quarter of 1996 of approximately $5.1 million. Inventories increased by $2.4 million, mainly at the manufacturing division, due to higher order volume in the fourth quarter of 1996. Estimated refundable income taxes decreased $2.6 million due to the receipt of refunds associated with the 1995 net loss.

     Property, plant and equipment additions decreased by $4.2 million to $1.4 million in 1996 from the 1995 total of $5.6 million. Approximately $3.4 million of the 1995 capital expenditures related to the installation of enhanced computer systems and related software. Capital expenditures for 1997 are expected to be in the $3.5 million range, which includes approximately $1.5 million for improvements to manufacturing equipment and tooling.

     Total liabilities decreased by $2.2 million from 1995 to 1996. Approximately $1.5 million of the decrease was in current liabilities. Accrued restructuring expense decreased $2.5 million, due to payouts of amounts expensed during 1995 and changes to the plan described in Note 14 to the consolidated financial statements. Accounts payable decreased approximately $802 thousand. Accrued income taxes increased $492 thousand, due to higher taxable income in 1996. The warranty accrual, established during 1996, increased $999 thousand. This accrual is for the estimated material, labor and travel costs to replace certain parts in mortise locksets manufactured from December of 1995 through September of 1996, as discussed above.

     BLC desires to retain its strong credit rating, and therefore pays all vendors according to terms and takes all discounts offered.

     Cash provided by operating activities increased to $3.3 million in 1996, compared with $1.4 million in 1995. The $1.9 million increase was partially due to the increase in net income of $7.7 million, offset by a $4.5 million increase in accounts and notes receivable, and a $2.0 million decrease in accounts payable, customer advances, and other liabilities.

     During 1995, BLC negotiated a $25 million bank line of credit for the purpose of acquiring an interest in Best Lock Partnership. On February 15, 1995, $12.0 million was borrowed under the line of credit in order to finance this transaction. As of December 31, 1996, $15.0 million was outstanding. The remainder of the line remains available for additional funds, if required. BLC expects to repay the loan from future operating cash flows. BLC also believes that the amounts available from operating cash flows and under the line of credit will be sufficient to meet its expected cash needs, including planned capital expenditures.

OTHER

     Foreign sales were approximately 6% of sales during 1996, which was the same percentage as 1995 and a slight decrease from the 7% level in 1994.

     The firm backlog of approximately $4.7 million as of February 7, 1997 is approximately $500 thousand higher than the prior year. The increase is primarily due to a higher volume of orders in January 1997 compared with January 1996.

     BLC has not experienced any unusual inflation in its purchases or sales for the years 1996, 1995, or 1994.

     BLC has not had and does not expect to incur any significant future environmental liability.

                         INDEX TO FINANCIAL STATEMENTS

FRANK E. BEST, INC.

       Report of Independent Public Accountants....................  F-2
       Corporate Balance Sheets, December 31, 1996 and 1995........  F-3
       Corporate Statements of Cash Flows for the Years Ended
         December 31, 1996, 1995 and 1994..........................  F-4
       Consolidated Balance Sheets, September 30, 1997 and December
         31, 1996 and 1995.........................................  F-5
       Consolidated Statements of Shareholders' Equity for the Nine
         Months Ended September 30, 1997 and for the Years Ended
         December 31, 1996, 1995 and 1994..........................  F-7
       Consolidated Statements of Cash Flows for the Nine Months
         Ended September 30, 1997 and 1996 and for the Years Ended
         December 31, 1996, 1995 and 1994..........................  F-8
       Consolidated Statements of Income (Loss) for the Nine Months
         Ended September 30, 1997 and 1996 and for the Years Ended
         December 31, 1996, 1995 and 1994..........................  F-20

BEST UNIVERSAL LOCK CO.

       Report of Independent Public Accountants....................  F-9
       Corporate Balance Sheets, December 31, 1996 and 1995........  F-10
       Corporate Statements of Cash Flows for the Years Ended
         December 31, 1996, 1995 and 1994..........................  F-11
       Consolidated Balance Sheets, September 30, 1997 and December
         31, 1996 and 1995.........................................  F-12
       Consolidated Statements of Shareholders' Equity for the Nine
         Months Ended September 30, 1997 and for the Years Ended
         December 31, 1996, 1995 and 1994..........................  F-14
       Consolidated Statements of Cash Flows for the Nine Months
         Ended September 30, 1997 and 1996 and for the Years Ended
         December 31, 1996, 1995 and 1994..........................  F-15
       Consolidated Statements of Income (Loss) for the Nine Months
         Ended September 30, 1997 and 1996 and for the Years Ended
         December 31, 1996, 1995 and 1994..........................  F-20

BEST LOCK CORPORATION

       Report of Independent Public Accountants....................  F-16
       Consolidated Summary of Selected Financial Data for the
         Years Ended December 31, 1996 through 1992................  F-17
       Consolidated Balance Sheets, September 30, 1997 and December
         31, 1996 and 1995.........................................  F-18
       Consolidated Statements of Income (Loss) for the Nine Months
         Ended September 30, 1997 and 1996 and for the Years Ended
         December 31, 1996, 1995 and 1994..........................  F-20
       Consolidated Statements of Shareholders' Equity for the Nine
         Months Ended September 30, 1997 and for the Years Ended
         December 31, 1996, 1995 and 1994..........................  F-21
       Consolidated Statements of Cash Flows for the Nine Months
         Ended September 30, 1997 and 1996 and for the Years Ended
         December 31, 1996, 1995 and 1994..........................  F-22
       SCHEDULES SUPPORTING CONSOLIDATED FINANCIAL STATEMENTS

       SCHEDULE
        NUMBER
       --------
          II      Valuation and Qualifying Accounts -- Corporate and
                  Consolidated -- for the Years Ended December 31, 1996
                  through 1994................................................  F-23
         III      Investments in, Equity in Earnings of, and Dividends
                  Received from Affiliates and Other Persons -- for the Years
                  Ended December 31, 1996 through 1994........................  F-24

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS....................................  F-26

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO SHAREHOLDERS OF FRANK E. BEST, INC.:

     We have audited the accompanying corporate balance sheets of FRANK E. BEST, INC. (a Delaware corporation) as of December 31, 1996 and 1995, and the related corporate statements of cash flows for each of the three years in the period ended December 31, 1996 and the accompanying consolidated balance sheets of FRANK E. BEST, INC. AND SUBSIDIARIES as of December 31, 1996 and 1995, and the related consolidated statements of income (loss), shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the consolidated statements taken as a whole. The schedules to the financial statements are the responsibility of the Company's management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic consolidated financial statements. These schedules have been subjected to the auditing procedures applied to the audit of the basic consolidated financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Indianapolis, Indiana,
February 6, 1997.

              FRANK E. BEST, INC. (A NONOPERATING HOLDING COMPANY)

                            CORPORATE BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1996          1995
                                                                 ----          ----
ASSETS
  Current assets
     Cash...................................................  $    14,208   $    23,545
     Other assets...........................................            1             1
                                                              -----------   -----------
       Total current assets.................................       14,209        23,546
  Investment in subsidiary at underlying book value,
     eliminated in consolidation (Note 1) (Schedule III)....   17,436,124    15,607,328
                                                              -----------   -----------
                                                              $17,450,333   $15,630,874
                                                              ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Other liabilities.........................................  $    13,077   $    27,641
  Advances from subsidiary, eliminated in consolidation.....      152,960       111,803
                                                              -----------   -----------
       Total liabilities....................................      166,037       139,444
SHAREHOLDERS' EQUITY
  Common stock, $1 par value, 600,000 shares authorized and
     issued, 598,710 shares outstanding.....................      598,710       598,710
  Capital surplus...........................................       77,972        77,972
                                                              -----------   -----------
       Total capital stock..................................      676,682       676,682
                                                              -----------   -----------
  Accumulated earnings
     Balance at beginning of year...........................   23,880,870    27,491,946
                                                              -----------   -----------
     Net income
       Equity in income (loss) of Universal Consolidated,
        eliminated in consolidation (Note 1)................    2,412,249    (3,212,290)
       Corporate income (expense), net......................       74,148       (42,848)
                                                              -----------   -----------
  Total net income (loss)...................................    2,486,397    (3,255,138)
                                                              -----------   -----------
  Cash dividends paid ($.54 in 1996 and $.53 in 1995).......     (323,303)     (317,316)
  Difference between dividends of Series A and Series B
     common shareholders of Best Universal Lock Co. (Note
     2).....................................................      (38,622)      (38,622)
  Additional minimum liability for pension..................     (178,939)           --
                                                              -----------   -----------
  Balance at end of year....................................   25,826,403    23,880,870
                                                              -----------   -----------
  Cumulative translation adjustment.........................     (151,029)      (88,753)
  Treasury Stock............................................   (9,067,760)   (8,977,369)
                                                              -----------   -----------
       Total shareholders' equity...........................   17,284,296    15,491,430
                                                              -----------   -----------
       Total liabilities and shareholders' equity...........  $17,450,333   $15,630,874
                                                              ===========   ===========

The accompanying notes to consolidated financial statements are an integral part of these statements.

              FRANK E. BEST, INC. (A NONOPERATING HOLDING COMPANY)

                       CORPORATE STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31,
                                                             ---------------------------------
                                                               1996        1995        1994
                                                               ----        ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Cash paid to suppliers...................................  $ (36,738)  $ (16,870)  $ (22,032)
  Cash received from subsidiary............................     41,157          --          --
  Income taxes paid........................................    (23,453)         --     (24,500)
                                                             ---------   ---------   ---------
     Net cash provided by operating activities.............    (19,034)    (16,870)    (46,532)
                                                             ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Dividend payments........................................   (323,303)   (317,316)   (311,330)
  Dividend received from subsidiary........................    333,000     330,000     327,000
                                                             ---------   ---------   ---------
     Net cash used in financing activities.................      9,697      12,684      15,670
                                                             ---------   ---------   ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS....................     (9,337)     (4,186)    (30,862)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.............     23,545      27,731      58,593
                                                             ---------   ---------   ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR...................  $  14,208   $  23,545   $  27,731
                                                             =========   =========   =========
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES
  Net income (loss)........................................  $  74,148   $ (42,848)  $ (22,409)
  Changes in assets and liabilities --
     Increase (decrease) in
       Accounts payable and accrued expenses...............    (79,397)      9,562     (17,323)
       Income taxes payable................................    (13,785)     16,416      (6,800)
                                                             ---------   ---------   ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES..................  $ (19,034)  $ (16,870)  $ (46,532)
                                                             =========   =========   =========

The accompanying notes to consolidated financial statements are an integral part of these statements.

     FRANK E. BEST, INC. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                   DECEMBER 31,
                                                     SEPTEMBER 30, 1997    ----------------------------
                                                        (UNAUDITED)            1996            1995
                                                     ------------------        ----            ----
CURRENT ASSETS
  Cash and cash equivalents (Note 1).............       $  3,761,195       $  2,114,084    $  1,413,372
  Trade receivables
     Direct......................................         17,124,236         15,453,983      11,878,119
     Sales representatives and other.............          3,066,586          2,486,882       1,893,871
     Allowance for uncollectible accounts........           (299,571)          (244,866)       (263,559)
  Estimated refundable income taxes..............             50,953             51,632       2,628,103
  Current portion of notes receivable (Note
     16).........................................             51,493             64,909          14,895
  Inventories (Notes 1 and 4)....................         13,611,018         13,779,015      11,383,058
  Deferred income taxes (Note 5).................          2,180,817          3,224,592       4,239,578
  Prepaid expenses and other.....................            848,022            490,872         379,906
                                                        ------------       ------------    ------------
       Total current assets......................         40,394,749         37,421,103      3,3567,343
                                                        ------------       ------------    ------------
PROPERTY, PLANT AND EQUIPMENT, at cost (Notes 1
  and 3)
  Land and buildings.............................         14,110,366         13,802,456      14,037,266
  Machinery and equipment........................         27,185,555         27,173,450      28,694,247
  Tooling........................................          8,816,633          8,417,048       8,423,818
  Furniture, fixtures and other..................         13,000,743         12,092,891       9,927,645
  Construction work-in-progress..................            914,374            184,311       2,473,290
                                                        ------------       ------------    ------------
                                                          64,027,671         61,670,156      63,556,266
  Less -- accumulated depreciation...............        (39,252,342)       (35,515,151)    (33,734,786)
                                                        ------------       ------------    ------------
       Total property, plant and equipment.......         24,775,329         26,155,005      29,821,480
                                                        ------------       ------------    ------------
OTHER ASSETS
  Long-term notes receivable (Note 16)...........          3,262,926          3,303,799       3,358,972
  Other assets...................................            849,775          1,035,775       1,084,300
                                                        ------------       ------------    ------------
       Total assets..............................       $ 69,282,779       $ 67,915,682    $ 67,832,095
                                                        ============       ============    ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

     FRANK E. BEST, INC. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES

                                                                                DECEMBER 31,
                                                     SEPTEMBER 30, 1997   -------------------------
                                                        (UNAUDITED)          1996          1995
                                                     ------------------      ----          ----
CURRENT LIABILITIES
  Notes payable....................................     $     2,500       $     2,500   $     2,500
  Current portion of retirement benefit
     obligation....................................       1,343,228         1,364,671     1,362,431
  Trade accounts payable...........................       2,915,208         2,685,231     3,517,797
  Customer advances................................       2,214,859         1,849,175     1,433,801
  Accrued liabilities
     Income taxes..................................       2,211,530           932,055       478,185
     Property and other taxes......................         812,845           876,670       976,765
     Payroll and vacation pay......................       2,697,658         4,413,772     4,225,317
     Accrued restructuring (Note 14)...............         174,962           999,111     3,462,508
     Accrued medical claims........................         765,000           750,000       970,000
     Accrued warranty..............................         570,908           998,835            --
     Other.........................................         383,548           177,102       219,252
                                                        -----------       -----------   -----------
       Total current liabilities...................      14,092,246        15,049,122    16,648,556
                                                        -----------       -----------   -----------
LONG-TERM DEBT (Note 7)............................      12,000,000        15,000,000    15,197,079
RETIREMENT BENEFIT OBLIGATION (Note 10)............       2,782,962         3,213,399     3,870,345
DEFERRED INCOME TAXES (Note 5).....................       1,787,509         2,305,265     2,120,957
                                                        -----------       -----------   -----------
       Total liabilities...........................      30,662,717        35,567,786    37,836,937
                                                        -----------       -----------   -----------
MINORITY INTEREST IN SUBSIDIARIES..................      16,413,577        15,063,600    14,503,728
                                                        -----------       -----------   -----------
SHAREHOLDERS' EQUITY
  Common stock, $1 par value, 600,000 shares
     authorized and issued, 598,710 outstanding....         598,710           598,710       598,710
  Capital surplus..................................          77,972            77,972        77,972
                                                        -----------       -----------   -----------
       Total capital stock.........................         676,682           676,682       676,682
  Accumulated earnings.............................      29,533,013        25,826,403    23,880,870
  Cumulative translation adjustment (Note 1).......        (163,874)         (151,029)      (88,753)
  Treasury stock...................................      (7,839,336)       (9,067,760)   (8,977,369)
                                                        -----------       -----------   -----------
       Total shareholders' equity..................      22,206,485        17,284,296    15,491,430

       Total liabilities and shareholders'
          equity...................................     $69,282,779       $67,915,682   $67,832,095
                                                        ===========       ===========   ===========

The accompanying notes to consolidated financial statements are an integral part of these statements.

     FRANK E. BEST, INC. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                           DECEMBER 31,
                                         SEPTEMBER 30, 1997   ---------------------------------------
                                            (UNAUDITED)          1996          1995          1994
                                         ------------------      ----          ----          ----
COMMON STOCK, $1 par value, 600,000
  shares authorized and issued, 598,710
  shares outstanding...................     $   598,710       $   598,710   $   598,710   $   598,710
CAPITAL SURPLUS........................          77,972            77,972        77,972        77,972
                                            -----------       -----------   -----------   -----------
       Total capital stock.............         676,682           676,682       676,682       676,682
                                            -----------       -----------   -----------   -----------
ACCUMULATED EARNINGS
  Balance at beginning of year.........      25,826,403        23,880,870    27,491,946    26,688,607
  Net income (loss)....................       3,910,390         2,486,397    (3,255,138)    1,153,290
  Cash dividends (see below)...........              --          (323,303)     (317,316)     (311,330)
  Additional minimum liability for
     pensions..........................        (203,780)         (178,939)           --            --
  Difference between dividends of
     Series A and Series B common
     shareholders of Best Universal
     Lock Co...........................              --           (38,622)      (38,622)      (38,621)
                                            -----------       -----------   -----------   -----------
  Balance at end of year...............      29,533,013        25,826,403    23,880,870    27,491,946
                                            -----------       -----------   -----------   -----------
CUMULATIVE TRANSLATION ADJUSTMENT......        (163,874)         (151,029)      (88,753)     (111,935)
COMMON STOCK REDEEMABLE UNDER STOCK
  BONUS PLAN (Note 8)..................              --                --            --    (2,288,171)
TREASURY STOCK
  Balance at beginning of year.........      (9,067,760)       (8,977,369)           --            --
  Shares purchased.....................          (4,606)       (9,067,760)   (8,977,369)           --
  Shares issued........................       1,233,030           (90,391)           --            --
                                            -----------       -----------   -----------   -----------
  Balance at end of period.............      (7,839,336)       (9,067,760)   (8,977,369)           --
                                            -----------       -----------   -----------   -----------
       Total shareholders' equity......     $22,206,485       $17,284,296   $15,491,430   $25,768,522
                                            ===========       ===========   ===========   ===========
Cash dividends per share:..............     $        --       $      0.54   $      0.53   $      0.52
                                            ===========       ===========   ===========   ===========

The accompanying notes to consolidated financial statements are an integral part of these statements.

     FRANK E. BEST, INC. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   NINE MONTHS ENDED
                                                      SEPTEMBER 30                        YEAR ENDED DECEMBER 31
                                              ----------------------------    ----------------------------------------------
                                                  1997            1996            1996             1995             1994
                                                  ----            ----            ----             ----             ----
                                              (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers..............    $100,110,767    $ 85,854,082    $ 118,027,816    $ 119,115,865    $103,456,897
Cash paid to suppliers and employees......     (91,375,183)    (85,083,321)    (115,354,393)    (117,097,616)    (92,594,751)
Interest received.........................         269,344         148,805          190,183          494,908         137,171
Interest paid.............................        (629,319)       (964,382)      (1,208,188)        (761,831)         (3,353)
Income taxes refunded (paid)..............      (2,369,128)      2,134,073        1,619,861       (1,460,682)        (53,856)
                                              ------------    ------------    -------------    -------------    ------------
    Net cash provided by operating
      activities..........................       6,006,481       2,089,257        3,275,279          290,644      10,942,108
                                              ------------    ------------    -------------    -------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property, plant and
  equipment...............................              --              --           50,433           88,383         167,565
Capital expenditures......................      (2,568,154)       (999,117)      (1,430,687)      (4,543,267)     (3,895,823)
Note receivable from an officer...........              --              --               --               --      (3,400,000)
                                              ------------    ------------    -------------    -------------    ------------
    Net cash used in investing
      activities..........................      (2,568,154)       (999,117)      (1,380,254)      (4,454,884)     (7,128,258)
                                              ------------    ------------    -------------    -------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings against unsecured line of
  credit..................................       3,200,000      26,200,000       30,300,000       29,064,607              --
Payments on unsecured line of credit......      (6,200,000)    (25,580,843)     (30,497,079)     (14,100,000)             --
Purchase of treasury stock................         (15,530)             --         (559,973)     (13,793,834)        (20,405)
Redemption of preferred stock.............              --              --               --           (6,300)             --
Dividend receipts.........................              --              --          211,859               --              --
Dividend payments.........................              --              --         (604,594)        (437,904)       (647,995)
Premium paid on redemption of preferred
  stock...................................              --              --               --             (315)             --
Issuance of stock.........................       1,233,030              --               --               --              --
                                              ------------    ------------    -------------    -------------    ------------
    Net cash provided by (used in)
      financing activities................      (1,782,500)        619,157       (1,149,787)         726,254        (668,400)
                                              ------------    ------------    -------------    -------------    ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH...          (8,716)        (37,839)         (44,524)           7,779          (6,860)
                                              ------------    ------------    -------------    -------------    ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS...       1,647,111       1,671,458          700,714       (3,430,207)      3,138,590
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD..................................       2,114,084       1,413,372        1,413,372        4,843,579       1,704,989
                                              ------------    ------------    -------------    -------------    ------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD..................................    $  3,761,195    $  3,084,830    $   2,114,086    $   1,413,372    $  4,843,579
                                              ============    ============    =============    =============    ============
RECONCILIATION OF NET INCOME (LOSS) TO NET
  CASH PROVIDED BY OPERATING ACTIVITIES
Net income (loss).........................    $  3,910,390    $    890,785    $   2,486,397    $  (3,255,138)   $  1,153,290
Adjustments --
  Depreciation and amortization...........       4,181,896       4,093,635        5,464,788        4,904,810       4,364,558
  Provision for losses on accounts
    receivable............................         266,042          81,972          128,006          117,417          38,413
  Loss (gain) on sale of property, plant
    and equipment.........................          37,701          41,811          125,232           83,408          (4,875)
  Minority interest related to current
    year earnings.........................       1,474,726         453,576          992,231       (1,047,808)        993,124
  Deferred income taxes (credit)..........         526,019         465,886        1,199,294         (148,412)       (125,857)
Changes in assets and liabilities --
  (Increase) decrease in
    Accounts and notes receivable.........      (2,421,512)     (4,067,711)      (4,482,755)         600,453        (703,419)
    Refundable income taxes...............             680       2,628,103        2,576,471       (2,559,696)      1,484,991
    Inventories...........................         162,347        (327,909)      (2,431,366)       3,226,858        (139,575)
    Prepaid expenses and other............        (392,505)        (29,996)          24,856         (900,220)     (1,860,533)
    Other assets..........................        (255,889)       (230,860)        (452,224)      (1,453,288)        127,582
  Increase (decrease) in
    Accounts payable, customer advances
      and accrued liabilities.............      (2,001,880)     (1,239,392)      (1,895,169)       1,707,866       4,968,206
    Income taxes payable..................       1,278,587         411,380          465,076         (391,444)        676,421
    Additional minimum liability for
      pension.............................        (308,241)             --         (270,852)              --              --
    Retirement benefit and benefit
      obligation..........................        (451,880)     (1,082,023)        (654,706)        (594,162)        (30,218)
                                              ------------    ------------    -------------    -------------    ------------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES..............................    $  6,006,481    $  2,089,257    $   3,275,279    $     290,644    $ 10,942,108
                                              ============    ============    =============    =============    ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Shareholders of Best Universal Lock Co.:

     We have audited the accompanying corporate balance sheets of BEST UNIVERSAL LOCK CO. (a Delaware corporation) as of December 31, 1996 and 1995, and the related corporate statements of cash flows for each of the three years in the period ended December 31, 1996 and the accompanying consolidated balance sheets of BEST UNIVERSAL LOCK CO. AND SUBSIDIARIES as of December 31, 1996 and 1995, and the related consolidated statements of income (loss), shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the consolidated statements taken as a whole. The schedules to the financial statements are the responsibility of the Company's management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic consolidated financial statements. These schedules have been subjected to the auditing procedures applied to the audit of the basic consolidated financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Indianapolis, Indiana,
February 6, 1997.

            BEST UNIVERSAL LOCK CO. (A NONOPERATING HOLDING COMPANY)

                            CORPORATE BALANCE SHEETS

                                                                      DECEMBER 31
                                                              ---------------------------
                                                                  1996           1995
                                                                  ----           ----
ASSETS
  Current assets
     Cash...................................................  $     50,854   $     40,951
                                                              ------------   ------------
       Total current assets.................................        50,854         40,951
  Investment in subsidiary at underlying book value,
     eliminated in consolidation (Note 1)(Schedule III).....    21,920,171     19,954,080
                                                              ------------   ------------
       Total assets.........................................  $ 21,971,025   $ 19,995,031
                                                              ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
  Accounts payable..........................................  $    138,220   $     87,364
  Other liabilities.........................................        18,709         44,340
                                                              ------------   ------------
       Total liabilities....................................       156,929        131,704
                                                              ------------   ------------
SHAREHOLDERS' EQUITY
  Capital stock:
     Series A common stock, no par value, 100,000 shares
       authorized, 59,637.31 shares outstanding 1996,
       60,739.31 shares outstanding 1995 (Note 2)...........     1,102,579      1,102,579
     Series B common stock, no par value, 300,000 shares
       authorized and outstanding (Note 2)..................             1              1
                                                              ------------   ------------
       Total capital stock..................................     1,102,580      1,102,580
                                                              ------------   ------------
  Accumulated earnings
     Balance at beginning of year...........................    31,080,417     35,294,051
                                                              ------------   ------------
     Net income
       Equity in income (loss) of Lock Consolidated,
          eliminated in consolidation (Note 1)..............     2,975,453     (3,682,875)
       Corporate expense, net...............................       (50,133)       (55,600)
                                                              ------------   ------------
  Total net income (loss)...................................     2,925,320     (3,738,475)
                                                              ------------   ------------
  Premium on redemption of preferred shares.................            --           (315)
  Cash dividends paid-
     Preferred ($0 per share in 1996 and $7 per share in
       1995)................................................            --           (441)
     Series A common ($1.68 per share in 1996 and $1.67 per
       share in 1995) (Note 2)..............................      (145,268)      (144,403)
     Series B common ($1.11 per share in 1996 and $1.10 per
       share in 1995) (Note 2)..............................      (333,000)      (330,000)
  Additional minimum liability for pension..................      (214,510)            --
                                                              ------------   ------------
  Balance at end of year....................................    33,312,959     31,080,417
                                                              ------------   ------------
  Cumulative translation adjustment.........................      (181,052)      (111,142)
  Common stock redeemable under Stock Bonus Plan (Note 8)...    (1,868,537)    (1,821,647)
  Treasury stock............................................   (10,551,854)   (10,386,881)
                                                              ------------   ------------
       Total shareholders' equity...........................    21,814,096     19,863,327
                                                              ------------   ------------
       Total liabilities and shareholders' equity...........  $ 21,971,025   $ 19,995,031
                                                              ============   ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

            BEST UNIVERSAL LOCK CO. (A NONOPERATING HOLDING COMPANY)

                       CORPORATE STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31
                                                             ---------------------------------
                                                               1996        1995        1994
                                                               ----        ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Cash paid to suppliers...................................    (35,853)    (18,314)    (21,764)
  Cash received from subsidiary............................     50,856          --          --
  Income taxes paid........................................    (44,747)         --     (43,400)
                                                             ---------   ---------   ---------
     Net cash provided by operating activities.............    (29,744)    (18,314)    (65,164)
                                                             ---------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Dividend payments........................................   (478,268)   (474,844)   (470,980)
  Dividend received from subsidiary........................    517,915     516,960     516,004
  Premium on redemption of preferred stock.................         --        (315)         --
  Redemption of preferred stock............................         --      (6,300)         --
                                                             ---------   ---------   ---------
     Net cash used in financing activities.................     39,647      35,501      45,024
                                                             ---------   ---------   ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS....................      9,903      17,187     (20,140)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.............     40,951      23,764      43,904
                                                             ---------   ---------   ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR...................  $  50,854   $  40,951   $  23,764
                                                             =========   =========   =========
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES
  Net income (loss)........................................  $ (50,133)  $ (55,600)  $ (39,332)
  Changes in assets and liabilities--
     Increase (decrease) in
       Accounts payable and accrued expenses...............     45,034       5,827     (15,632)
       Income taxes payable................................    (24,645)     31,459     (10,200)
                                                             ---------   ---------   ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES..................  $ (29,744)  $ (18,314)  $ (65,164)
                                                             =========   =========   =========

The accompanying notes to consolidated financial statements are an integral part of these statements.

   BEST UNIVERSAL LOCK CO. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                DECEMBER 31
                                                   SEPTEMBER 30, 1997   ---------------------------
                                                      (UNAUDITED)           1996           1995
                                                   ------------------       ----           ----
CURRENT ASSETS
  Cash and cash equivalents (Note 1).............     $  3,746,880      $  2,099,876   $  1,389,827
  Trade receivables
     Direct......................................       17,124,236        15,453,983     11,878,119
     Sales representatives and other.............        3,066,586         2,486,882      1,893,871
     Allowance for uncollectible accounts........         (299,571)         (244,866)      (263,559)
  Estimated refundable income taxes..............           50,953            51,632      2,628,103
  Current portion of notes receivable (Note
     16).........................................           51,493            64,909         14,895
  Inventories (Notes 1 and 4)....................       13,611,018        13,779,015     11,383,058
  Deferred income taxes (Note 5).................        2,180,817         3,224,592      4,239,578
  Prepaid expenses and other.....................          848,022           490,872        379,906
                                                      ------------      ------------   ------------
       Total current assets                             40,380,434        37,406,895     33,543,798
                                                      ------------      ------------   ------------
PROPERTY, PLANT AND EQUIPMENT, at cost (Notes 1
  and 3)
  Land and buildings.............................       14,294,780        13,989,015     14,037,266
  Machinery and equipment........................       27,556,332        27,557,030     28,694,247
  Tooling........................................        8,937,088         8,536,128      8,423,818
  Furniture, fixtures and other..................       13,180,229        12,255,748     10,925,909
  Construction work-in-progress..................          914,374           184,311      2,473,290
                                                      ------------      ------------   ------------
                                                        64,882,803        62,522,232     64,554,530
  Less -- accumulated depreciation...............      (39,463,627)      (35,634,924)   (33,734,786)
                                                      ------------      ------------   ------------
       Total property, plant and equipment.......       25,419,176        26,887,308     30,819,744
                                                      ------------      ------------   ------------
OTHER ASSETS
  Long-term notes receivable (Note 16)...........        3,262,926         3,303,799      3,358,972
  Other assets...................................        1,045,986         1,188,736      1,196,103
                                                      ------------      ------------   ------------
       Total assets..............................     $ 70,108,522      $ 68,786,738   $ 68,918,617
                                                      ============      ============   ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

   BEST UNIVERSAL LOCK CO. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES

                                                                                 DECEMBER 31,
                                                    SEPTEMBER 30, 1997    ---------------------------
                                                        (UNAUDITED)           1996           1995
                                                    ------------------        ----           ----
CURRENT LIABILITIES
  Notes payable...................................            2,500       $      2,500   $      2,500
  Current portion of retirement benefit
     obligations..................................      $ 1,343,228          1,364,671      1,362,431
  Trade accounts payable..........................        2,915,305          2,685,231      3,517,799
  Customer advances...............................        2,214,859          1,849,175      1,433,801
  Accrued liabilities
     Income taxes.................................        2,201,043            929,850        462,195
     Property and other taxes.....................          812,845            876,670        976,765
     Payroll and vacation pay.....................        2,697,658          4,413,772      4,225,317
     Accrued restructuring (Note 14)..............          174,962            999,111      3,462,508
     Accrued medical claims.......................          765,000            750,000        970,000
     Accrued warranty.............................          570,908            998,835             --
     Other........................................          372,903            166,325        207,599
                                                        -----------       ------------   ------------
       Total current liabilities..................       14,071,211         15,036,140     16,620,915
                                                        -----------       ------------   ------------
LONG-TERM DEBT (Note 7)...........................       12,000,000         15,000,000     15,197,079
RETIREMENT BENEFIT OBLIGATION (Note 10)...........        2,782,962          3,213,399      3,870,345
DEFERRED INCOME TAXES (Note 5)....................        1,787,509          2,305,265      2,120,957
                                                        -----------       ------------   ------------
       Total liabilities..........................       30,641,682         35,554,804     37,809,296
                                                        -----------       ------------   ------------
MINORITY INTEREST IN SUBSIDIARIES.................       10,183,430          9,549,301      9,424,347
                                                        -----------       ------------   ------------
COMMON STOCK AND COMMON STOCK OF BEST, REDEEMABLE
  UNDER STOCK BONUS PLAN (Note 8).................        1,868,537          1,868,537      1,821,647
                                                        -----------       ------------   ------------
SHAREHOLDERS' EQUITY
  Capital stock:
     Series A common stock, no par value, 100,000
       shares authorized, 59,536.31 shares
       outstanding September 30, 1997, 59,637.31
       shares outstanding December  31, 1996,
       60,739.31 shares outstanding December  31,
       1995.......................................        1,102,579          1,102,579      1,102,579
     Series B common stock, no par value, 300,000
       shares authorized and outstanding..........                1                  1              1
                                                        -----------       ------------   ------------
       Total capital stock........................        1,102,580          1,102,580      1,102,580
  Accumulated earnings............................       37,707,579         33,312,959     31,080,417
  Additional paid in capital......................          575,230                 --             --
  Cumulative translation adjustment (Note 1)......         (196,395)          (181,052)      (111,142)
  Common stock redeemable under Stock Bonus Plan
     (Note 8).....................................       (1,868,537)        (1,868,537)    (1,821,647)
  Treasury stock..................................       (9,905,584)       (10,551,854)   (10,386,881)
                                                        -----------       ------------   ------------
       Total shareholders' equity.................       27,414,873         21,814,096     19,863,327
                                                        -----------       ------------   ------------
       Total liabilities and shareholders'
          equity..................................      $70,108,522       $ 68,786,738   $ 68,918,617
                                                        ===========       ============   ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

   BEST UNIVERSAL LOCK CO. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                               DECEMBER 31,
                                            SEPTEMBER 30, 1997   -----------------------------------------
                                               (UNAUDITED)           1996           1995          1994
                                            ------------------       ----           ----          ----
CAPITAL STOCK
  Preferred stock, 7% cumulative, $100 par
    value, 500 shares authorized, 63
    shares outstanding 1994...............     $         --      $         --   $         --   $     6,300
  Series A common stock, no par value,
    100,000 shares authorized, 59,536.31
    shares outstanding September 30, 1997,
    59,637.31 shares outstanding December
    31, 1996, 60,739.31 shares outstanding
    December 31, 1995 and 86,469 shares
    outstanding December 31, 1994.........        1,102,579         1,102,579      1,102,579     1,102,579
  Series B common stock, no par value,
    300,000 shares authorized and
    outstanding...........................                1                 1              1             1
                                               ------------      ------------   ------------   -----------
    Total capital stock...................        1,102,580         1,102,580      1,102,580     1,108,880
                                               ------------      ------------   ------------   -----------
ACCUMULATED EARNINGS
  Balance at beginning of year............       33,312,959        31,080,417     35,294,051    34,250,100
  Net income (loss).......................        4,638,783         2,925,320     (3,738,475)    1,514,931
  Premium on redemption of preferred
    shares................................               --                --           (315)           --
  Cash dividends (see below)..............               --          (478,268)      (474,844)     (470,980)
  Additional minimum liability for
    pensions..............................         (244,163)         (214,510)            --            --
                                               ------------      ------------   ------------   -----------
  Balance at end of period................       37,707,579        33,312,959     31,080,417    35,294,051
                                               ------------      ------------   ------------   -----------
CUMULATIVE TRANSLATION ADJUSTMENT.........         (196,395)         (181,052)      (111,142)     (144,190)
COMMON STOCK AND COMMON STOCK OF BEST,
  REDEEMABLE UNDER STOCK BONUS PLAN
  (Note 8)................................       (1,868,537)       (1,868,537)    (1,821,647)   (4,087,473)
ADDITIONAL PAID IN CAPITAL
  Balance at beginning of year............               --                --             --            --
  Excess of sales price over book value of
    parent shares sold....................          575,230                --             --            --
                                               ------------      ------------   ------------   -----------
  Balance at end of period................          575,230                --             --            --
                                               ------------      ------------   ------------   -----------
TREASURY STOCK
  Balance at beginning of year............      (10,551,854)      (10,386,881)            --            --
  Shares purchased........................          (11,530)         (164,973)   (10,386,881)           --
  Sale of parent stock....................          657,800                --             --            --
                                               ------------      ------------   ------------   -----------
  Balance at end of year..................       (9,905,584)      (10,551,854)   (10,386,881)           --
                                               ------------      ------------   ------------   -----------
    Total shareholders' equity............     $ 27,414,873      $ 21,814,096   $ 19,863,327   $32,171,268
                                               ============      ============   ============   ===========
Cash dividends per share:
  Preferred...............................     $         --      $         --   $       7.00   $      7.00
  Series A common.........................               --              1.68           1.67          1.66
  Series B common.........................               --              1.11           1.10          1.09

The accompanying notes to consolidated financial statements are an integral part of these statements.

                            BEST UNIVERSAL LOCK CO.
               (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30                      YEAR ENDED DECEMBER 31
                                                       ---------------------------   --------------------------------------------
                                                           1997           1996           1996            1995            1994
                                                           ----           ----           ----            ----            ----
                                                       (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
 Cash received from customers........................  $100,110,766   $ 85,854,082   $ 118,027,815   $ 119,115,874   $103,456,897
 Cash paid to suppliers and employees................   (91,388,484)   (85,083,740)   (115,358,147)   (116,082,490)   (92,572,720)
 Interest received...................................       269,344        148,805         190,183         494,908        137,171
 Interest paid.......................................      (629,319)      (964,382)     (1,208,188)       (761,831)        (3,353)
 Income taxes refunded (paid)........................    (2,355,933)     2,153,526       1,642,649      (1,460,682)       (29,356)
                                                       ------------   ------------   -------------   -------------   ------------
   Net cash provided by operating activities.........     6,006,374      2,108,291       3,294,312       1,305,779     10,988,639
                                                       ------------   ------------   -------------   -------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sale of property, plant and
   equipment.........................................            --             --          50,433          88,383        167,790
 Capital expenditures................................    (2,568,154)      (999,117)     (1,430,688)     (5,541,531)    (3,896,048)
 Note receivable from an officer.....................            --             --              --              --     (3,400,000)
                                                       ------------   ------------   -------------   -------------   ------------
   Net cash used in investing activities.............    (2,568,154)      (999,117)     (1,380,255)     (5,453,148)    (7,128,258)
                                                       ------------   ------------   -------------   -------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Borrowings against unsecured line of credit.........     3,200,000     26,200,000      30,300,000      29,064,607             --
 Payments on unsecured line of credit................    (6,200,000)   (25,580,843)    (30,497,079)    (14,100,000)            --
 Purchase of treasury stock..........................       (15,530)            --        (559,973)    (13,793,834)       (20,405)
 Redemption of preferred stock.......................            --             --              --          (6,300)            --
 Dividend receipts...................................            --             --         211,859              --             --
 Dividend payments...................................            --             --        (614,291)       (450,588)      (663,665)
 Premium paid on redemption of preferred stock.......            --             --              --            (315)            --
 Sale of Parent stock................................     1,233,030             --              --              --             --
                                                       ------------   ------------   -------------   -------------   ------------
   Net cash (used in) provided by financing
     activities......................................    (1,782,500)       619,157      (1,159,484)        713,570       (684,070)
                                                       ------------   ------------   -------------   -------------   ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH..............        (8,716)       (37,839)        (44,524)          7,779         (6,860)
                                                       ------------   ------------   -------------   -------------   ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS..............     1,647,004      1,690,492         710,049      (3,426,020)     3,169,451
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.....     2,099,876      1,389,827       1,389,827       4,815,847      1,646,396
                                                       ------------   ------------   -------------   -------------   ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD...........  $  3,746,880   $  3,080,319   $   2,099,876   $   1,389,827   $  4,815,847
                                                       ============   ============   =============   =============   ============
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES
 Net income (loss)...................................  $  4,638,783   $  1,006,040   $   2,925,320   $  (3,738,475)  $  1,514,931
 Adjustments --
   Depreciation and amortization.....................     4,181,896      4,093,635       5,464,788       4,904,810      4,364,558
   Provision for losses on accounts receivable.......       266,042         81,972         128,006         117,417         38,413
   Loss (gain) on sale of property, plant and
     equipment.......................................        37,701         41,811         125,232          83,408         (4,875)
   Minority interest related to current year earnings
     (loss)..........................................       706,019        284,184         479,160        (521,623)       653,892
   Deferred income taxes (credit)....................       526,019        465,886       1,199,294        (821,068)    (1,200,316)
 Changes in assets and liabilities --
   (Increase) decrease in
     Accounts and notes receivable...................    (2,421,512)    (4,067,711)     (4,482,755)        600,453       (703,419)
     Refundable income taxes.........................           680      2,628,103       2,576,471      (2,559,696)     1,484,991
     Inventories.....................................       162,347       (327,909)     (2,431,366)      3,226,858       (139,575)
     Prepaid expenses and other......................      (392,505)       (29,996)         24,856        (227,564)      (786,074)
     Other assets....................................       (59,679)       (84,651)       (299,264)     (1,341,471)       222,977
 Increase (decrease) in
   Accounts payable, customer advances and accrued
     liabilities.....................................    (2,150,041)    (1,329,883)     (1,968,733)      2,584,752      4,890,133
   Income taxes payable..............................     1,270,745        428,833         478,861        (407,860)       683,221
   Deferred income taxes.............................      (308,241)            --              --              --             --
   Retirement benefit and benefit obligation.........      (451,880)    (1,082,023)       (654,706)       (594,162)       (30,218)
   Additional minimum liability for pension..........                                     (270,852)             --             --
                                                       ------------   ------------   -------------   -------------   ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES............  $  6,006,374   $  2,108,291   $   3,294,312   $   1,305,779   $ 10,988,639
                                                       ============   ============   =============   =============   ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Shareholders of Best Lock Corporation:

     We have audited the accompanying consolidated balance sheets of BEST LOCK CORPORATION (a Delaware corporation) AND SUBSIDIARY as of December 31, 1996 and 1995, and the related consolidated statements of income (loss), shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Best Lock Corporation and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     Our audits were made for the purpose of forming an opinion on the consolidated statements taken as a whole. The schedules to the financial statements are the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied to the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

ARTHUR ANDERSEN LLP

Indianapolis, Indiana,
February 6, 1997.

                              BEST LOCK COMPANIES
                      BEST LOCK CORPORATION AND SUBSIDIARY
   BEST UNIVERSAL LOCK CO. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES
     FRANK E. BEST, INC. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES
                CONSOLIDATED SUMMARY OF SELECTED FINANCIAL DATA
               FOR THE YEARS ENDED DECEMBER 31, 1996 THROUGH 1992

                                     1996          1995          1994          1993          1992
                                     ----          ----          ----          ----          ----
Earnings (loss) per share of
  common stock:
  Best Lock Corporation and
     Subsidiary Weighted average
     shares outstanding:........   121,517.24    124,144.13    131,235.37    131,238.85    131,238.85
                                  ===========   ===========   ===========   ===========   ===========
     Net income (loss) before
       cumulative effect of
       change in accounting
       principle................  $     28.43   $    (33.88)  $     16.83   $      8.76   $     18.73
     Cumulative effect of SFAS
       109 "Accounting for
       Income Taxes"............  $      0.00   $      0.00   $      0.00   $      4.95   $      0.00
                                  -----------   -----------   -----------   -----------   -----------
     Net income (loss)..........  $     28.43   $    (33.88)  $     16.83   $     13.71   $     18.73
                                  ===========   ===========   ===========   ===========   ===========
  Best Universal Lock Co. and
     Subsidiaries Series A
     weighted average shares
     outstanding:...............    60,588.76     75,669.87     86,469.00     86,469.00     86,469.00
                                  ===========   ===========   ===========   ===========   ===========
     Series A -
     Net income (loss)..........  $      8.11   $     (9.95)  $      3.92   $      3.30   $      4.57
                                  ===========   ===========   ===========   ===========   ===========
  Series B weighted average
     shares outstanding:........   300,000.00    300,000.00    300,000.00    300,000.00    300,000.00
                                  ===========   ===========   ===========   ===========   ===========
     Series B -
     Net income (loss)..........  $      8.11   $     (9.95)  $      3.92   $      3.30   $      4.57
                                  ===========   ===========   ===========   ===========   ===========
Frank E. Best, Inc. and
  Subsidiaries
  Weighted average shares
     outstanding:...............   274,999.05    427,806.72    598,710.00    598,710.00    598,710.00
                                  ===========   ===========   ===========   ===========   ===========
  Net income (loss).............  $      9.04   $     (7.61)  $      1.93   $      1.45   $      2.27
                                  ===========   ===========   ===========   ===========   ===========
Dividends per share:
  Best Lock Corporation,
     common.....................  $      5.42   $      5.41   $      5.40   $      5.00   $      4.90
                                  ===========   ===========   ===========   ===========   ===========
  Best Universal Lock Co. -
     Preferred (7%
       cumulative)..............  $        --   $      7.00   $      7.00   $      7.00   $      7.00
                                  ===========   ===========   ===========   ===========   ===========
     Series A Common (Note 2)...         1.68          1.67          1.66          1.63          1.61
                                  ===========   ===========   ===========   ===========   ===========
     Series B Common (Note 2)...         1.11          1.10          1.09          1.06          1.04
                                  ===========   ===========   ===========   ===========   ===========
  Frank E. Best, Inc. Common....  $      0.54   $      0.53   $      0.52   $      0.51   $      0.49
                                  ===========   ===========   ===========   ===========   ===========

                      BEST LOCK CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                               DECEMBER 31,
                                                   SEPTEMBER 30, 1997   ---------------------------
                                                      (UNAUDITED)           1996           1995
                                                   ------------------       ----           ----
CURRENT ASSETS
  Cash and cash equivalents (Note 1).............     $ 3,696,006       $  2,049,022   $  1,348,876
  Trade receivables
     Direct......................................      17,124,236         15,453,983     11,878,119
     Sales representatives and other.............       3,066,586          2,486,882      1,893,871
     Allowance for uncollectible accounts........        (299,571)          (244,866)      (263,559)
  Estimated refundable income taxes..............          50,953             51,632      2,628,103
  Current portion of notes receivable (Note
     16).........................................          51,493             64,909         14,895
  Inventories (Notes 1 and 4)....................      13,611,018         13,779,015     11,383,058
  Deferred income taxes (Note 5).................       2,180,817          3,224,592      4,239,578
  Prepaid expenses and other.....................         848,021            490,872        379,906
                                                      -----------       ------------   ------------
       Total current assets......................      40,329,559         37,356,041     33,502,847
                                                      -----------       ------------   ------------
PROPERTY, PLANT AND EQUIPMENT, at cost (Notes 1
  and 3)
  Land and buildings.............................      14,460,795         14,155,116     14,200,461
  Machinery and equipment........................      27,809,605         27,810,609     28,941,851
  Tooling........................................       9,034,595          8,633,648      8,519,483
  Furniture, fixtures and other..................      13,239,245         12,314,557     11,034,048
  Construction work-in-progress..................         914,374            184,311      2,473,290
                                                      -----------       ------------   ------------
                                                       65,458,614         63,098,241     65,169,133
  Less -- accumulated depreciation...............     (40,032,605)       (36,202,495)   (34,297,523)
                                                      -----------       ------------   ------------
       Total property, plant and equipment.......      25,426,009         26,895,746     30,871,610
                                                      -----------       ------------   ------------
OTHER ASSETS
  Long-term notes receivable (Note 16)...........       3,262,926          3,303,799      3,358,972
  Other assets...................................       1,239,910          1,326,957      1,283,467
                                                      -----------       ------------   ------------
       Total assets..............................     $70,258,404       $ 68,882,543   $ 69,016,896
                                                      ===========       ============   ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

                      BEST LOCK CORPORATION AND SUBSIDIARY

                                                                               DECEMBER 31,
                                                                        ---------------------------
                                                   SEPTEMBER 30, 1997       1996           1995
                                                   ------------------       ----           ----
                                                      (UNAUDITED)
CURRENT LIABILITIES
  Notes payable..................................     $      2,500      $      2,500   $      2,500
  Current portion of retirement benefit
     obligation..................................        1,343,228         1,364,671      1,362,431
  Trade accounts payable.........................        2,915,168         2,685,191      3,487,402
  Customer advances..............................        2,214,859         1,849,175      1,433,801
  Accrued liabilities
     Income taxes................................        2,190,850           923,254        430,953
     Property and other taxes....................          812,845           876,669        976,765
     Payroll and vacation pay....................        2,697,658         4,413,772      4,225,317
     Accrued restructuring (Note 14).............          174,962           999,111      3,462,508
     Accrued medical claims......................          765,000           750,000        970,000
     Accrued warranty............................          570,908           998,835             --
     Other.......................................          361,554           154,155        194,497
                                                      ------------      ------------   ------------
       Total current liabilities.................       14,049,532        15,017,333     16,546,174
                                                      ------------      ------------   ------------
LONG-TERM DEBT (Note 7)..........................       12,000,000        15,000,000     15,197,079
RETIREMENT BENEFIT OBLIGATION (Note 10)..........        2,782,962         3,213,399      3,870,345
DEFERRED INCOME TAXES (Note 5)...................        1,787,509         2,305,265      2,120,957
                                                      ------------      ------------   ------------
       Total liabilities.........................       30,620,003        35,535,997     37,734,555
                                                      ------------      ------------   ------------
COMMON STOCK AND COMMON STOCK OF UNIVERSAL
  REDEEMABLE UNDER STOCK BONUS PLAN (Note 8).....        6,083,413         6,083,413      5,931,931
                                                      ------------      ------------   ------------
SHAREHOLDERS' EQUITY
  Common stock, no par value, 200,000 shares
     authorized; 145,128.85 shares issued;
     120,653.85 shares outstanding September 30,
     1997 and December 31, 1996, 121,653.85
     shares outstanding December 31, 1995........        1,407,841         1,407,841      1,407,841
  Accumulated earnings...........................       52,662,045        47,568,339     44,826,657
  Additional paid in capital.....................          575,230                --             --
  Cumulative translation adjustment (Note 1).....         (247,957)         (228,605)      (141,496)
  Common stock and common stock of Universal
     redeemable under Stock Bonus Plan (Note
     8)..........................................       (6,083,413)       (6,083,413)    (5,931,931)
  Treasury stock.................................      (14,758,758)      (15,401,029)   (14,810,661)
                                                      ------------      ------------   ------------
       Total shareholders' equity................       33,554,988        27,263,133     25,350,410
                                                      ------------      ------------   ------------
       Total liabilities and shareholders'
          equity.................................     $ 70,258,404      $ 68,882,543   $ 69,016,896
                                                      ============      ============   ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

                              BEST LOCK COMPANIES
                      BEST LOCK CORPORATION AND SUBSIDIARY
   BEST UNIVERSAL LOCK CO. (A NON-OPERATING HOLDING COMPANY) AND SUBSIDIARIES
     FRANK E. BEST, INC. (A NON-OPERATING HOLDING COMPANY) AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                                            NINE MONTHS ENDED
                                               SEPTEMBER 30                    YEAR ENDED DECEMBER 31
                                        --------------------------   ------------------------------------------
                                            1997          1996           1996           1995           1994
                                            ----          ----           ----           ----           ----
                                        (UNAUDITED)    (UNAUDITED)
NET SALES.............................  $102,511,363   $89,774,150   $122,358,592   $117,705,629   $103,954,763
COST OF GOODS SOLD....................    50,939,005    48,759,004     64,006,688     69,400,346     54,111,283
                                        ------------   -----------   ------------   ------------   ------------
GROSS MARGIN..........................    51,572,358    41,015,146     58,351,904     48,305,283     49,843,480
OPERATING EXPENSES
  Selling.............................    25,872,850    24,627,655     33,230,790     30,656,814     26,997,950
  General and Administrative..........    15,086,450    12,462,346     17,153,433     21,386,060     16,291,879
  Engineering, research and
    development.......................       554,494       826,862        997,249      2,336,673      3,775,743
                                        ------------   -----------   ------------   ------------   ------------
    Total operating expenses..........    41,513,794    37,916,863     51,381,472     54,379,547     47,065,572
                                        ------------   -----------   ------------   ------------   ------------
OPERATING INCOME (LOSS)...............    10,058,564     3,098,283      6,970,432     (6,074,264)     2,777,908
  Interest expense....................      (784,605)     (889,946)    (1,194,986)      (870,062)        (6,809)
  Other income (expense), net.........       252,559       253,803        272,102        380,427       (367,685)
                                        ------------   -----------   ------------   ------------   ------------
INCOME (LOSS) before provision for
  income taxes........................     9,526,518     2,462,140      6,047,548     (6,563,899)     2,403,414
  Provision (benefit) for income taxes
    (Note 5)..........................     4,124,571     1,136,968      2,592,935     (2,359,401)       195,259
                                        ------------   -----------   ------------   ------------   ------------
NET INCOME (LOSS), Best Lock
  Corporation and Subsidiary..........     5,401,947     1,325,172      3,454,613     (4,204,498)     2,208,155
  Minority interest in net (income)
    loss, Best Lock Corporation and
    Subsidiary........................    (1,123,502)     (284,184)      (479,160)       521,623       (653,892)
  Corporate -- Best Universal Lock Co.
    income (expense)..................       360,338       (34,948)       (50,133)       (55,600)       (39,332)
                                        ------------   -----------   ------------   ------------   ------------
NET INCOME (LOSS), Best Universal Lock
  Co. and Subsidiaries................     4,638,783     1,006,040      2,925,320     (3,738,475)     1,514,931
  Minority interest in net (income)
    loss, Best Universal Lock Co. and
    Subsidiary........................      (768,707)     (169,392)      (513,071)       526,185       (339,232)
  Corporate -- Frank E. Best, Inc.
    income (expense)..................        40,314        54,136         74,148        (42,848)       (22,409)
                                        ------------   -----------   ------------   ------------   ------------
NET INCOME (LOSS), Frank E. Best, Inc.
  and Subsidiaries....................  $  3,910,390   $   890,784   $  2,486,397   $ (3,255,138)  $  1,153,290
                                        ============   ===========   ============   ============   ============

                                                                       BEST UNIVERSAL LOCK CO.
                                                          BEST LOCK    -----------------------    FRANK E.
                                                         CORPORATION    SERIES A     SERIES B    BEST, INC.
                                                         -----------    --------     --------    ----------
Earnings (loss) per common share:
Nine Months Ended September 30, 1997 (Unaudited).......        44.77        12.90        12.90        14.51
                                                          ==========   ==========   ==========   ==========
Nine Months Ended September 30, 1996 (Unaudited).......        10.89         2.79         2.79         2.13
                                                          ==========   ==========   ==========   ==========
Year Ended December 31, 1996...........................   $    28.43   $     8.11   $     8.11   $     9.04
                                                          ==========   ==========   ==========   ==========
Year Ended December 31, 1995...........................   $   (33.88)  $    (9.95)  $    (9.95)  $    (7.61)
                                                          ==========   ==========   ==========   ==========
Year Ended December 31, 1994...........................   $    16.83   $     3.92   $     3.92   $     1.93
                                                          ==========   ==========   ==========   ==========
Weighted average shares outstanding:
Nine Months Ended September 30, 1997 (Unaudited).......   120,649.01    59,588.47   300,000.00   269,435.51
                                                          ==========   ==========   ==========   ==========
Nine Months Ended September 30, 1996 (Unaudited).......   121,653.85    60,739.31   300,000.00   418,457.89
                                                          ==========   ==========   ==========   ==========
Year Ended December 31, 1996...........................   121,517.24    60,588.76   300,000.00   274,999.05
                                                          ==========   ==========   ==========   ==========
Year Ended December 31, 1995...........................   124,114.13    75,669.87   300,000.00   427,806.72
                                                          ==========   ==========   ==========   ==========
Year Ended December 31, 1994...........................   131,235.37    86,469.00   300,000.00   598,710.00
                                                          ==========   ==========   ==========   ==========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                      BEST LOCK CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                             DECEMBER 31,
                                          SEPTEMBER 30, 1997   -----------------------------------------
                                             (UNAUDITED)           1996           1995          1994
                                          ------------------       ----           ----          ----
COMMON STOCK, no par value, 200,000
  shares authorized; 145,128.85 shares
  issued; 120,653.85 shares outstanding
  September 30, 1997 and December 31,
  1996, 121,653.85 shares outstanding
  December 31, 1995, 131,185.85 shares
  outstanding December 31, 1994.........     $  1,407,841      $  1,407,841   $  1,407,841   $ 1,407,841
                                             ------------      ------------   ------------   -----------
ACCUMULATED EARNINGS
  Balance at beginning of year..........       47,568,339        44,826,657     49,523,858    48,024,394
  Net income (loss).....................        5,401,947         3,454,613     (4,204,498)    2,208,155
  Cash dividends received...............               --           211,859        165,444            --
  Cash dividends paid (see below).......               --          (653,938)      (658,147)     (708,691)
  Additional minimum liability for
    pension.............................         (308,241)         (270,852)            --   --.........
                                             ------------      ------------   ------------   -----------
  Balance at end of period..............       52,662,045        47,568,339     44,826,657    49,523,858
                                             ------------      ------------   ------------   -----------
COMMON STOCK AND COMMON STOCK OF
  UNIVERSAL AND BEST, REDEEMABLE UNDER
  STOCK BONUS PLAN (Note 8).............       (6,083,413)       (6,083,413)    (5,931,931)   (8,939,316)
                                             ------------      ------------   ------------   -----------
ADDITIONAL PAID IN CAPITAL
  Balance at beginning of year..........               --                --             --            --
  Excess of sales price over book value
    of parent shares sold...............          575,230                --             --            --
                                             ------------      ------------   ------------   -----------
  Balance at end of period..............          575,230                --             --            --
CUMULATIVE TRANSLATION ADJUSTMENT (Note
  1)....................................         (247,957)         (228,605)      (141,496)     (197,955)
                                             ------------      ------------   ------------   -----------
TREASURY STOCK
  Balance at beginning of year..........      (15,401,029)      (14,810,661)      (784,355)     (763,950)
  Shares purchased......................          (15,529)         (590,368)   (14,026,306)      (20,405)
  Sale of parent stock..................          657,800                --             --            --
                                             ------------      ------------   ------------   -----------
  Balance at end of year................      (14,758,758)      (15,401,029)   (14,810,661)     (784,355)
                                             ------------      ------------   ------------   -----------
       Total shareholders' equity.......     $ 33,554,988      $ 27,263,133   $ 25,350,410   $41,010,073
                                             ============      ============   ============   ===========
Cash dividends per share................     $         --      $       5.42   $       5.41   $      5.40
                                             ============      ============   ============   ===========

The accompanying notes to consolidated financial statements are an integral part of these statements.

                      BEST LOCK CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        NINE MONTHS ENDED
                                                           SEPTEMBER 30                      YEAR ENDED DECEMBER 31
                                                   ----------------------------   --------------------------------------------
                                                       1997            1996           1996            1995            1994
                                                       ----            ----           ----            ----            ----
                                                    (UNAUDITED)    (UNAUDITED)
  CASH FLOWS FROM OPERATING ACTIVITIES
    Cash received from customers.................  $ 100,110,765   $ 85,854,082   $ 118,027,815   $ 119,115,867   $103,456,897
    Cash paid to suppliers and employees.........    (91,414,460)   (85,089,743)   (115,372,089)   (116,012,304)   (92,551,180)
    Interest received............................        269,344        148,805         190,183         494,908        137,171
    Interest paid................................       (629,319)      (964,382)     (1,208,188)       (761,831)        (3,353)
    Income taxes refunded (paid).................     (2,329,977)     2,189,273       1,686,335      (1,460,682)        14,044
                                                   -------------   ------------   -------------   -------------   ------------
        Net cash provided by operating
          activities.............................      6,006,353      2,138,035       3,324,056       1,375,958     11,053,579
                                                   -------------   ------------   -------------   -------------   ------------
  CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale of property, plant and
      equipment..................................             --             --          50,433          88,383        167,790
    Capital expenditures.........................     (2,568,154)      (999,117)     (1,430,688)     (5,593,397)    (3,895,823)
    Note receivable from an officer..............             --             --              --              --     (3,400,000)
                                                   -------------   ------------   -------------   -------------   ------------
        Net cash used in investing activities....     (2,568,154)      (999,117)     (1,380,255)     (5,505,014)    (7,128,033)
                                                   -------------   ------------   -------------   -------------   ------------
  CASH FLOWS FROM FINANCING ACTIVITIES
    Borrowings against unsecured line of
      credit.....................................      3,200,000     26,200,000      30,300,000      29,064,607             --
    Payments on unsecured line of credit.........     (6,200,000)   (25,580,843)    (30,497,079)    (14,100,000)            --
    Purchase of treasury stock...................        (15,529)            --        (559,973)    (13,793,834)       (20,405)
    Dividend receipts............................             --             --         211,859         165,444             --
    Dividend payments............................             --             --        (653,938)       (658,147)      (708,691)
    Sale of parent stock.........................      1,233,030             --              --              --             --
                                                   -------------   ------------   -------------   -------------   ------------
        Net cash (used in) provided by financing
          activities.............................     (1,782,499)       619,157      (1,199,131)        678,070       (729,096)
                                                   -------------   ------------   -------------   -------------   ------------
  EFFECT OF EXCHANGE RATE CHANGES ON CASH........         (8,716)       (37,839)        (44,524)          7,779         (6,859)
                                                   -------------   ------------   -------------   -------------   ------------
  NET CHANGE IN CASH AND CASH EQUIVALENTS........      1,646,984      1,720,236         700,146      (3,443,207)     3,189,591
  CASH AND CASH EQUIVALENTS AT BEGINNING OF
    PERIOD.......................................      2,049,022      1,348,876   1,348,876....   4,792,083....      1,602,492
                                                   -------------   ------------   -------------   -------------   ------------
  CASH AND CASH EQUIVALENTS AT END OF PERIOD.....  $   3,696,006   $  3,069,112   $   2,049,022   $   1,348,876   $  4,792,083
                                                   =============   ============   =============   =============   ============
  RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
    PROVIDED BY OPERATING ACTIVITIES
    Net income (loss)............................  $   5,401,947   $  1,325,172   $   3,454,613   $  (4,204,498)  $  2,208,155
    Adjustments --
      Depreciation and amortization..............      4,181,896      4,093,635       5,464,788       4,904,810      4,364,558
      Provision for losses on accounts
        receivable...............................        266,042         81,972         128,006         117,417         38,413
      Loss (Gain) on sale of property, plant and
        equipment................................         37,701         41,811         125,232          83,408         (4,875)
      Deferred income taxes (credit).............        526,019        465,886       1,199,294        (821,068)    (1,200,296)
    Changes in assets and liabilities --
    (Increase) decrease in
      Accounts and notes receivable..............     (2,380,639)    (4,067,711)     (4,482,755)        600,453       (703,419)
      Refundable income taxes....................            680      2,628,103       2,576,471      (2,559,696)     1,484,991
      Inventories................................        162,347       (327,909)     (2,431,366)      3,226,858       (139,575)
      Prepaid expenses and other.................       (392,505)       (29,996)         24,856        (227,564)      (786,074)
      Other assets...............................       (100,552)       (84,651)       (299,264)     (1,341,482)       222,977
    Increase (decrease) in Accounts payable,
      customer advances and accrued
      liabilities................................     (2,204,358)    (1,367,834)     (2,013,766)      2,630,801      4,905,541
      Income taxes payable.......................      1,267,896        461,580         503,505        (439,319)       693,421
      Retirement benefit obligation..............       (451,880)    (1,082,023)       (654,706)       (594,162)       (30,218)
      Additional minimum liability for pension...       (308,241)            --        (270,852)             --             --
                                                   -------------   ------------   -------------   -------------   ------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES......  $   6,006,353   $  2,138,035   $   3,324,056   $   1,375,958   $ 11,053,579
                                                   =============   ============   =============   =============   ============

The accompanying notes to consolidated financial statements are an integral part of these statements.

                                                                     SCHEDULE II

                              BEST LOCK COMPANIES
                      BEST LOCK CORPORATION AND SUBSIDIARY
   BEST UNIVERSAL LOCK CO. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES
     FRANK E. BEST, INC. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES

        VALUATION AND QUALIFYING ACCOUNTS -- CORPORATE AND CONSOLIDATED
               FOR THE YEARS ENDED DECEMBER 31, 1996 THROUGH 1994

                                                                 COLLECTIONS    DEDUCTIONS
                                                    ADDITIONS    OF ACCOUNTS   FOR ACCOUNTS
                                         BALANCE    CHARGED TO   PREVIOUSLY     RECEIVABLE      BALANCE
             DESCRIPTION                JANUARY 1     INCOME     WRITTEN OFF   WRITTEN OFF    DECEMBER 31
             -----------                ---------   ----------   -----------   ------------   -----------
CORPORATE
  Best Universal Lock Co. -- 1996.....  $     --     $     --      $    --      $      --      $     --
                                        ========     ========      =======      =========      ========
  Best Universal Lock Co. -- 1995.....  $     --     $     --      $    --      $      --      $     --
                                        ========     ========      =======      =========      ========
  Best Universal Lock Co. -- 1994.....  $     --     $     --      $    --      $      --      $     --
                                        ========     ========      =======      =========      ========
  Frank E. Best, Inc. -- 1996.........  $     --     $     --      $    --      $      --      $     --
                                        ========     ========      =======      =========      ========
  Frank E. Best, Inc. -- 1995.........  $     --     $     --      $    --      $      --      $     --
                                        ========     ========      =======      =========      ========
  Frank E. Best, Inc. -- 1994.........  $     --     $     --      $    --      $      --      $     --
                                        ========     ========      =======      =========      ========
CONSOLIDATED
  (Best Lock Corporation and
     Subsidiaries)
  Allowance for uncollectible accounts
     receivable -- 1996...............  $263,559     $128,006      $41,820      $(188,519)     $244,866
                                        ========     ========      =======      =========      ========
  Allowance for uncollectible accounts
     receivable -- 1995...............  $244,829     $117,417      $28,522      $(127,209)     $263,559
                                        ========     ========      =======      =========      ========
  Allowance for uncollectible accounts
     receivable -- 1994...............  $350,136     $ 38,413      $ 4,134      $(147,854)     $244,829
                                        ========     ========      =======      =========      ========

Note: Best Universal Lock Co. and the Frank E. Best, Inc. are nonoperating holding companies and do not have any significant assets or liabilities, other than their investment in subsidiaries.

                                                                    SCHEDULE III

     FRANK E. BEST, INC. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES
       INVESTMENTS IN, EQUITY IN EARNINGS OF, AND DIVIDENDS RECEIVED FROM
                          AFFILIATES AND OTHER PERSONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

          NAME OF ISSUER AND TITLE OF ISSUE                1996          1995          1994
          ---------------------------------                ----          ----          ----
Frank E. Best, Inc.
  SUBSIDIARY CONSOLIDATED:
     Best Universal Lock Co.
       Series B common stock, no par value
       Year acquired: 1928 Through 1948
       Consideration: Asset and Intangibles
Number of shares......................................      300,000       300,000       300,000
                                                        ===========   ===========   ===========
Balance, January 1....................................  $15,607,328   $28,142,427   $27,382,921
  Equity in net income of subsidiary consolidated.....    2,412,249    (3,212,290)    1,175,699
  Distribution of earnings by subsidiary..............     (333,000)     (330,000)     (327,000)
  Additional minimum liability for pension                 (178,939)           --            --
  Transfer of minority interests' proportionate
     share............................................      (38,622)      (38,622)      (38,621)
  Amortization of basis difference                          119,735            --            --
  Change in cumulative translation adjustment.........      (62,276)       23,182       (50,572)
  Change in treasury stock............................      (90,351)   (8,977,369)           --
                                                        -----------   -----------   -----------
Balance, December 31..................................  $17,436,124   $15,607,328   $28,142,427
                                                        ===========   ===========   ===========

                                                                    SCHEDULE III

                            BEST UNIVERSAL LOCK CO.
               (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES

       INVESTMENTS IN, EQUITY IN EARNINGS OF, AND DIVIDENDS RECEIVED FROM
                          AFFILIATES AND OTHER PERSONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

          NAME OF ISSUER AND TITLE OF ISSUE               1996           1995          1994
          ---------------------------------               ----           ----          ----
Best Universal Lock Co.
  SUBSIDIARY CONSOLIDATED:
     Best Lock Corporation
       Common stock, no par value, 61,560.34 shares
       issued for a nontransferable license to use
       certain patents and processes; 33,996.00
       issued in consideration for the net assets of
       Best Universal Lock Co. (Notes 1 and 6)
       Year acquired: 1928 Through 1948
       Consideration: Asset and Intangibles
Number of shares.....................................    95,556.34      95,556.34     95,556.34
                                                       ===========   ============   ===========
Balance, January 1...................................  $19,954,080   $ 32,241,928   $35,356,287
                                                       -----------   ------------   -----------
  Equity in net income (loss) of subsidiary
     consolidated, before market value adjustment
     related to shares held by Stock Bonus Plan......    2,889,996     (3,233,398)    1,607,822
  Change in equity in excess of market value over
     book value of subsidiary's shares held by Stock
     Bonus Plan -- Note 8............................       85,457       (449,483)      (53,559)
  Distribution of earnings by subsidiary.............     (517,915)      (516,960)     (516,004)
  Additional minimum liability for pension...........     (214,510)            --            --
  Amortization of basis difference...................        4,932             --            --
  Change in cumulative translation adjustment........      (69,910)        33,048       (65,145)
  Change in common stock redeemable under Stock Plan
     -- Note 8.......................................      (46,890)     2,265,826    (4,087,473)
  Change in Treasury stock...........................     (165,069)   (10,386,881)           --
                                                       -----------   ------------   -----------
Balance, December 31.................................  $21,920,171   $ 19,954,080   $32,241,928
                                                       ===========   ============   ===========

                              BEST LOCK COMPANIES

                      BEST LOCK CORPORATION AND SUBSIDIARY
 BEST UNIVERSAL LOCK COMPANY (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES
     FRANK E. BEST, INC. (A NONOPERATING HOLDING COMPANY) AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  a. Nature of Business

     The principal business of the Best Lock Companies is the manufacture or sourcing, distribution and sale of access control products and services.

  b. Principles of Consolidation

     The consolidated financial statements for each parent company in the Best Lock Companies include their respective subsidiaries as indicated below:

                                                                          PERCENT
          PARENT COMPANY                         SUBSIDIARIES              OWNED
          --------------                         ------------             -------
Frank E. Best, Inc................    Best Universal Lock Co.               83%
(Best)
Best Universal Lock Co.
(Universal).......................    Best Lock Corporation                 79%
Best Lock Corporation
(Lock or the Company).............    Best Universal Locks Limited         100%
                                      (Canada)

     All significant intercompany accounts, investments and transactions have been eliminated in the consolidations.

     Best and Universal, other than their investment in subsidiaries, have no significant assets or liabilities.

  c. Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

  d. Inventories

     Inventories are valued using the last-in, first-out (LIFO) method for approximately 97% of consolidated inventories. The remaining inventories are valued at the lower of cost, first-in, first-out (FIFO) or market.

  e. Revenue Recognition

     Sales are recognized when product is shipped to customers or when service or installation is complete.

  f. Depreciation

     Depreciation is provided on the straight-line method for book purposes and on an accelerated method for income tax purposes.

  g. Amortization

     During 1995, the Company purchased covenants not to compete for $1,240,000 which are being amortized ratably over the life of the covenants. Amortization expense was $248,000 in 1996 and $206,667 in 1995.

                              BEST LOCK COMPANIES

  h. Research and Development

     Research and development costs related to products are expensed as incurred. Development costs related to software for internal use are expensed or capitalized as incurred, depending on the useful life of the expenditure. The total amounts expensed were approximately $769,000, $3,055,000 and $3,050,000 in 1996, 1995, and 1994, respectively.

  i. Currency Translation

     The accounts of Lock's Canadian subsidiary are translated whereby the balance sheet accounts are translated at the exchange rate in effect at period end, income accounts are translated at the average rate of exchange during the period, and translation gains and losses are excluded from net earnings by being recorded as a component of shareholders' equity (Cumulative Translation Adjustment). The consolidated financial statements include translation (losses) gains of ($87,109), $56,459 and ($89,392) in 1996, 1995 and 1994, respectively, all of which are reflected as a component of shareholders' equity.

  j. Noncash Transaction

     The Company financed the purchase of $348,702 of treasury stock during 1995 by issuing a note payable.

  k. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. DIVIDENDS

     The Articles of Incorporation of Universal require that dividends on common stock be distributed on a noncumulative basis as follows: a) the first approximately $138,000 in dividends are to be distributed equally to Series A holders and to Series B holders and, b) the remainder is distributed on an equal per share basis to Series A and B holders. These disproportionate distributions are reflected in calculating the minority interest of Best.

3. PROPERTY, PLANT AND EQUIPMENT

     For financial reporting purposes, depreciation is provided using the following straight-line rates:

Buildings...................................................    2.50%, 3% & 5%
Land Improvements...........................................    6.67% & 10%
Machinery and equipment.....................................    8.33%
Tooling.....................................................    12.50% & 20%
Furniture and fixtures......................................    10% to 33%
Vehicles....................................................    20% to 50%

     A 3-year depreciation life was adopted in 1995 for certain items such as computers, fax machines, copiers and telephone systems, to reflect a decreased useful life resulting from accelerating technology changes. The depreciable life for additions of this type was 5 years in 1994 and years prior. Computer software is being depreciated using a 5 year life.

                              BEST LOCK COMPANIES

     Expenditures for property, plant and equipment are reflected as construction work-in-progress until they are placed into service. The type and nature of the costs capitalized include only costs from unrelated third parties for equipment and installation.

     Maintenance and repairs are expensed as incurred. Replacements and betterments which extend the useful life of an asset are capitalized in the property accounts.

     Retirements are removed from property accounts at cost and the related depreciation is removed from the accumulated depreciation accounts. Gains or losses on dispositions of property and equipment are reflected in other income (expense), net in the consolidated statements of income (loss).

4. INVENTORIES

     FIFO cost of inventories approximates replacement cost and exceeds LIFO inventory by $7,923,000, $8,597,000, and $7,616,000 in 1996, 1995 and 1994,
respectively.

     Inventories reflected at LIFO cost were as follows:

                                                           DECEMBER 31
                                            -----------------------------------------
                                               1996           1995           1994
                                               ----           ----           ----
Finished goods..........................    $ 5,327,940    $ 4,958,614    $ 6,526,239
Work-in-process.........................      8,171,868      6,182,505      7,816,878
Raw material............................        279,207        241,939        235,941
                                            -----------    -----------    -----------
     Total Inventory....................    $13,779,015    $11,383,058    $14,579,058
                                            ===========    ===========    ===========

     The cost of materials, direct labor and manufacturing overhead associated with the production of inventories is included in the valuation of inventory.

     During 1995, inventory quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of 1995 purchases. The effect of this liquidation increased net income by approximately $480,000 or $3.87 per share of common stock in 1995.

5. INCOME TAXES

     The provision (benefit) for income taxes consisted of the following:

                                                  YEARS ENDED DECEMBER 31
                                           --------------------------------------
                                              1996         1995          1994
                                              ----         ----          ----
U.S. Federal --
  Current................................  $  686,229   $(1,293,028)  $ 1,688,594
  Deferred...............................   1,101,944      (646,845)   (1,847,248)
Foreign --
  Current................................     144,207       203,810        12,880
  Deferred...............................          --         4,902        17,694
State --
  Current................................     563,205      (515,232)      462,885
  Deferred...............................      97,350      (113,008)     (139,546)
                                           ----------   -----------   -----------
                                           $2,592,935   $(2,359,401)  $   195,259
                                           ==========   ===========   ===========

                              BEST LOCK COMPANIES

     Earnings (loss) before income taxes were as follows:

                                                  YEARS ENDED DECEMBER 31
                                           --------------------------------------
                                              1996         1995          1994
                                              ----         ----          ----
Domestic.................................  $5,704,209   $(7,060,863)  $ 2,335,442
Foreign..................................     343,339       496,964        67,972
                                           ----------   -----------   -----------
                                           $6,047,548   $(6,563,899)  $ 2,403,414
                                           ==========   ===========   ===========

     The effective income tax rate varied from the U.S. Federal statutory rate for the following reasons:

                                                           YEARS ENDED DECEMBER 31
                                                         ----------------------------
                                                         1996       1995        1994
                                                         ----       ----        ----
Statutory Federal tax rate........................       34.0%      (34.0)%      34.0%
The statutory rate of tax provided was increased
  (decreased) by:
State income taxes, net of Federal income tax
  benefit.........................................        7.2        (6.3)        8.8
Foreign tax credit................................       (7.4)         --       (27.3)
Foreign income taxes..............................        0.5         0.6         0.3
Alternative minimum tax credits and research and
  development tax credits.........................         --          --       (10.8)
Nondeductible expenses............................        7.5         5.5         5.0
Other.............................................        1.1        (1.7)       (1.9)
                                                         ----       -----       -----
Effective rate of tax provided (benefited)........       42.9%      (35.9)%       8.1%
                                                         ====       =====       =====

     At December 31, 1996, the Company had $605,000 of unutilized foreign tax credits. Of this amount, approximately $158,000 must be used by 1998; the balance expires in 2001. The Company believes these foreign tax credits will be utilized during the carryover period and thus has recorded the benefit of the credits as a reduction to the provision for income taxes for the year ended December 31, 1996.

     The Company also has alternative minimum tax credits available to offset future U.S. tax obligations. These credits have no expiration date and were generated as a result of the carryback of the 1995 net operating loss to 1992 and 1993. The benefit of the balance of these credits of $147,000 has been reflected as a reduction to the provision for income taxes for the year ended December 31, 1996.

                              BEST LOCK COMPANIES

     The tax effect of temporary differences giving rise to the Company's consolidated current and noncurrent deferred income taxes are as follows:

                                                         ASSET (LIABILITY) AS OF
                                                               DECEMBER 31
                                                        --------------------------
                                                           1996           1995
                                                           ----           ----
Current deferred income taxes:
Vacation accrual....................................    $   819,419    $   768,760
Inventory capitalized for tax purposes, expensed for
  book purposes.....................................        228,699        209,286
Current portion of pension and qualified retirement
  benefit obligations...............................        692,502        625,097
Restructuring accrual...............................        398,029      1,382,926
Medical claims accrual..............................        213,679        301,547
Inventory reserve...................................        119,820        119,820
Current portion of foreign tax credit...............        202,990        307,467
Current portion of AMT credit.......................        147,155        287,037
Warranty accrual....................................        265,956             --
Other...............................................        136,343        237,638
                                                        -----------    -----------
                                                        $ 3,224,592    $ 4,239,578
                                                        ===========    ===========
Noncurrent deferred income taxes:
Excess tax over book depreciation...................    $(3,811,799)   $(4,366,125)
Noncurrent portion of foreign tax credit............        401,769        508,612
Noncurrent portion of AMT credit....................             --        345,788
Noncurrent portion of pension and qualified
  retirement benefit obligations....................      1,094,384      1,337,114
Other...............................................         10,381         53,654
                                                        -----------    -----------
                                                        $(2,305,265)   $(2,120,957)
                                                        ===========    ===========

6. LICENSE AGREEMENT

     Under the terms of a 1928 license agreement between Lock and its parent companies (Universal and Best), Lock agreed to issue a companion share of stock to Universal for each share of voting stock sold or otherwise disposed of during the full period of the corporate existence.

7. DEBT

     The Company has an agreement with a financial institution for letters of credit available primarily for issuance to a foreign vendor. At December 31, 1996, the Company had no outstanding letters of credit.

     The Company entered into a $25.0 million line of credit agreement on February 15, 1995, which was amended effective December 31, 1996 and December 31, 1995. The agreement expires on May 5, 1998 and bears interest at a variable rate, based upon the prime rate or LIBOR, at the Company's election. The line of credit is secured by a blanket lien on all accounts and notes receivable, inventory, machinery and equipment, and intangible assets with a negative pledge on real estate. The agreement contains financial covenants including those relating to debt service coverage, tangible net worth, and liabilities to tangible net worth. As of December 31, 1996, the Company was in compliance with all required covenants.

                              BEST LOCK COMPANIES

8. STOCK BONUS PLAN

     The Best Lock Corporation Stock Bonus Plan (Stock Bonus Plan) is available to Lock employees meeting certain eligibility requirements. The Stock Bonus Plan is noncontributory and is qualified pursuant to the applicable provisions of the Internal Revenue Code. Lock did not contribute to the Stock Bonus Plan in 1996, 1995, and 1994. Contributions are determined by Lock's Board of Directors.

     Plan participants, upon reaching certain eligibility requirements, may receive cash or shares of Lock, Universal and/or Best common stock. In the event the participants elect or are required to receive shares, the participants have the right to require Lock to repurchase such shares in cash at its fair market value. As a result, the fair market value of the shares, determined based on an independent appraisal, held by the Stock Bonus Plan, has been reflected in the accompanying consolidated balance sheets as "Common stock and common stock of Universal redeemable under Stock Bonus Plan." The Stock Bonus Plan was amended in 1996 to allow 1996 retirees to receive distributions earlier than the plan previously provided. The accelerated payout for the 1996 retirees is based on a formula which considers age and years of service.

     On December 28, 1995, Lock purchased all of the common stock of Best held by the Stock Bonus Plan at an independently appraised value as of December 27, 1995, of $29.74 per share. The purpose of this transaction was to provide liquidity to the Stock Bonus Plan in anticipation of payments out of the plan pursuant to the early retirement plan discussed in Note 14.

9. SEGMENT REPORTING

     The Best Lock Companies are engaged in the manufacture and sale of access control products and services only, and as such do not report on a segment basis. Sales outside the U.S. amounted to approximately 6% of total sales during 1996 and 1995 and 7% of total sales during 1994.

10. RETIREMENT PLANS

     Effective September 1, 1989, the Company adopted a noncontributory defined benefit Employees' Pension Plan (the Plan) to provide retirement benefits to substantially all current and retired U.S. employees as of September 1, 1989. The Company has received a favorable determination letter for the Plan from the Internal Revenue Service. The Plan provides benefits for past service only. The monthly benefit is based on the employee's years of service and compensation as of September 1, 1989. The benefits for retired employees were based upon amounts specified in the Plan. Under the Plan's provisions, all participants were 100% vested at September 1, 1989. Normal retirement age is 65 with provisions for earlier retirement with reduced benefits. After several years of accelerated funding, the Company is currently making quarterly contributions to the Plan in amounts necessary to meet minimum governmental funding requirements. Company contributions are made to a trust fund whose assets consist of investments in high-quality short-term money market instruments.

     A summary of the components of net periodic pension cost in 1996, 1995 and 1994 for the Plan follows:

                                                 1996        1995        1994
                                                 ----        ----        ----
Interest cost on projected benefit
  obligation.................................  $ 557,686   $ 691,987   $ 230,566
Actual return on plan assets.................   (277,736)   (351,395)   (198,724)
Net amortization and deferral................   (204,119)         --          --
                                               ---------   ---------   ---------
Net periodic pension costs...................  $  75,831   $ 340,592   $  31,842
                                               =========   =========   =========

     Plan assumptions in 1996, 1995 and 1994 were:

       Discount rate.................................................8.0%
       Expected long-term rate of return on Plan assets..............8.0%

                              BEST LOCK COMPANIES

     The following table sets forth the Plan's funded status and amounts recognized in the consolidated balance sheet at December 31, 1996:

Actuarial present value of benefit obligation...............    $7,631,924
Plan assets at fair value...................................     6,298,993
                                                                ----------
Projected benefit obligation in excess of plan assets.......     1,332,931
Unrecognized net gain (loss)................................      (376,747)
Prior service cost not yet recognized.......................      (164,879)
Remaining net asset at transition...........................       259,065
Intangible asset............................................       164,879
Charge to equity............................................       117,682
                                                                ----------
Net pension liability.......................................    $1,332,931
                                                                ==========

     In addition to the Plan adopted on September 1, 1989, the Company executed supplemental retirement benefit agreements with certain retirees and officers. For financial reporting purposes, the actuarial present value (discounted at 8%) of the benefits to be provided under the terms of these agreements were recognized in 1989 and subsequent years. Prior to 1995, the agreement with the Company's former President was amortized over his estimated remaining service life. Effective in 1994, the actuarial present value of the benefit to be provided to the Company's former President under the terms of the agreement was fully recognized. This change in assumptions resulted in an increase in 1994 expense of approximately $800,000. The benefits under these agreements will be paid monthly by the Company over the lifetime of the recipients and, upon their death, 50% of the scheduled amount for the lifetime of the surviving spouse.

     A summary of the components of net periodic pension cost in 1996, 1995 and 1994 for the supplemental retirement benefit agreements follows:

                                                    1996        1995         1994
                                                    ----        ----         ----
Interest cost on projected benefit
  obligation..................................    $226,858    $356,758    $1,030,833
Actual return on plan assets..................          --          --            --
Net amortization and deferral.................       4,325          --            --
                                                  --------    --------    ----------
     Net periodic pension costs...............    $231,183    $356,758    $1,030,833
                                                  ========    ========    ==========

     Supplemental retirement benefit agreement assumptions in 1996, 1995 and 1994 were:

       Discount rate.................................................8.0%
       Expected long-term rate of return on assets...................8.0%

     The following table sets forth the funded status of the supplemental retirement benefit agreements and amounts recognized in the consolidated balance sheet at December 31, 1996:

Actuarial present value of benefit obligation...............  $2,991,444
Plan assets at fair value...................................     114,311
                                                              ----------
Projected benefit obligation in excess of plan assets.......   2,877,133
Unrecognized net gain (loss)................................    (153,170)
Remaining net asset (obligation) at transition..............     (34,596)
Intangible asset............................................      34,596
Charge to equity............................................     153,170
                                                              ----------
Net pension liability.......................................  $2,877,133
                                                              ==========

                              BEST LOCK COMPANIES

     A summary of the retirement benefit obligations included in the consolidated balance sheets is presented below:

                                                           1996         1995
                                                           ----         ----
Defined Benefit Employees Pension Plan................  $1,332,931   $1,777,989
Supplemental Retirement Benefit Agreements............   2,877,133    3,035,429
Other.................................................     368,453      419,358
                                                        ----------   ----------
                                                        $4,578,517   $5,232,776
                                                        ==========   ==========
Current Portion.......................................  $1,365,118   $1,362,431
Noncurrent Portion....................................   3,213,399    3,870,345
                                                        ----------   ----------
                                                        $4,578,517   $5,232,776
                                                        ==========   ==========

     The Company implemented a 401(k) profit sharing plan (the 401(k) Plan) during 1994. Employees are eligible after reaching age 21 and completing one year of continuous service as of the enrollment dates each year. Employer contributions to the 401(k) Plan are determined by the Company's Board of Directors. Participants begin vesting in the employer contributions after 1 year of service at which time they are 20% vested. Employees become 100% vested after 5 years of service. Company contributions to the 401(k) Plan amounted to $541,000, $571,000 and $221,000 in 1996, 1995 and 1994, respectively.

11. CONTINGENCIES

     From time to time the Company is a party to litigation incidental to its business. Management is of the opinion that the ultimate resolution of known claims will not have a material adverse impact on the Company's financial position or results of operations.

     The Company leases various office and warehouse facilities and other vehicles under noncancelable lease arrangements. Lease terms are from one to ten years and most provide options to renew. Future minimum lease payments under noncancelable operating leases as of December 31, 1996 are as follows:

                                                            AMOUNT
                                                            ------
1997....................................................  $  991,592
1998....................................................     774,249
1999....................................................     452,072
2001....................................................     223,066
2001-2005...............................................     448,784
                                                          ----------
                                                          $2,889,763
                                                          ==========

     Rent expense charged to operations totaled $956,413, $761,024 and $852,565 in 1996, 1995, and 1994, respectively.

12. UNDISTRIBUTED EARNINGS

     In general, it is Lock's intention to reinvest the earnings of its foreign subsidiary in its operations and to repatriate these earnings only when it is advantageous to do so. Also, it is Universal's and Best's intention to minimize, if not eliminate, any income taxes associated with amounts distributed by its domestic subsidiaries. As a result, it is expected that the amount of income taxes resulting from a repatriation will not be significant.

                              BEST LOCK COMPANIES

Accordingly, deferred tax amounts are not being recorded related to undistributed earnings. The cumulative amounts of undistributed earnings on which income taxes have not been recognized are as follows:

                                                               DECEMBER 31
                                                        --------------------------
                                                           1996           1995
                                                           ----           ----
Best................................................    $17,436,000    $15,607,000
Universal...........................................     21,920,000     19,954,000
Lock................................................      2,056,000      1,934,000

13. RECLASSIFICATIONS

     Certain reclassifications have been made to the consolidated statements of income (loss) and balance sheet for the prior years to conform to the current year presentation.

14. RESTRUCTURING

     During 1995, the Company recorded a restructuring charge of $3.1 million in connection with the announcement of a board approved early retirement, voluntary and involuntary separation plan. The Company's plan was to reduce the number of employees in all divisions and centralize certain functions in the distribution division.

     As of December 31, 1996, 63 employees had separated or agreed to separate under the voluntary separation or early retirement provisions of the plan. In conjunction with the acceptances, the Company accrued approximately an additional $1 million in restructuring expenses during 1996, due to the additional expenses associated with voluntary separation and early retirement. The total number of anticipated separations was reduced from approximately 340 in the original plan to 63, resulting in an approximate $1.8 million reduction in the reserve. The number of anticipated separations was reduced due to a change in the management of the sales and marketing areas of the Company, which resulted in a revision to the plan to eliminate positions in those areas.

15. PARTNERSHIP INTEREST

     On February 15, 1995, the Company settled all claims arising from a derivative action threatened against it by a director, as well as all claims against Lock's Chief Executive Officer and another officer. The material components of the settlement included: (i) the resignation of Walter E. Best from the Board of Directors and as President of each of Lock, Universal, Best, and Walter E. Best Company, Inc.; (ii) the resignation of Richard E. Best and Marshall W. Best as officers and employees of Lock and the resignation of Robert
W. Best and Marshall W. Best as officers and employees of Lock and the resignation of Robert W. Best as an employee; (iii) the payment of the total sum of $2,134,349 as severance, vacation and bonus payments to Walter E. Best, Robert W. Best, Rich E. Best, Marshall W. Best and Edwina McLemore, an employee of Lock; (iv) the payment of the total sum of $1,240,000 in exchange for covenants not to compete from Walter E. Best, Robert W. Best, Richard E. Best and Marshall W. Best; and (v) the payment of the total sum of $8,178,296 for the acquisition of shares of Lock and interests in a partnership as described below.

     On February 15, 1995, Lock purchased for cash an 87% non-voting interest in a partnership for $5,582,626. The purpose of the partnership, which was newly formed, is to acquire and hold securities for investment purposes. The partnership purchased directly or indirectly 204,053 shares of Best common stock, 8,787 shares of Universal Series A common stock and 11.25 shares of Universal preferred stock. In addition, Lock acquired 6,742 shares of its own common stock at an appraised value of $385.00 per share or $2,595,670. Lock's acquisition of its interest in the partnership and its redemption of its own common shares were funded through the utilization of a portion of the line of credit of $25,000,000 as discussed in Note 7.

                              BEST LOCK COMPANIES

     The Company accounted for the purchase of the Lock shares and the 87% partnership interest as treasury stock, which resulted in a reduction to shareholders' equity of Lock of $8,178,296, Universal of $5,582,626 and Best of $5,077,403. As a result of these transactions, the minority interest of Universal decreased from 27% to 23% and the minority interest of Best decreased from 22% to 21%.

     During 1995, in addition to the above transactions, the Company acquired shares of Lock, Universal and Best which were accounted for as treasury stock. This treatment resulted in a reduction to shareholders' equity of Lock of $5,848,082, Universal of $4,773,932 and Best of $3,869,643. As a result of these transactions, the minority interest of Universal decreased from 23% to 21% and the minority interest of Best decreased from 21% to 17%.

16. RELATED PARTY TRANSACTIONS

     On May 5, 1994, Lock's Board of Directors approved a loan of $3.4 million to Russell C. Best, Chief Executive Officer, under the terms of an Employment Agreement entered into by Lock and Russell C. Best. On May 18, 1994, $3.4 million was borrowed, with interest at 7.2%, by Russell C. Best. The terms of the loan include repayment over a thirty (30) year period in equal annual installments of principal and interest totaling $279,519.

     The Company entered into a split dollar life insurance agreement as of December 29, 1995 with a trust established by Russell C. Best, pursuant to which the Company and the trust will share in the premium costs of a whole life insurance policy that has a face value death benefit of $5,000,000. Under the agreement, the Company will pay approximately $55,000 each policy year for the first 15 years of the policy. The Company is not obligated to make its share of the annual premium. Only the trustee may cancel or surrender the policy. Upon the death of Mr. Best, the Company will receive the cumulative amount of its premium payments. Prior to Mr. Best's death and prior to the 30th year of the policy, upon cancellation or surrender of the policy, the Company will receive the lesser of its cumulative premium payments or the cash surrender value of the policy. To the extent the policy is not canceled or surrendered in its first 30 years, the Company will receive its cumulative premium payments in the 30th year of the policy.

     Walter E. Best, former President of the Company, is the President and owns in excess of 10% of the stock of Best Aircraft Corporation. The Company leased automobiles from Best Aircraft Corporation during 1995 and 1994, paying $30,030 and $183,470 for such services, respectively. Larry W. Rottmeyer, employed during 1994, became a Director and Vice President of the Company during 1995. Mr. Rottmeyer resigned as a Director on February 26, 1996 and was removed as a Vice President on March 5, 1996. During Mr. Rottmeyer's employment, he was also a Director and a greater than 10% equity owner of Marcon, Inc. until June 9, 1995. The Company purchased market research services from Marcon, Inc., during 1995, paying $547,942 for such services. Eric M. Fogel, Director from October 30, 1995 until March 1, 1996, is a partner in the law firm of Holleb & Coff. The Company paid Holleb & Coff $438,399 and $112,221 in 1996 and 1995 for legal services.

17. REDEMPTION OF BEST UNIVERSAL LOCK CO. STOCK

     On July 1, 1995, Universal redeemed all 63 shares of its outstanding preferred stock at $105 per share plus cumulative dividend, for a total of $7,056.

18. OUTSTANDING SHARES

     The number of outstanding shares of Universal and Best used in the calculation of earnings per share differs from the number of outstanding shares shown on the cover page of the 10-K for each of the two companies. The cover page of the 10-K reflects all shares legally outstanding. The earnings per share disclosures reflect as treasury stock shares held by subsidiaries of Universal and Best that are still legally outstanding, in accordance with generally accepted accounting principles.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                              FRANK E. BEST, INC.,
                          BEST UNIVERSAL LOCK COMPANY,
                             BEST LOCK CORPORATION,
                                WEBCO ONE, INC.,
                                WEBCO TWO, INC.,
                               WEBCO THREE, INC.
                                      AND
                          WALTER E. BEST COMPANY, INC.
                                  DATED AS OF
                                DECEMBER 1, 1997

                               TABLE OF CONTENTS

ARTICLE I
  THE MERGERS.......................................................................   A-4
     Section 1.1        The Mergers.................................................   A-4
     Section 1.2        Effective Time..............................................   A-4
     Section 1.3        Closing.....................................................   A-4
     Section 1.4        Certificate of Incorporation; By-Laws.......................   A-4
     Section 1.5        Directors and Officers of Each of the Surviving
                        Corporations................................................   A-5
ARTICLE II
  CONVERSION OF SHARES..............................................................   A-5
     Section 2.1        Conversion of Capital Stock.................................   A-5
     Section 2.2        Exchange of Certificates....................................   A-6
     Section 2.3        Dissenter's Rights..........................................   A-7
     Section 2.4        Fractional Shares...........................................   A-7
ARTICLE III
  REPRESENTATIONS AND WARRANTIES OF THE COMPANIES...................................   A-8
     Section 3.1        Organization................................................   A-8
     Section 3.2        Capitalization..............................................   A-8
     Section 3.3        Authorization; Validity of Agreement........................   A-8
     Section 3.4        No Violations; Consents and Approvals.......................   A-9
     Section 3.5        Information Statement; Schedule 13E-3.......................   A-9
ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF WEBCO AND THE MERGER SUBS.......................  A-10
     Section 4.1        Organization................................................  A-10
     Section 4.2        Authorization; Validity of Agreement........................  A-10
     Section 4.3        Consents and Approvals......................................  A-10
ARTICLE V
  COVENANTS.........................................................................  A-10
     Section 5.1        Interim Operations of the Companies.........................  A-10
     Section 5.2        Further Action; Reasonable Efforts..........................  A-10
     Section 5.3        Action by Written Consent; Information Statement............  A-11
     Section 5.4        Notification of Certain Matters.............................  A-11
     Section 5.5        Publicity...................................................  A-12
     Section 5.6        Indemnification.............................................  A-12
ARTICLE VI
  CONDITIONS........................................................................  A-12
     Section 6.1        Conditions to Each Party's Obligation To Effect the
                        Mergers.....................................................  A-12
     Section 6.2        Conditions to Obligations of Webco and the Merger Subs to
                        Effect the Mergers..........................................  A-12
ARTICLE VII
  TERMINATION.......................................................................  A-13
     Section 7.1        Termination.................................................  A-13
     Section 7.2        Effect of Termination.......................................  A-13

ARTICLE VIII
  MISCELLANEOUS.....................................................................  A-13
     Section 8.1        Fees and Expenses...........................................  A-13
     Section 8.2        Amendment; Waiver...........................................  A-13
     Section 8.3        Nonsurvival of Representations and Warranties...............  A-14
     Section 8.4        Notices.....................................................  A-14
     Section 8.5        Interpretation..............................................  A-14
     Section 8.6        Headings....................................................  A-14
     Section 8.7        Counterparts................................................  A-14
     Section 8.8        Entire Agreement; No Third Party Beneficiaries; Rights of
                        Ownership...................................................  A-14
     Section 8.9        Severability................................................  A-15
     Section 8.10       Governing Law...............................................  A-15
     Section 8.11       Submission to Jurisdiction; Appointment of Agent for
                        Service.....................................................  A-15
     Section 8.12       Assignment..................................................  A-15

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 1, 1997, by and among Frank E. Best, Inc., a Delaware corporation ("FEB"), Best Universal Lock Company, a Delaware corporation ("BUL"), Best Lock Corporation, a Delaware corporation ("BLC" and, together with FEB and BUL, the "Companies"), Webco One, Inc., a Delaware corporation ("W1"), Webco Two, Inc., a Delaware corporation ("W2"), Webco Three, Inc., a Delaware corporation ("W3" and, together with W1 and W2, the "Merger Subs"), and Walter E. Best Company, Inc., an Indiana corporation ("Webco").

                                    RECITALS

     A. The Board of Directors of each of the Companies (collectively, the "Boards") and the Board of Directors of each of the Merger Subs and Webco have each approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Companies by Webco upon the terms and subject to the conditions set forth herein; and

     B. In furtherance of such acquisition, the Board of Directors of each of the Merger Subs and Webco and each of the Companies have each approved this Agreement and the simultaneous mergers of (i) W1 with and into FEB, (ii) W2 with and into BUL and (iii) W3 with and into BLC, in accordance with the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") ;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE MERGERS

     SECTION 1.1 THE MERGERS. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2 hereof), (a) W1 will be merged with and into FEB, (b) W2 will be merged with and into BUL and (c) W3 will be merged with and into BLC (collectively, the "Mergers") and the separate corporate existence of each of the Merger Subs will cease. After the Mergers, each of the Companies will continue as the surviving corporations (each, a "Surviving Corporation" and collectively, the "Surviving Corporations"). The Mergers will have the effect as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, upon the Mergers (i) all the rights, privileges, immunities, powers and franchises of the Merger Subs and the Companies will vest in the respective Surviving Corporation and (ii) all obligations, duties, debts and liabilities of the Merger Subs and the Companies will be the obligations, duties, debts and liabilities of the respective Surviving Corporation.

     SECTION 1.2 EFFECTIVE TIME. On or as promptly as practicable following the Closing Date (as defined in Section 1.3), Webco, the Merger Subs and the Companies will cause appropriate Certificates of Merger (the "Certificates of Merger") to be executed and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in such form and executed as provided in the DGCL. The Mergers will become effective on the date on which the appropriate Certificates of Merger have been duly filed with the Delaware Secretary of State or such other time as is agreed upon by the parties and specified in the Certificates of Merger, and such time is hereinafter referred to as the "Effective Time."

     SECTION 1.3 CLOSING. The closing of the Mergers (the "Closing") will take place at 10:00 a.m., Chicago time, on a date to be specified by the parties, which will be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Jenner & Block, One IBM Plaza, Chicago, Illinois 60611, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 1.4 CERTIFICATE OF INCORPORATION; BY-LAWS. Pursuant to the Mergers,
(a) the certificate of incorporation of each of the Companies as in effect immediately prior to the Effective Time (collectively, the

"Certificates of Incorporation") will be amended in their entirety to read as set forth in Exhibits A-1, A-2 and A-3, respectively, attached hereto and (b) the by-laws of each of the Merger Subs, as in effect immediately prior to the Effective Time (the "By-laws"), will be the by-laws of the applicable Surviving Corporation until thereafter amended in accordance with applicable law.

     SECTION 1.5 DIRECTORS AND OFFICERS OF EACH OF THE SURVIVING
CORPORATIONS. The directors and officers of each of the Companies immediately prior to the Effective Time will, from and after the Effective Time, be the directors and officers of the applicable Surviving Corporation until their successors will have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with each such Surviving Corporation's Certificate of Incorporation and By-laws.

                                   ARTICLE II
                              CONVERSION OF SHARES

     SECTION 2.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Mergers and without any action on the part of any of the Companies, the Merger Subs, Webco or the holders of any shares of (i) common stock, par value $1.00 per share, of FEB ("FEB Common Stock"), (ii) Series A common stock, no par value, of BUL ("BULA Common Stock"), (iii) Series B common stock, no par value, of BUL ("BULB Common Stock" and, together with BULA Common Stock, "BUL Common Stock") or (iv) common stock, no par value, of BLC ("BLC Common Stock"):

          (a) Subject to Section 2.4(b), each issued and outstanding share of FEB Common Stock (other than Dissenting Shares as defined in and covered by Section 2.3) will be converted into the right to receive one-one hundred fifteen-thousand eight hundred and ninth (1/115,809) of a share of common stock, $.01 par value, of FEB ("New FEB Common Stock");

          (b) Subject to Section 2.4(c), each copy issued and outstanding share of BULA Common Stock (other than Dissenting Shares covered by Section 2.3) will be converted into the right to receive one-twenty seven thousand two hundred seventy-second (1/27,272) of a share of common stock, $.01 par value of BUL ("New BUL Common Stock");

          (c) Subject to Section 2.4(d), each issued and outstanding share of BULB Common Stock (other than Dissenting Shares covered by Section 2.3) will be converted into the right to receive one-twenty seven thousand two hundred seventy-second (1/27,272) of a share of New BUL Common Stock;

          (d) Subject to Section 2.4(e), each issued and outstanding share of BLC Common Stock (other than Dissenting Shares covered by Section 2.3) will be converted into the right to receive one-fifteen thousand nine hundred twenty-sixth (1/15,926) of a share of common stock, $.01 par value, of BLC ("New BLC Common Stock").

     The stock referred to in Sections (a), (b), (c) and (d) is referred to as the "Merger Consideration" applicable to each of FEB, BUL and BLC, respectively. All shares of FEB Common Stock, BUL Common Stock and BLC Common Stock, upon conversion into the Merger Consideration, or cash in lieu of fractions thereof pursuant to Section 2.4, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2 and any cash payable in lieu of fractional shares in accordance with Section 2.4. Any payment made pursuant to this Section 2.1 or Section 2.4 will be made net of applicable withholding taxes to the extent such withholding is required by law.

          (e) Each issued and outstanding share of common stock of W1 will be converted into and become one-five hundredth (1/500) fully paid and nonassessable share of New FEB Common Stock.

          (f) Each issued and outstanding share of common stock of W2 will be converted into and become one-five hundredth (1/500) fully paid and nonassessable share of New BUL Common Stock.

          (g) Each issued and outstanding share of common stock of W3 will be converted into and become one-five hundredth (1/500) fully paid and nonassessable share of New BLC Common Stock.

          (h) Each share of Common Stock of a Company that, immediately prior to the Effective Time, is owned by such Company, shall automatically be cancelled and retired and shall cease to exist, and no cash, New Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

     SECTION 2.2 EXCHANGE OF CERTIFICATES.

          (a) Prior to the Effective Time, Webco will designate a bank or trust company to act as agent for the holders of the shares in connection with the Mergers (the Paying Agent") to receive the shares of stock and funds (the "Exchange Fund"), to which holders of the shares will become entitled pursuant to Section 2.1 and Section 2.4. Such funds will be invested by the Paying Agent as directed by Webco. All interest earned on any funds will be paid to the Surviving Corporation whose stockholders were entitled to such funds.

          (b) At the Effective Time, Webco will instruct the Paying Agent to promptly, and in any event not later than three business days following the Effective Time, mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of FEB Common Stock, BULA Common Stock, BULB Common Stock and BLC Common Stock, (collectively, the "Certificates"), whose shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as Webco and the applicable Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Companies, together with such letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration for each share of FEB Common Stock, BULA Common Stock, BULB Common Stock or BLC Common Stock, as the case may be, formerly represented by such Certificate, as well as any cash to be paid in accordance with Section 2.4, and the Certificate so surrendered will forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer and that the person requesting such payment will have paid any transfer and other taxes required by reason of the payment of the Merger Consideration or cash payable pursuant to Section 2.4 to a person other than the registered holder of the Certificate surrendered or will have established to the satisfaction of the applicable Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate (other than Dissenting Shares) will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 2.2, as well as any cash to be paid in accordance with Section 2.4.

          (c) In the event any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person (as defined in Section 3.1) claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, and any cash payable pursuant to Section 2.4, deliverable in respect thereof as determined in accordance with this Article II, provided that the Person to whom the Merger Consideration or cash payable pursuant to Section 2.4 is paid will, as a condition precedent to the payment thereof, give the applicable Surviving Corporation a bond in such sum as it may direct or otherwise indemnify such Surviving Corporation in a manner satisfactory to it against any claim that may be made against such Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

          (d) After the Effective Time, there will be no transfers on the stock transfer books of any of the Surviving Corporations of shares of FEB Common Stock, BUL Common Stock or BLC Common Stock, respectively, which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to any Surviving Corporation, they will be canceled and exchanged for the Merger Consideration, as well as any cash to be paid in accordance with Section
     2.4 as provided in this Article II.

          (e) Any portion of the Exchange Fund which remains undistributed for six months after the Effective Time will be delivered to the Surviving Corporation (or its successor) whose stockholders were entitled to such portion of the Exchange Fund, and any holders of FEB Common Stock, BULA Common Stock or BLC Common Stock, who have not theretofore complied with this Section 2.2 will thereafter look to such respective Surviving Corporation (or its successor) for payment of their claim for Merger Consideration, and any cash to be paid in accordance with Section 2.4 hereof.

     SECTION 2.3 DISSENTER'S RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares of FEB, BUL or BLC outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger in which such Company was a constituent, or consented thereto in writing, and who complies in all respects with the provisions of Section 262 of the DGCL ("Dissenting Shares"), will not be converted into the right to receive the Merger Consideration as provided in Section 2.1 hereof, or cash payable pursuant to Section 2.4, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such Dissenting Shares will thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled, and any cash pursuant to Section 2.4 hereof, without interest or dividends thereon.

     SECTION 2.4 FRACTIONAL SHARES.

        (a) No certificates or scrip representing fractional shares of New FEB Common Stock, New BUL Common Stock, or New BLC Common Stock will be issued upon surrender for exchange of certificates representing the FEB Common Stock, the BUL Common Stock or the BLC Common Stock, respectively, or otherwise in connection with the Mergers.

          (b) Notwithstanding any other provision of this Agreement, each holder of shares of FEB Common Stock converted pursuant to the Merger, who would, except for Section 2.4(a) hereof, have been entitled to receive a fraction of a share of New FEB Common Stock, will receive, in lieu thereof, cash (without interest) in an amount equal to the number of shares of FEB Common Stock held as of the Effective Time multiplied by $53.55.

          (c) Notwithstanding any other provision of this Agreement, each holder of shares of BULA Common Stock converted pursuant to the Merger, who would, except for Section 2.4(a) hereof, have been entitled to receive a fraction of a share of New BUL Common Stock, will receive, in lieu thereof, cash (without interest) in an amount equal to the number of shares of BULA Common Stock held as of the Effective Time multiplied by $120.69.

          (d) Notwithstanding any other provision of this Agreement, each holder of shares of BULB Common Stock converted pursuant to the Merger, who would, except for Section 2.4(a) hereof, have been entitled to receive a fraction of a share of New BUL Common Stock, will receive, in lieu thereof, cash (without interest) in an amount equal to the number of shares of BULB Common Stock held as of the Effective Time multiplied by $118.72.

          (e) Notwithstanding any other provision of this Agreement, each holder of shares of BLC Common Stock converted pursuant to the Merger, who would, except for Section 2.4(a) hereof, have been entitled to receive a fraction of a share of New BLC Common Stock, will receive, in lieu thereof, cash (without interest) in an amount equal to the number of shares of BLC Common Stock held as of the Effective Time multiplied by $525.43.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

     Each of the Companies, jointly and severally, represents and warrants to Webco and the Merger Subs, as of the date hereof and as of and at the Closing Date, except as disclosed in any form or document filed with the SEC since January 1, 1994 (the "SEC Documents"), as follows:

     SECTION 3.1 ORGANIZATION. Each of the Companies is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own, lease, use and operate its properties and to carry on its business as it is now being conducted. Each of the Companies is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns real property or in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed individually and in the aggregate would not have or result in a Material Adverse Effect. The term "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, results of operations or financial condition of a Company and its Subsidiaries, taken as a whole. None of the Companies is in breach or violation of any of its certificate of incorporation, by-laws or other organizational documents. The term "Subsidiary" means, with respect to any Person, any corporation or other entity of which 50% or more of the securities or other interests having by their terms ordinary voting power for the election of directors or others performing similar functions with respect to such entity is directly or indirectly owned by such Person. The term "Person" means any natural person, firm, individual, partnership, joint venture, business trust, trust, association, corporation, limited liability company, unincorporated entity or Governmental Entity (as defined in Section 3.4(b)).

     SECTION 3.2 CAPITALIZATION.

          (a) The authorized capital of FEB consists of 600,000 shares of FEB Common Stock, 598,710 of which are issued and outstanding on the date hereof. The authorized capital of BUL consists of 100,000 shares of BULA Common Stock and 300,000 shares of BULB Common Stock of which 86,469 shares of BULA Common Stock and 300,000 shares of BULB Common Stock are issued and outstanding. The authorized capital of BLC consists of 200,000 shares of BLC Common Stock, 120,642 of which are issued and outstanding. All the outstanding shares of each of the Companies' capital stock are duly authorized, validly issued, fully paid and nonassessable.

     SECTION 3.3 AUTHORIZATION; VALIDITY OF AGREEMENT.

          (a) Each of the Companies has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of their stockholders as contemplated by Section 5.3 hereof, to consummate the transactions contemplated hereby. The execution, delivery and performance by the Companies of this Agreement and the consummation by each of the Companies of the transactions contemplated hereby have been authorized by the Boards and, other than approval and adoption of this Agreement by the holders of a majority of the outstanding shares entitled to vote of each of the FEB Common Stock, BUL Common Stock and BLC Common Stock, respectively, no other corporate proceedings on the part of any of the Companies are necessary to authorize the execution, delivery and performance of this Agreement by the Companies and the consummation by each of the Companies of the transactions contemplated hereby. This Agreement has been executed and delivered by each of the Companies and, assuming authorization, execution and delivery of this Agreement by each of the other parties hereto, is a valid and binding obligation of each of the Companies, enforceable against each of the Companies in accordance with its terms, except that such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        (b) The provisions of Section 203 of the DGCL are inapplicable to the transactions contemplated by this Agreement.

     SECTION 3.4 NO VIOLATIONS; CONSENTS AND APPROVALS.

          (a) Neither the execution, delivery and performance of this Agreement by any of the Companies nor the consummation by any of the Companies of the transactions contemplated hereby will (i) violate any provision of the certificate of incorporation or by-laws of any of the Companies, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or to the imposition of any lien) under, or result in the acceleration or trigger of any payment, time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee or other evidence of indebtedness, lease, license, contract, agreement, plan or other instrument or obligation to which any of the Companies is a party or by which any of them or any of their assets may be bound or (iii) conflict with or violate any federal, state, local or foreign order, writ, injunction, judgment, award, decree, statute, law, rule or regulation (collectively, "Laws") applicable to any of the Companies or any of their properties or assets; except in the case of clauses (ii) or (iii) for such conflicts, violations, breaches, defaults or liens which individually and in the aggregate would not have or result in a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby.

          (b) No filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any federal, state, local or foreign court, legislative, executive or regulatory authority or agency (a "Governmental Entity") or any other Person is required in connection with the execution, delivery and performance of this Agreement by any of the Companies or the consummation by any of the Companies of the transactions contemplated hereby, except (i) applicable requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the filing of the Certificates of Merger with the Delaware Secretary of State and (iii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made individually and in the aggregate would not have or result in a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby.

     SECTION 3.5 INFORMATION STATEMENT; SCHEDULE 13E-3.

          (a) The Information Statement (as defined in Section 5.3(b)) (and any amendment thereof or supplement thereto), at the date mailed to stockholders of each of the Companies and at the Effective Time, (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by any of the Companies with respect to statements made in the Information Statement based on information supplied by Webco specifically for inclusion therein.

          (b) The information provided by each of the Companies specifically for use in any Rule 13e-3 Transaction Statement on Schedule 13E-3 required to be filed with the SEC under the Exchange Act and mailed to the stockholders of each of the Companies in connection with the Mergers (theSchedule 13E-3") (and any amendment thereto or supplement thereof), at the date filed with the SEC and at the time mailed to the stockholders of each of the Companies, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF WEBCO AND THE MERGER SUBS

     Webco and each of the Merger Subs, jointly and severally, represent and warrant to each of the Companies, as of the date hereof and as of and at the Closing Date, as follows:

     SECTION 4.1 ORGANIZATION. Webco and each of the Merger Subs is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Webco and each of the Merger Subs has all requisite corporate power and authority to own, lease, use and operate its properties and to carry on its business as it is now being conducted. Webco owns 1,000 shares of each of the Merger Subs and none of the Merger Subs has authorized or issued any other shares.

     SECTION 4.2 AUTHORIZATION; VALIDITY OF AGREEMENT. Webco and each of the Merger Subs has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Webco and each of the Merger Subs of this Agreement and the consummation by Webco and each of the Merger Subs of the transactions contemplated hereby have been duly authorized by the Board of Directors of Webco and each of the Merger Subs and no other corporate proceedings on the part of Webco and each of the Merger Subs other than the vote of their respective stockholders are necessary to authorize the execution, delivery and performance of this Agreement by Webco and each of the Merger Subs and the consummation by Webco and each of the Merger Subs of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Webco and each of the Merger Subs and, assuming due authorization, execution and delivery of this Agreement by each of the Companies, is a valid and binding obligation of Webco and each of the Merger Subs, enforceable against it in accordance with its terms, except that such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Webco is the legal and beneficial owner of 54,161 shares of FEB Common Stock, all of which Webco has the right to vote with respect to the transaction contemplated hereby.

     SECTION 4.3 CONSENTS AND APPROVALS. No filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement by Webco or any of the Merger Subs or the consummation by Webco and the Merger Subs of the transactions contemplated hereby, except (i) applicable requirements under the Exchange Act, (ii) the filing of the Certificates of Merger with the Delaware Secretary of State and
(iii) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made individually and in the aggregate would not have a material adverse effect on the business, results of operations or financial condition of Webco on a consolidated basis, or materially impair or delay the consummation of the transactions contemplated hereby.

                                   ARTICLE V
                                   COVENANTS

     SECTION 5.1 INTERIM OPERATIONS OF THE COMPANIES. The Companies covenant and agree that, except (i) as expressly contemplated by this Agreement or (ii) as agreed to in writing by Webco, after the date hereof and prior to the Effective Time, the business of each of the Companies and their Subsidiaries will be conducted only in the ordinary and usual course, and, in particular: none of the Companies will, directly or indirectly, (a) sell, transfer or pledge or agree to sell, transfer or pledge any of the shares of its capital stock, or any shares of capital stock of any of its Subsidiaries beneficially owned by it; (b) amend its Certificate of Incorporation or By-laws; (c) split, combine or reclassify any of its outstanding shares; (d) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; or (e) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock.

     SECTION 5.2 FURTHER ACTION; REASONABLE EFFORTS.

          (a) Upon the terms and subject to the conditions herein provided, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings. Each of the parties hereto will promptly consult with the other parties with respect to, provide any necessary information that is not subject to legal privilege with respect to, and provide the other parties (or their counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby. Each of the parties hereto will promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If such party receives a request from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.

          (b) Webco, the Merger Subs and each of the Companies will use their respective reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any Governmental Entity.

     SECTION 5.3 ACTION BY WRITTEN CONSENT; INFORMATION STATEMENT.

          (a) As promptly as practicable after the date hereof, Webco and each of the Companies, will exercise written consents with respect to all of the shares of the Merger Subs and each of the Companies owned by it or them in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

          (b) As promptly as practicable after the date hereof, the Companies will prepare and file with the SEC, and Webco and the Merger Subs will cooperate with the Companies in such preparation and filing, a preliminary information statement relating to this Agreement and the transactions contemplated hereby and use their best efforts to furnish the information required to be included by the SEC in the Information Statement and, after consultation with Webco, to respond promptly to any comments made by the SEC with respect to the preliminary information statement and cause a definitive Information Statement (the "Information Statement") to be mailed to their respective stockholders.

          (c) The Companies, Webco and the Merger Subs will cooperate with one another in the preparation and filing of the Schedule 13E-3 and will use all reasonable efforts to promptly obtain and furnish the information required to be included in the Schedule 13E-3 and to respond promptly to any comments or requests made by the SEC with respect to the Schedule 13E-3. Each party hereto will promptly notify the other parties of the receipt of comments of, or any requests by, the SEC with respect to the
     Schedule 13E-3, and will promptly supply the other parties with copies of all correspondence between such party (or its representatives) and the SEC (or its staff) relating thereto. The Companies, Webco and the Merger Subs each will correct any information provided by it for use in the Schedule 13E-3 which will have become, or is, false or misleading.

     SECTION 5.4 NOTIFICATION OF CERTAIN MATTERS.

          (a) Each Company will give prompt notice to Webco and Webco will give prompt notice to each Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would cause any representation or warranty of such Company, or of Webco or any of the Merger Subs, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at the Effective Time and (ii) any material failure of any Company, or Webco or any of the Merger Subs, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          (b) If at any time prior to the Effective Time any event or circumstance relating to any of the Companies or any of their Subsidiaries or affiliates, or their respective officers or directors, should be discovered by any of the Companies that is required to be set forth in a supplement to the Information

     Statement, the Companies will promptly inform Webco, so supplement the Information Statement and mail such supplement to its stockholders. If at any time prior to the Effective Time any event or circumstance relating to Webco or any of the Merger Subs or any of their officers or directors, should be discovered by Webco or any of the Merger Subs that is required to be set forth in a supplement to the Information Statement, Webco will promptly inform the Companies; and upon receipt of such information the Companies will promptly supplement the Information Statement and mail such supplement to its stockholders.

     SECTION 5.5 PUBLICITY. Neither the Companies, Webco, the Merger Subs nor any of their respective affiliates will issue or cause the publication of any press release or other announcement with respect to the Mergers, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law if all reasonable efforts have been made to consult with the other party.

     SECTION 5.6 INDEMNIFICATION. The Surviving Corporations (or any successor to the Surviving Corporations) will indemnify, defend and hold harmless the present directors and officers of each of the Companies and their Subsidiaries against all losses, claims, damages, liabilities, fees and expenses arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted under Delaware law as in effect at the date hereof.

                                   ARTICLE VI
                                   CONDITIONS

     SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGERS. The respective obligation of each party to effect the Mergers will be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the parties hereto in writing, in whole or in part, to the extent permitted by applicable law):

          (a) This Agreement will have been approved and adopted by the affirmative vote or written consent of the holders of a majority of the outstanding shares of FEB Common Stock, BUL Common Stock and BLC Common Stock entitled to vote.

     SECTION 6.2 CONDITIONS TO OBLIGATIONS OF WEBCO AND THE MERGER SUBS TO EFFECT THE MERGERS. The obligations of Webco and the Merger Subs to effect the Mergers are further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

          (a) The representations and warranties of each of the Companies contained in this Agreement will be true and correct in all material respects at and as of the date hereof, and true and correct in all material respects at and as of the Closing Date as if made at and as such time;

          (b) Webco will have received reasonable assurances, in its determination, that its lender will provide funding to finance the Mergers in accordance with the terms of the loan agreement entered into in connection with the Mergers;

          (c) No statute, rule, regulation, order, decree or injunction will have been enacted, entered, promulgated or enforced by a Governmental Entity which prohibits the consummation of the Mergers and will be in effect; and

          (d) There will not have been, since the date hereof, a Material Adverse Effect on any of the Companies.

                                  ARTICLE VII
                                  TERMINATION

     SECTION 7.1 TERMINATION. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a) By the mutual consent of each of Webco and the Companies.

          (b) By either the Companies, on the one hand, or Webco, on the other hand, if:

             (i) the Mergers have not been consummated on or prior to January 31, 1998; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Mergers to occur on or prior to such date;

             (ii) the stockholders of any of the Companies fail to approve and adopt this Agreement and the transactions contemplated hereby; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the stockholders of any of the Companies to approve and adopt this Agreement; or

             (iii) any Governmental Entity will have issued a statute, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the Mergers and such statute, order, decree, regulation or other action will have become final and nonappealable.

     SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof will forthwith be given by the terminating party or parties to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement will forthwith become null and void, and there will be no liability on the part of Webco, the Merger Subs or any of the Companies (except as set forth in this Section 7.2 and Section 8.1 hereof; each which will survive any termination of this Agreement); provided that nothing herein will relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.1 FEES AND EXPENSES. Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby will be paid by the party incurring such expenses.

     SECTION 8.2 AMENDMENT; WAIVER.

          (a) To the fullest extent permitted by law, this Agreement may be amended by the parties hereto at any time before or after approval by the stockholders of the Companies of the matters presented in connection with the Mergers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          (b) At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of any party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, will be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

     SECTION 8.3 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement will survive the Effective Time.

     SECTION 8.4 NOTICES. All notices and other communications hereunder will be in writing and will be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, (c) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, or (d) delivery in person, addressed at the following addresses (or at such other address for a party as will be specified by like notice):

        (a) if to any of the Companies, to:
          Best Lock Corporation
        8900 Keystone Crossing
        Indianapolis, Indiana 46240
        Telephone: (317) 817-0000
        Facsimile: (317) 817-9216
        Attention: General Counsel

        (b) if to Webco or any of the Merger Subs, to:
          Walter E. Best Company, Inc.
        8900 Keystone Crossing
        Indianapolis, Indiana 46240
        Telephone: (317) 817-0000
        Facsimile: (317) 817-9216
        Attention: General Counsel

          in either case, with a copy to:
          Jenner & Block
        One IBM Plaza
        Chicago, Illinois 60611
        Telephone: (312) 222-9350
        Facsimile: (312) 527-0484
        Attention: Craig R. Culbertson

     SECTION 8.5 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference will be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation". The phrase "made available" when used in this Agreement will mean that the information referred to has been made available to the party to whom such information is to be made available. The word "affiliates" when used in this Agreement will have the meaning ascribed to it in Rule 12b-2 under the Exchange Act. The phrase "beneficial ownership" and words of similar import when used in this Agreement will have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.

     SECTION 8.6 HEADINGS. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will be considered one and the same agreement.

     SECTION 8.8 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.6 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 8.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

     SECTION 8.10 GOVERNING LAW. This Agreement will be governed, construed and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     SECTION 8.11 SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR
SERVICE. To the fullest extent permitted by applicable law, Webco irrevocably submits to the jurisdiction of any federal or state court in the State of Delaware, United States of America, in any suit or proceeding based on or arising under this Agreement (solely in connection with any such suit or proceeding), and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Webco irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Webco hereby irrevocably designates and appoints CT Corporation System, the Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, as the authorized agent of Webco upon whom process may be served in any such suit or proceeding.

     SECTION 8.12 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, Webco and the Merger Subs may assign this Agreement to any Subsidiary of Webco or the Merger Subs. No such assignment will relieve either Webco or the Merger Subs of their obligations under this Agreement. Subject to the first sentence of this Section 8.12, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, Webco, the Merger Subs and each of the Companies have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          FRANK E. BEST, INC.

                                          By: /s/ RUSSELL C. BEST

                                            ------------------------------------
                                            Name: Russell C. Best
                                            Title: President

                                          BEST UNIVERSAL LOCK COMPANY

                                          By: /s/ RUSSELL C. BEST

                                            ------------------------------------
                                            Name: Russell C. Best
                                            Title: President

                                          BEST LOCK CORPORATION

                                          By: /s/ RUSSELL C. BEST

                                            ------------------------------------
                                            Name: Russell C. Best
                                            Title: President

                                          WALTER E. BEST COMPANY, INC.

                                          By: /s/ RUSSELL C. BEST

                                            ------------------------------------
                                            Name: Russell C. Best
                                            Title: President

                                          WEBCO ONE, INC.

                                          By: /s/ RUSSELL C. BEST

                                            ------------------------------------
                                            Name: Russell C. Best
                                            Title: President

                                          WEBCO TWO, INC.

                                          By: /s/ RUSSELL C. BEST

                                            ------------------------------------
                                            Name: Russell C. Best
                                            Title: President

                                          WEBCO THREE, INC.

                                          By: /s/ RUSSELL C. BEST

                                            ------------------------------------
                                            Name: Russell C. Best
                                            Title: President

                                  EXHIBIT A-1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              FRANK E. BEST, INC.

                            ------------------------

                    PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                            ------------------------

     Frank E. Best, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The Corporation was originally incorporated under the name Frank E. Best, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on October 26, 1995.

     2. This Restated Certificate of Incorporation restates and integrates and also further amends the Certificate of Incorporation, as heretofore in effect. This Restated Certificate of Incorporation has been proposed by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, and is as follows:

          1. Corporate Name. The name of the corporation (hereinafter, the "Corporation") is FRANK E. BEST, INC.

          2. Registered Office and Agent. The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

          3. Purposes. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted, conducted or carried on by it are as follows:

             To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          4. Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, each with a par value of One Cent ($0.01) per share (hereinafter, the "Capital Stock"). The rights and qualifications, limitations or restrictions of the shares of Capital Stock are as follows:

             (a) Voting Rights. Except as may otherwise be provided by applicable law, each share of Common Stock shall be entitled to vote as one class for election of directors and on all other matters which may be submitted to a vote of stockholders of the Corporation.

             (b) Dividends. Dividends may be declared from time to time on the Common Stock at the discretion of the board of directors of the Corporation and in accordance with the provisions of the General Corporation Law of the State of Delaware.

             (c) Additional Issuances. At any time and from time to time while shares of Common Stock are outstanding, the Corporation may create one or more series or one or more classes of capital stock senior to or on a parity with the shares of Common Stock in payment of dividends or upon liquidation, dissolution or winding up.

          5. Incorporator. The name and mailing address of the incorporator of the Corporation is Carol L. Helfrich, c/o Jenner & Block, One IBM Plaza, Suite 3700, Chicago, Illinois 60611.

                                      A-A-1

          6. Additional Provisions. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, the following additional provisions are set forth and made a part of this Certificate of Incorporation:

             (a) The number of directors which shall constitute the whole board of directors of the Corporation shall be fixed by, or in the manner provided in, the by-laws of the Corporation, but such number may from time to time be increased or decreased in such manner as may be prescribed by the by-laws. The election of directors need not be by ballot.

             (b) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation is expressly authorized and empowered:

                (1) to make, alter, amend and repeal the by-laws of the Corporation, except as otherwise provided or permitted under the General Corporation Law of the State of Delaware and except that any by-law which, in accordance with the provisions of the by-laws, may be altered, amended or repealed only by the stockholders may not be altered, amended or repealed by the directors;

                (2) subject to the applicable provisions of the by-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right, except as conferred by the laws of the State of Delaware, to inspect any account or book or document of the Corporation unless and until authorized so to do by resolution of the board of directors or the stockholders of the Corporation;

                (3) without the assent or vote of the stockholders of the Corporation, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the board of directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

                (4) to determine whether any, and if any, what part, of the surplus of the Corporation or, in the event there shall be no such surplus, of the net profits of the Corporation for the then current fiscal year or the then immediately preceding fiscal year shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such surplus or such net profits;

                (5) to fix from time to time the amount of profits of the Corporation to be reserved as working capital or for any other lawful purpose;

                (6) to establish bonus, profit-sharing or other types of incentive or compensation plans for employees (including officers and directors) of the Corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participation.

        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and the Certificate of Incorporation and the by-laws of the Corporation.

             (c) Any director or any officer elected or appointed by the stockholders or by the board of directors may be removed at any time in such manner as shall be provided in the by-laws of the Corporation.

             (d) Subject to any limitations in the by-laws of the Corporation, the members of the board of directors shall be entitled to reasonable fees, salaries or other compensation for their services and to

                                      A-A-2
        reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

             (e) If the by-laws of the Corporation so provide, the stockholders and board of directors of the Corporation shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of the State of Delaware, outside the State of Delaware at such place or places as may from time to time be designated by the board of directors.

             (f) Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          7. Indemnification and Insurance. The board of directors of the Corporation may, by resolution adopted from time to time, indemnify such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time. The board of directors of the Corporation may, by resolution adopted from time to time, purchase and maintain insurance on behalf of such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time.

          8. Liability of Directors. No directors of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification. Nothing herein shall limit or otherwise affect the obligation or right of the Corporation to indemnify its directors pursuant to the provisions of this Certificate of Incorporation, the by-laws of the Corporation or as may be permitted by the General Corporation Law of the State of Delaware.

          9. Amendment. Any of the provisions of this Certificate of Incorporation may from time to time be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Section 9.

                                      A-A-3

                                  EXHIBIT A-2

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            BEST UNIVERSAL LOCK CO.
                            ------------------------

                    PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                            ------------------------

     Best Universal Lock Co., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The Corporation was originally incorporated under the name Best Universal Lock Co. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on October 26, 1995.

     2. This Restated Certificate of Incorporation restates and integrates and also further amends the Certificate of Incorporation, as heretofore in effect. This Restated Certificate of Incorporation has been proposed by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, and is as follows:

          10. Corporate Name. The name of the corporation (hereinafter, the "Corporation") is BEST UNIVERSAL LOCK CO.

          11. Registered Office and Agent. The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

          12. Purposes. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted, conducted or carried on by it are as follows:

             To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          13. Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, each with a par value of One Cent ($0.01) per share (hereinafter, the "Capital Stock"). The rights and qualifications, limitations or restrictions of the shares of Capital Stock are as follows:

             (a) Voting Rights. Except as may otherwise be provided by applicable law, each share of Common Stock shall be entitled to vote as one class for election of directors and on all other matters which may be submitted to a vote of stockholders of the Corporation.

             (b) Dividends. Dividends may be declared from time to time on the Common Stock at the discretion of the board of directors of the Corporation and in accordance with the provisions of the General Corporation Law of the State of Delaware.

             (c) Additional Issuances. At any time and from time to time while shares of Common Stock are outstanding, the Corporation may create one or more series or one or more classes of capital stock senior to or on a parity with the shares of Common Stock in payment of dividends or upon liquidation, dissolution or winding up.

          14. Incorporator. The name and mailing address of the incorporator of the Corporation is Carol L. Helfrich, c/o Jenner & Block, One IBM Plaza, Suite 3700, Chicago, Illinois 60611.

                                      A-A-4

          15. Additional Provisions. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, the following additional provisions are set forth and made a part of this Certificate of Incorporation:

             (a) The number of directors which shall constitute the whole board of directors of the Corporation shall be fixed by, or in the manner provided in, the by-laws of the Corporation, but such number may from time to time be increased or decreased in such manner as may be prescribed by the by-laws. The election of directors need not be by ballot.

             (b) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation is expressly authorized and empowered:

                (1) to make, alter, amend and repeal the by-laws of the Corporation, except as otherwise provided or permitted under the General Corporation Law of the State of Delaware and except that any bylaw which, in accordance with the provisions of the by-laws, may be altered, amended or repealed only by the stockholders may not be altered, amended or repealed by the directors;

                (2) subject to the applicable provisions of the by-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right, except as conferred by the laws of the State of Delaware, to inspect any account or book or document of the Corporation unless and until authorized so to do by resolution of the board of directors or the stockholders of the Corporation;

                (3) without the assent or vote of the stockholders of the Corporation, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the board of directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

                (4) to determine whether any, and if any, what part, of the surplus of the Corporation or, in the event there shall be no such surplus, of the net profits of the Corporation for the then current fiscal year or the then immediately preceding fiscal year shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such surplus or such net profits;

                (5) to fix from time to time the amount of profits of the Corporation to be reserved as working capital or for any other lawful purpose;

                (6) to establish bonus, profit-sharing or other types of incentive or compensation plans for employees (including officers and directors) of the Corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participation.

        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and the Certificate of Incorporation and the by-laws of the Corporation.

             (c) Any director or any officer elected or appointed by the stockholders or by the board of directors may be removed at any time in such manner as shall be provided in the by-laws of the Corporation.

             (d) Subject to any limitations in the by-laws of the Corporation, the members of the board of directors shall be entitled to reasonable fees, salaries or other compensation for their services and to

                                      A-A-5
        reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

             (e) If the by-laws of the Corporation so provide, the stockholders and board of directors of the Corporation shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of the State of Delaware, outside the State of Delaware at such place or places as may from time to time be designated by the board of directors.

             (f) Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          16. Indemnification and Insurance. The board of directors of the Corporation may, by resolution adopted from time to time, indemnify such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time. The board of directors of the Corporation may, by resolution adopted from time to time, purchase and maintain insurance on behalf of such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time.

          17. Liability of Directors. No directors of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification. Nothing herein shall limit or otherwise affect the obligation or right of the Corporation to indemnify its directors pursuant to the provisions of this Certificate of Incorporation, the by-laws of the Corporation or as may be permitted by the General Corporation Law of the State of Delaware.

          18. Amendment. Any of the provisions of this Certificate of Incorporation may from time to time be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Section 9.

                                      A-A-6

                                  EXHIBIT A-3

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             BEST LOCK CORPORATION
                            ------------------------

                    PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                            ------------------------

     Best Lock Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The Corporation was originally incorporated under the name Automatic Manufacturing Co. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 19, 1928.

     2. This Restated Certificate of Incorporation restates and integrates and also further amends the Certificate of Incorporation, as heretofore in effect. This Restated Certificate of Incorporation has been proposed by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, and is as follows:

          10. Corporate Name. The name of the corporation (hereinafter, the "Corporation") is BEST LOCK CORPORATION.

          11. Registered Office and Agent. The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

          12. Purposes. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted, conducted or carried on by it are as follows:

             To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          13. Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, each with a par value of One Cent ($0.01) per share (hereinafter, the "Capital Stock"). The rights and qualifications, limitations or restrictions of the shares of Capital Stock are as follows:

             (a) Voting Rights. Except as may otherwise be provided by applicable law, each share of Common Stock shall be entitled to vote as one class for election of directors and on all other matters which may be submitted to a vote of stockholders of the Corporation.

             (b) Dividends. Dividends may be declared from time to time on the Common Stock at the discretion of the board of directors of the Corporation and in accordance with the provisions of the General Corporation Law of the State of Delaware.

             (c) Additional Issuances. At any time and from time to time while shares of Common Stock are outstanding, the Corporation may create one or more series or one or more classes of capital stock senior to or on a parity with the shares of Common Stock in payment of dividends or upon liquidation, dissolution or winding up.

          14. Incorporator. The name and mailing address of the incorporator of the Corporation is Carol L. Helfrich, c/o Jenner & Block, One IBM Plaza, Suite 3700, Chicago, Illinois 60611.

                                      A-A-7

          15. Additional Provisions. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, the following additional provisions are set forth and made a part of this Certificate of Incorporation:

             (a) The number of directors which shall constitute the whole board of directors of the Corporation shall be fixed by, or in the manner provided in, the by-laws of the Corporation, but such number may from time to time be increased or decreased in such manner as may be prescribed by the by-laws. The election of directors need not be by ballot.

             (b) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation is expressly authorized and empowered:

                (1) to make, alter, amend and repeal the by-laws of the Corporation, except as otherwise provided or permitted under the General Corporation Law of the State of Delaware and except that any bylaw which, in accordance with the provisions of the by-laws, may be altered, amended or repealed only by the stockholders may not be altered, amended or repealed by the directors;

                (2) subject to the applicable provisions of the by-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right, except as conferred by the laws of the State of Delaware, to inspect any account or book or document of the Corporation unless and until authorized so to do by resolution of the board of directors or the stockholders of the Corporation;

                (3) without the assent or vote of the stockholders of the Corporation, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the board of directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

                (4) to determine whether any, and if any, what part, of the surplus of the Corporation or, in the event there shall be no such surplus, of the net profits of the Corporation for the then current fiscal year or the then immediately preceding fiscal year shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such surplus or such net profits;

                (5) to fix from time to time the amount of profits of the Corporation to be reserved as working capital or for any other lawful purpose;

                (6) to establish bonus, profit-sharing or other types of incentive or compensation plans for employees (including officers and directors) of the Corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participation.

        In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and the Certificate of Incorporation and the by-laws of the Corporation.

             (c) Any director or any officer elected or appointed by the stockholders or by the board of directors may be removed at any time in such manner as shall be provided in the by-laws of the Corporation.

             (d) Subject to any limitations in the by-laws of the Corporation, the members of the board of directors shall be entitled to reasonable fees, salaries or other compensation for their services and to

                                      A-A-8
        reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

             (e) If the by-laws of the Corporation so provide, the stockholders and board of directors of the Corporation shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of the State of Delaware, outside the State of Delaware at such place or places as may from time to time be designated by the board of directors.

             (f) Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation, as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          16. Indemnification and Insurance. The board of directors of the Corporation may, by resolution adopted from time to time, indemnify such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time. The board of directors of the Corporation may, by resolution adopted from time to time, purchase and maintain insurance on behalf of such persons as permitted by the General Corporation Law of the State of Delaware as amended from time to time.

          17. Liability of Directors. No directors of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification. Nothing herein shall limit or otherwise affect the obligation or right of the Corporation to indemnify its directors pursuant to the provisions of this Certificate of Incorporation, the by-laws of the Corporation or as may be permitted by the General Corporation Law of the State of Delaware.

          18. Amendment. Any of the provisions of this Certificate of Incorporation may from time to time be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Section 9.

                                      A-A-9

                                    ANNEX B

December 1, 1997

Board of Directors
Frank E. Best, Inc.
P.O. Box 50444
Indianapolis, IN 46250

Members of the Board:

     We understand that Frank E. Best, Inc. ("FEB" or the "Company"), Best Universal Lock Co. ("BUL") and Best Lock Corporation ("BLC," and collectively, FEB and BUL and BLC are referred to as the "Companies"), have entered into an Agreement and Plan of Merger dated December 1, 1997 (the "Merger Agreement"), pursuant to which Webco One, Inc., Webco Two, Inc. and Webco Three, Inc. which are newly-formed, wholly-owned subsidiaries of Walter E. Best Company, Inc., an Indiana corporation ("Webco"), will be merged with and into FEB, BUL and BLC (the "Merger"), respectively. Pursuant to the Merger Agreement, at the effective time of the Merger each share of common stock, par value $1.00 (the "Common Stock"), of the Company, other than shares held by Webco or any of the Companies (the "Affiliated Stockholders") or held by Dissenting Stockholders (as defined in the Merger Agreement), will be converted into the right to receive $53.55 in cash per share (the "Cash Consideration") in lieu of the fractional shares which would otherwise be issued pursuant to the Merger. You have requested our opinion as to whether the Cash Consideration to be received in the Merger by the stockholders of the Company, other than Affiliated Stockholders or Dissenting Stockholders, is fair from a financial point of view, as of the date hereof, to such stockholders.

     In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. Reviewed the final draft of the Merger Agreement.

          2. Reviewed publicly available business and financial information relating to the Companies that we have deemed relevant including the Companies' annual reports on Form 10-K for the years ended December 31, 1992 through 1996, and the Companies' quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

          3. Reviewed certain information relating to the business of BLC, including earnings, cash flow, and liabilities, prospects for BLC and financial forecasts for the years ending December 31, 1997 through 2001 ("Financial Forecasts") furnished to us by management of BLC.

          4. Visited the headquarters of the Companies and conducted discussions with members of senior management of the Companies concerning the matters described in 2 and 3 above, and other matters concerning the financial condition and business of the Companies we deemed relevant.

          5. Reviewed the historical prices and trading activity for the Common Stock.

          6. Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions we deemed relevant.

          7. Reviewed premiums paid in certain minority interest, going-private transactions we deemed relevant.

          8. Compared certain financial data of BLC with certain financial and securities data of companies deemed similar to BLC or representative of the business sector in which BLC operates.

          9. Performed discounted cash flow analysis on the Financial Forecasts.

          10. Consulted with the Companies' outside tax advisor as to the assumptions concerning taxes set forth below and the application thereof in our analyses.

          11. Reviewed such other financial data, performed such other analyses and considered such other information as we deemed necessary and appropriate under the circumstances.

     We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by the Companies or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of management of the Companies that the information provided has been prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data, reflects the best currently available estimates and judgment of management of the Companies to the expected future financial performance of the Companies, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that the Companies are not a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Merger or a possible subsequent merger of the Companies into Webco.

     In arriving at our opinion, we have not performed any appraisals or valuations of specific assets or liabilities of the Companies and have not been furnished with any such appraisals or valuations, have made no physical inspection of the properties or assets of any of the Companies. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which any of the Companies or their respective affiliates is a party or may be subject, and at the Companies' direction and with their respective consents, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

     For purposes of our analyses and conclusions regarding the Merger we have assumed, and the Companies and their tax advisor have informed us that: (i) the effective tax rates, including the effect of the "dividends received" deduction, utilized in the our analyses were reasonable and appropriately applied; and (ii) the tax structure assumed in our "deemed sale" model is a structure that independent boards of directors seeking to maximize the value received by the stockholders of the Companies in an arms-length sale of the equity interests in the Companies, and an arms-length buyer in such circumstances, would consider appropriate.

     Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the prices at which shares of the Common Stock have traded or at which such shares may trade at any future time.

     We were engaged for the purposes set forth above and not to (i) solicit other purchasers for any of the Companies or alternative transactions to the Merger, or (ii) opine as to, nor does this opinion in any manner address, the Companies' underlying decision to effect the Merger or the structure chosen therefor.

     As a customary part of our investment banking business, we are engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. For our services in rendering this opinion, the Companies will pay us a fee and indemnify us against certain liabilities. In the ordinary course of its business, we and our affiliates may actively trade securities of the Companies for our own account or the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is at the request of and for the benefit of the Board of Directors of the Company in evaluating the Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should act with respect to the Merger, including, without limitation, whether to exercise statutory dissenters' rights.

     On the basis of, and subject to the foregoing, and based upon such other factors as we considered relevant, it is our opinion that, as of the date hereof, the Cash Consideration to be received by the holders of Common Stock of the Company, other than Affiliated Stockholder and Dissenting Stockholders, in the Merger is fair from a financial point of view to such stockholders.

Sincerely,

PIPER JAFFRAY INC.

December 1, 1997

Board of Directors
Best Universal Lock Co.
P.O. Box 50444
Indianapolis, IN 46250

Members of the Board:

     We understand that Frank E. Best, Inc. ("FEB"), Best Universal Lock Co. ("BUL" or the "Company") and Best Lock Corporation ("BLC," and collectively, FEB and BUL and BLC are referred to as the "Companies"), have entered into an Agreement and Plan of Merger dated December 1, 1997 ("Merger Agreement"), pursuant to which Webco One, Inc., Webco Two, Inc. and Webco Three, Inc. which are newly-formed, wholly-owned subsidiaries of Walter E. Best Company, Inc., an Indiana corporation ("Webco"), will be merged with and into FEB, BUL and BLC (the "Merger"), respectively. Pursuant to the Merger Agreement, at the effective time of the Merger (i) each share of Series A common stock, no par value (the "Series A Common Stock"), of the Company and (ii) each share of Series B common stock, no par value (the "Series B Common Stock"), of the Company, other than shares held by Webco or any of the Companies (the "Affiliated Stockholders") or held by Dissenting Stockholders (as defined in the Merger Agreement), will be converted into the right to receive $120.69 in cash per share of Series A Common Stock and $118.12 in cash per share of Series B Common Stock (the "Cash Consideration") in lieu of the fractional shares which would otherwise be issued pursuant to the Merger. You have requested our opinion as to whether the Cash Consideration to be received in the Merger by the stockholders of the Company, other than Affiliated Stockholders or Dissenting Stockholders, is fair from a financial point of view, as of the date hereof, to such stockholders.

     In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. Reviewed the final draft of the Merger Agreement.

          2. Reviewed publicly available business and financial information relating to the Companies that we have deemed relevant including the Companies' annual reports on Form 10-K for the years ended December 31, 1992 through 1996, and the Companies' quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

          3. Reviewed certain information relating to the business of BLC, including earnings, cash flow, and liabilities, prospects for BLC and financial forecasts for the years ending December 31, 1997 through 2001 ("Financial Forecasts") furnished to us by management of BLC.

          4. Visited the headquarters of the Companies and conducted discussions with members of senior management of the Companies concerning the matters described in 2 and 3 above, and other matters concerning the financial condition and business of the Companies we deemed relevant.

          5. Reviewed the historical prices and trading activity for the Series A Common Stock.

          6. Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions we deemed relevant.

          7. Reviewed premiums paid in certain minority interest, going-private transactions we deemed relevant.

          8. Compared certain financial data of BLC with certain financial and securities data of companies deemed similar to BLC or representative of the business sector in which BLC operates.

          9. Performed discounted cash flow analysis on the Financial Forecasts.

          10. Consulted with the Companies' outside tax advisor as to the assumptions concerning taxes set forth below and the application thereof in our analyses.

          11. Reviewed such other financial data, performed such other analyses and considered such other information as we deemed necessary and appropriate under the circumstances.

     We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by the Companies or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of management of the Companies that the information provided has been prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data, reflects the best currently available estimates and judgment of management of the Companies to the expected future financial performance of the Companies, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that the Companies are not a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Merger or a possible subsequent merger of the Companies into Webco.

     In arriving at our opinion, we have not performed any appraisals or valuations of specific assets or liabilities of the Companies and have not been furnished with any such appraisals or valuations, have made no physical inspection of the properties or assets of any of the Companies. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which any of the Companies or their respective affiliates is a party or may be subject, and at the Companies' direction and with their respective consents, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

     For purposes of our analyses and conclusions regarding the Merger we have assumed, and the Companies and their tax advisor have informed us that: (i) the effective tax rates, including the effect of the "dividends received" deduction, utilized in the our analyses were reasonable and appropriately applied; and (ii) the tax structure assumed in our "deemed sale" model is a structure that independent boards of directors seeking to maximize the value received by the stockholders of the Companies in an arms-length sale of the equity interests in the Companies, and an arms-length buyer in such circumstances, would consider appropriate.

     Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the prices at which shares of the Series A Common Stock have traded or at which such shares may trade at any future time.

     We were engaged for the purposes set forth above and not to (i) solicit other purchasers for any of the Companies or alternative transactions to the Merger, or (ii) opine as to, nor does this opinion in any manner address, the Companies' underlying decision to effect the Merger or the structure chosen therefor.

     As a customary part of our investment banking business, we are engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. For our services in rendering this opinion, the Companies will pay us a fee and indemnify us against certain liabilities. In the ordinary course of its business, we and our affiliates may actively trade securities of the Companies for our own account or the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is at the request of and for the benefit of the Board of Directors of the Company in evaluating the Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should act with respect to the Merger, including, without limitation, whether to exercise statutory dissenters' rights.

     On the basis of, and subject to the foregoing, and based upon such other factors as we considered relevant, it is our opinion that, as of the date hereof, the Cash Consideration to be received by the holders of Common Stock of the Company, other than Affiliated Stockholder and Dissenting Stockholders, in the Merger is fair from a financial point of view to such stockholders.

Sincerely,

PIPER JAFFRAY INC.

December 1, 1997

Board of Directors
Best Lock Corporation
P.O. Box 50444
Indianapolis, IN 46250

Members of the Board:

     We understand that Frank E. Best, Inc. ("FEB"), Best Universal Lock Co. ("BUL") and Best Lock Corporation ("BLC," or the "Company" and collectively, FEB and BUL and BLC are referred to as the "Companies"), have entered into an Agreement and Plan of Merger dated December 1, 1997 (the "Merger Agreement"), pursuant to which Webco One, Inc., Webco Two, Inc. and Webco Three, Inc. which are newly-formed, wholly-owned subsidiaries of Walter E. Best Company, Inc., an Indiana corporation ("Webco"), will be merged with and into FEB, BUL and BLC (the "Merger"), respectively. Pursuant to the Merger Agreement, at the effective time of the Merger each share of common stock, no par value (the "Common Stock"), of the Company, other than shares held by Webco or any of the Companies (the "Affiliated Stockholders") or held by Dissenting Stockholders (as defined in the Merger Agreement), will be converted into the right to receive $525.43 in cash per share (the "Cash Consideration") in lieu of the fractional shares which would otherwise be issued pursuant to the Merger. You have requested our opinion as to whether the Cash Consideration to be received in the Merger by the stockholders of the Company, other than Affiliated Stockholders or Dissenting Stockholders, is fair from a financial point of view, as of the date hereof, to such stockholders.

     In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. Reviewed the final draft of the Merger Agreement.

          2. Reviewed publicly available business and financial information relating to the Companies that we have deemed relevant including the Companies' annual reports on Form 10-K for the years ended December 31, 1992 through 1996, and the Companies' quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

          3. Reviewed certain information relating to the business of BLC, including earnings, cash flow, and liabilities, prospects for BLC and financial forecasts for the years ending December 31, 1997 through 2001 ("Financial Forecasts") furnished to us by management of BLC.

          4. Visited the headquarters of the Companies and conducted discussions with members of senior management of the Companies concerning the matters described in 2 and 3 above, and other matters concerning the financial condition and business of the Companies we deemed relevant.

          5. Reviewed the historical prices and trading activity for the Common Stock.

          6. Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions we deemed relevant.

          7. Reviewed premiums paid in certain minority interest, going-private transactions we deemed relevant.

          8. Compared certain financial data of BLC with certain financial and securities data of companies deemed similar to BLC or representative of the business sector in which BLC operates.

          9. Performed discounted cash flow analysis on the Financial Forecasts.

          10. Consulted with the Companies' outside tax advisor as to the assumptions concerning taxes set forth below and the application thereof in our analyses.

          11. Reviewed such other financial data, performed such other analyses and considered such other information as we deemed necessary and appropriate under the circumstances.

     We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by the Companies or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of management of the Companies that the information provided has been prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data, reflects the best currently available estimates and judgment of management of the Companies to the expected future financial performance of the Companies, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that the Companies are not a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Merger or a possible subsequent merger of the Companies into Webco.

     In arriving at our opinion, we have not performed any appraisals or valuations of specific assets or liabilities of the Companies and have not been furnished with any such appraisals or valuations, have made no physical inspection of the properties or assets of any of the Companies. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which any of the Companies or their respective affiliates is a party or may be subject, and at the Companies' direction and with their respective consents, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

     For purposes of our analyses and conclusions regarding the Merger we have assumed, and the Companies and their tax advisor have informed us that: (i) the effective tax rates, including the effect of the "dividends received" deduction, utilized in the our analyses were reasonable and appropriately applied; and (ii) the tax structure assumed in our "deemed sale" model is a structure that independent boards of directors seeking to maximize the value received by the stockholders of the Companies in an arms-length sale of the equity interests in the Companies, and an arms-length buyer in such circumstances, would consider appropriate.

     Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the prices at which shares of the Common Stock have traded or at which such shares may trade at any future time.

     We were engaged for the purposes set forth above and not to (i) solicit other purchasers for any of the Companies or alternative transactions to the Merger, or (ii) opine as to, nor does this opinion in any manner address, the Companies' underlying decision to effect the Merger or the structure chosen therefor.

     As a customary part of our investment banking business, we are engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. For our services in rendering this opinion, the Companies will pay us a fee and indemnify us against certain liabilities. In the ordinary course of its business, we and our affiliates may actively trade securities of the Companies for our own account or the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is at the request of and for the benefit of the Board of Directors of the Company in evaluating the Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should act with respect to the Merger, including, without limitation, whether to exercise statutory dissenters' rights.

     On the basis of, and subject to the foregoing, and based upon such other factors as we considered relevant, it is our opinion that, as of the date hereof, the Cash Consideration to be received by the holders of

Common Stock of the Company, other than Affiliated Stockholder and Dissenting Stockholders, in the Merger is fair from a financial point of view to such stockholders.

Sincerely,

PIPER JAFFRAY INC.

                                    ANNEX C

                EXCERPTS FROM THE GENERAL CORPORATION LAW OF THE
                    STATE OF DELAWARE RELATING TO THE RIGHTS
                           OF DISSENTING STOCKHOLDERS

262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the stockholders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

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

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease.

     Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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